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                                    Filed Pursuant to Rule 424(b)(2)
                                    Commission File No. 333-170232

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee(1)

Tangible Equity Units ("tMEDS")	$250,000,000	$28,650.00

(1)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(To prospectus dated May 7, 2012 (U.S.) and prospectus dated April 19, 2012 (Canadian))

8,800,000 tMEDSSM

Thompson Creek Metals Company Inc. 6.50% tMEDS

We are offering 8,800,000 of our Tangible Equity Units, or "tMEDS." Each tMEDS has a stated amount of $25. Each tMEDS is a unit composed of a prepaid stock purchase contract and a senior amortizing note due May 15, 2015 issued by us, which has an initial principal amount of $4.075312 and a final installment payment date of May 15, 2015.

Unless settled earlier at the holder's option, each purchase contract will automatically settle on the mandatory settlement date of May 15, 2015 and we will deliver a number of shares of our common stock, based on the applicable market value. The applicable market value is the average of the daily volume weighted average prices, of our common stock for the 20 consecutive trading days ending on, and including the third trading day immediately preceding, May 15, 2015. On the mandatory settlement date, each purchase contract will settle, unless earlier settled, as follows (subject to adjustment):

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if the applicable market value is equal to or greater than $5.45, you will receive 4.5855 shares of common stock for each purchase contract;

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if the applicable market value is less than $5.45 but greater than $4.64, you will receive a number of shares of common stock per purchase contract equal to $25, divided by the applicable market value; and

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if the applicable market value is less than or equal to $4.64, you will receive 5.3879 shares of common stock for each purchase contract.

At any time prior to 5:00 p.m., New York City time on the third scheduled trading day immediately preceding May 15, 2015, you may settle any or all of your purchase contracts early and we will deliver you a number of shares of our common stock per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on November 10, 2012, 4.3562, which is 95% of the minimum settlement rate, and (ii) if you settle purchase contracts commencing on November 11, 2012, 4.5855, the minimum settlement rate, subject in either case to adjustment as described under "Description of the purchase contracts—Adjustments to the fixed settlement rates." In addition, if a fundamental change (as defined in this prospectus supplement) occurs and you elect to settle your purchase contracts early in connection with the fundamental change, you will receive a number of shares of our common stock based on the fundamental change early settlement rate, as described herein. Except for cash in lieu of fractional shares, purchase contracts will not entitle holders to any cash distributions.

The amortizing notes will pay you equal quarterly installments of $0.406250 per amortizing note (except for the August 15, 2012 installment payment, which will be $0.424306), which in the aggregate will be equivalent to a 6.50% cash payment per year with respect to each $25 stated amount of tMEDS. The amortizing notes will be our senior unsecured obligations, and will rank equally in right of payment to our existing and future senior indebtedness, including the 7.375% Senior Notes due 2018 and the Senior Notes due 2019 offered concurrently with this offering.

Each tMEDS may be separated into its constituent purchase contract and amortizing note after the initial issuance date of the tMEDS, and the separate components may be combined to recreate a tMEDS.

We will apply to list the tMEDS on the New York Stock Exchange under the symbol "TC PR T." If approved for listing, we expect that the tMEDS will begin trading on the New York Stock Exchange within 30 calendar days after the tMEDS are first issued. However, we will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but may list such separate purchase contracts and separate amortizing notes in the future. Prior to this offering, there has been no public market for the tMEDS.

Our common stock is listed on the New York Stock Exchange under the symbol "TC" and on the Toronto Stock Exchange under the symbol "TCM." We will not be applying to list the tMEDS on the Toronto Stock Exchange. The last reported sale price of our common stock on the New York Stock Exchange on May 4, 2012 was $5.53 per share, and the last reported sale price of our common stock on the Toronto Stock Exchange on May 4, 2012 was C$5.51 per share.

Concurrently with this offering, we are offering $200,000,000 aggregate principal amount of Senior Notes due 2019. The Senior Notes due 2019 are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the offering of Senior Notes due 2019. See "Summary—Concurrent offering."

We have granted the underwriters an option to purchase, within the 13 day period that begins on and includes the date of initial issuance of the tMEDS, up to an additional 1,200,000 tMEDS.

"tMEDS" is a service mark of J.P. Morgan Securities LLC.

Investing in the tMEDS involves risks. See "Risk factors" beginning on page S-21 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement, in conjunction with the prospectus dated May 7, 2012 and filed with the Securities and Exchange Commission, and the prospectus dated April 19, 2012 and filed with the Canadian securities regulatory authorities, permits the distribution of the tMEDS in the United States and Canada, respectively.

None of the Securities and Exchange Commission, any state securities commission, nor any Canadian securities regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public	Underwriting discounts and commissions	Proceeds to us, before expenses

Per tMEDS	$25.0	$0.75	$24.25
Total	$220,000,000	$6,600,000	$213,400,000

We expect that delivery of the tMEDS will be made to purchasers in book-entry form only, through the facilities of The Depository Trust Company on or about May 11, 2012.

Joint book-running managers

J.P. Morgan	Deutsche Bank Securities	RBC Capital Markets

Co-managers

Standard Bank	SOCIETE GENERALE	UBS Investment Bank

May 7, 2012

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and other offering material related to the tMEDS in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by reference" in this prospectus supplement, "Incorporation of certain documents by reference" in the accompanying prospectus and "Where you can find more information" in this prospectus supplement and in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or other offering material to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date hereof. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date on the cover page of those documents.

S-i

Prospectus supplement

Prospectus

S-ii

About this prospectus supplement

This prospectus supplement is a supplement to both the prospectus filed with the Securities and Exchange Commission (the "SEC") on May 7, 2012 (the "U.S. Prospectus") and the prospectus filed with the Canadian securities regulatory authorities in each Canadian province, other than Québec, on April 19, 2012 (the "Canadian Prospectus," and the U.S. Prospectus and the Canadian Prospectus each the "accompanying prospectus," as applicable.) This prospectus supplement and the U.S. Prospectus are part of a registration statement that we filed with the SEC on October 29, 2010 and amended on May 7, 2012, using a "shelf" registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus up to an indeterminate amount, of which this offering is a part.

This prospectus supplement describes the specific terms of the securities we are offering and certain other matters relating to us. The accompanying prospectus gives more general information about the securities we may offer from time to time, some of which does not apply to the securities we are offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement combined with the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

S-iii

 Forward-looking statements

Certain statements in this prospectus supplement and the accompanying prospectus, and in the reports and documents incorporated by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. Forward-looking statements may appear throughout this prospectus supplement and the accompanying prospectus. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the future results expressed, projected or implied by those forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled "Risk factors" and elsewhere in this prospectus supplement and the accompanying prospectus.

These statements include, but are not limited to comments regarding:

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the expected allocation of net proceeds raised under this prospectus supplement;

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the projected construction and development of the Company's Mt. Milligan project;

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estimates of future capital expenditure and other cash needs for operations;

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expectations as to the funding of operations;

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future earnings and the sensitivity of such earnings to molybdenum prices;

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future mineral production;

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estimates of mineral reserves and resources, including estimated mine life and annual production;

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statements with respect to the future financial or operating performance of the Company or its subsidiaries and its projects;

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the expected participation of the Province of British Columbia in the Western Climate Initiative program; and

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acquisition of new projects and the development of the Company's Berg property and Davidson property.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from those

S-iv

made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Although we have attempted to identify those factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus supplement and the accompanying prospectus speak only as of the date of those statements, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

 Market, ranking, industry data and forecasts

This prospectus supplement and the accompanying prospectus include market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon by those sources. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus supplement and the accompanying prospectus.

S-vi

Summary

This summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the tMEDS. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including "Risk factors," the financial information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms "Thompson Creek," the "Company," "we," "our" and "us" refer to Thompson Creek Metals Company Inc. and all of our subsidiaries that are consolidated under generally accepted accounting principles in the United States, or "US GAAP," and all references to "$," "US$" or "U.S. dollars," are to the lawful currency of the United States of America, while all references to "C$" or "Canadian dollars" are to the lawful currency of Canada.

In this prospectus supplement, "Annual Report on Form 10-K" refers to our Annual Report on Form 10-K for the year ended December 31, 2011, and "Quarterly Report on Form 10-Q" refers to our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. For the definitions of mining terms used throughout this prospectus supplement, please refer to the "Glossary of Terms" included in Part I, Items 1 and 2, Business and Properties, in our Annual Report on Form 10-K.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriters' option to purchase additional tMEDS is not exercised.

Our company

We are a growing, diversified, North American mining company. In 2011, we were the fourth largest producer of molybdenum in the Western world, according to CRU International ("CRU"), and have substantial copper and gold reserves. Our principal producing properties are the Thompson Creek open-pit molybdenum mine and concentrator (the "TC Mine") in Idaho, a 75% joint venture interest in the Endako open-pit molybdenum mine, concentrator and roaster (the "Endako Mine") in British Columbia and the Langeloth metallurgical facility (the "Langeloth Facility") in Pennsylvania. We are in the process of constructing our Mt. Milligan mine ("Mt. Milligan") in British Columbia, which will be an open pit copper and gold mine and concentrator. For the twelve months ended March 31, 2012, we generated revenues of $576.0 million, net income of $164.3 million, Adjusted Net Income of $61.2 million and Adjusted EBITDA of $132.9 million. For a reconciliation of our net income to our Adjusted Net Income and Adjusted EBITDA, as well as the calculation of data for the twelve months ended March 31, 2012, see "Summary of financial and operating data."

We are a significant molybdenum supplier to the global steel and chemicals sectors. Molybdenum is used as a ferro-alloy in steels that serve the chemical processing and oil refining industries, power generation, oil well drilling and petroleum and gas pipeline industries. For the twelve months ended March 31, 2012, we sold 35.8 million pounds of molybdenum, 26.6 million of which were from production from our mines (20.5 million from our TC mine and 6.1 million from our Endako Mine) and 9.2 million of which were from third-party product that we purchased, processed and resold.

In October 2010, we acquired Terrane Metals Corp. ("Terrane"), a Canadian exploration and development company. In acquiring Terrane, we enhanced our growth prospects and diversified our asset base of primary molybdenum deposits to include copper and gold from the Mt. Milligan property and exploration opportunities in the other properties acquired. Mt. Milligan is designed to be a conventional truck-shovel open pit mine with a 66,000 ton per day copper flotation processing plant, with estimated average annual production of 81 million pounds of copper and 194,000 ounces of gold over the life of the mine.

Among our principal assets are our ore reserves. At December 31, 2011, consolidated proven and probable reserves for the TC Mine and for our 75% joint venture interest in the Endako Mine totaled 448.8 million pounds of contained molybdenum, with 49.2% of these reserves from the TC Mine and 50.8% from our joint venture interest in the Endako Mine. The consolidated proven and probable reserve estimates for the TC Mine utilized a cut-off grade of 0.030% molybdenum ("Mo") and an average long-term molybdenum price of $12.00 per pound. The consolidated proven and probable reserve estimates for the Endako Mine utilized a cut-off grade of 0.018% Mo and a long-term molybdenum price of $13.50 C$/lb or $12.00 US$/lb using an exchange rate of C$1.125/US$1.00. At December 31, 2011, the consolidated proven and probable reserve for Mt. Milligan totaled 2.1 billion pounds of contained copper and 6 million ounces of contained gold. The open pit was optimized at a $4.10/ton net smelter return cut-off value and incorporates costs for milling, plant services, tailing services and general and administrative charges at $1.60/lb copper, $690/oz gold and a 0.85 US$/C$ exchange rate. See Part I, Item 1 and 2, Business and Properties, of our Annual Report on Form 10-K, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on our mineral reserves.

We also have a copper, molybdenum and silver exploration property located in British Columbia (the "Berg property"), an underground molybdenum exploration property located in British Columbia (the "Davidson property") and two joint venture exploration projects located elsewhere in Canada, one of which is a lead and zinc project (the "Howards Pass property") and the other a gold project (the "Maze Lake property").

Our industry

Molybdenum is an important industrial metal principally used for metallurgical applications as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, toughness and wear- and corrosion-resistance in steels when added as an alloy. Molybdenum is used in major industries including chemical and petro-chemical processing, oil and gas for drilling and pipelines, power generation, and the automotive and aerospace industries. Molybdenum is also widely used in non-metallurgical applications such as catalysts, lubricants, flame-retardants in plastics, water treatment and as a pigment. As a catalyst, molybdenum is used for de-sulfurization of petroleum, allowing high sulfur fuels to meet strict environmental regulations governing emissions. Molybdenum as a high-purity metal is also used in electronics such as flat-panel displays and heat sinks.

The world market for molybdenum consumption was approximately 533.9 million pounds in 2011, as estimated by CRU. Our average realized sales price for molybdenum decreased to $14.74 per pound in the first quarter of 2012 from $17.39 per pound in the first quarter of 2011. Our average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.

The main sources of molybdenum today are found in the United States, Chile, China, Canada, Peru and Mexico. Molybdenum is obtained from two different types of mines: primary mines where molybdenum occurs alone and by-product mines where the metal occurs with copper sulfide minerals. According to CRU, in 2011, 50% of the world's molybdenum supply came from primary mines, such as ours, 48% from by-product mines and the balance of production came from recoveries from catalysts.

Copper is a malleable and ductile metallic element that is an excellent conductor of heat and electricity as well as being corrosion-resistant and antimicrobial. Copper's end-use markets include construction, electrical applications, industrial machinery, transportation and consumer goods. A combination of mine production and recycled scrap material make up the annual copper supply. The key copper producing countries are Chile, Peru, the United States, Canada, Mexico, China, Australia, Indonesia and Zambia. Copper demand is closely associated with global industrial production.

Gold is a precious and finite natural commodity generally used for fabrication or as an investment. The primary sources of gold supply are a combination of current mine production, recycled gold and draw-down of existing gold stocks held by governments, financial institutions, industrial organizations and private individuals. The gold price, while affected by factors of demand and supply, has historically been significantly affected by macroeconomic factors, such as inflation, changes in interest rates, exchange rates, reserve policy by central banks and by global political and economic events.

Our strengths

Leading producer with long-lived reserves in geopolitically stable jurisdictions

In 2011, we were the fourth largest producer of molybdenum in the Western world (which we define as the world other than China, the former Soviet Union and Eastern Europe), according to CRU, diversified with substantial copper and gold reserves. Our operations are supported by long-lived reserves and strong future growth opportunities. At December 31, 2011, consolidated proven and probable reserves for the TC Mine and for our 75% joint venture interest in the Endako Mine totaled 448.8 million pounds of contained molybdenum. At December 31, 2011, the consolidated proven and probable reserve for Mt. Milligan totaled 2.1 billion pounds of contained copper and 6 million ounces of contained gold. See Part I, Item 1 and 2, Business and Properties, of our Annual Report, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on our mineral reserves. These reserves support estimated mine lives of 15 and 18 years, respectively, at our TC Mine and Endako Mine and 22 years at our Mt. Milligan copper and gold property. We believe we have an excellent environmental, health and safety record and are a long-term and reliable supplier to the customers we serve. All of our operations are located in the United States and Canada, which have historically been politically stable, mining-friendly jurisdictions.

Attractive project pipeline with strong near term growth and diversification opportunities

We expect the development of Mt. Milligan to significantly enhance our growth prospects and diversify our business. Upon achieving full scale production at Mt. Milligan, we expect to produce an average of 89 million pounds of copper and 262,000 ounces of gold annually during years 1 through 6 of production and an average of 81 million pounds of copper and 194,000 ounces of gold annually over the life of the mine, representing significant incremental growth from our existing operations.

The exploration potential at Mt. Milligan, the other properties acquired in the Terrane acquisition, the TC Mine and the Endako Mine provide additional long-term growth opportunities for the Company. We believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits. We also believe there are opportunities to expand the resource base at both the TC Mine and Endako Mine. We acquired the copper, molybdenum and silver deposit at the Berg property in British Columbia as part of the Terrane acquisition. The Berg property is an attractive development property that potentially expands our molybdenum production and also furthers our diversification efforts. We also own an attractive molybdenum development opportunity at our Davidson property and joint venture interests in the Howards Pass property and Maze Lake property, all of which are early stage exploration properties.

Proven operating history

Our TC Mine and Endako Mine began operations in 1983 and 1965, respectively. Our Langeloth facility began operations in 1924. We have experienced mine staff and managers at each of our operations and maintain a good relationship with the communities in which we operate. We have successfully managed our business through a number of economic downturns. In fiscal 2008 and 2009, we aligned production with demand, reduced our workforce and suspended development projects while maintaining our operations. As a result, we generated positive operating income and significant operating cash flow in fiscal years 2008, 2009 and 2010. By maintaining our operations through the downturn when our average annual realized molybdenum selling price fell from $30.04 in 2008 to $11.28 in 2009, we were able to respond quickly when our end markets recovered, and we reported record production and sales volumes in 2010 and 2011. Our strong balance sheet in 2010 enabled us to strategically diversify our business and enhance our growth prospects with the acquisition of Terrane.

We have significant operating and development experience in Canada, and we believe that our track record in the region and familiarity with the mineralization and ore bodies mitigates the operating risk associated with developing Mt. Milligan. In March 2012, we completed a mill expansion project at our Endako Mine. We believe the completion of the Endako mill expansion demonstrates our ability to successfully complete the development and construction of the Mt. Milligan mine and mill processing plant in the same province of Canada.

The development of the Mt. Milligan mine and the construction of the processing plant are proceeding in accordance with the planned schedule. All but one major contract has been awarded, major concrete pours are 60% complete, steel erection for the concentrator has commenced, and the tailings storage facility construction remains on schedule. The engineering by the Engineering, Procurement and Construction Management joint venture is 95% complete, procurement is 95% complete and construction is 44% complete. The current status of the Mt. Milligan project is consistent with our original construction and development timeline and is on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013.

Favorable industry dynamics

We expect that growth in demand for molybdenum and copper will outpace the growth in production in the near to medium term, resulting in a favorable operating environment. We believe that the supply of molybdenum and copper will be constrained due primarily to delays in the development of new reserves resulting from increasingly stringent permitting processes, environmental regulations, financing constraints and the suspension of development during the recent economic downturn. We expect demand for gold to continue to be driven by the global investment community and central bank actions. Underinvestment in the exploration of new gold reserves could continue to support attractive trends in the gold market as our Mt. Milligan property reaches commercial production.

Attractive end-markets with sound long-term growth fundamentals

We are a significant molybdenum supplier to the global steel and chemicals sectors and have substantial copper and gold reserves. Molybdenum is used as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, roughness and wear-and-corrosion resistance in steels when added as an alloy. Molybdenum is used in major industries, including chemical and petrochemical processing, oil and gas for drilling pipelines, power generation, and the automotive and aerospace industries. Copper is a critical component of infrastructure, electronics and consumer goods. We believe that we are well positioned in the global molybdenum market and will be a meaningful participant in the global copper trade, particularly as the demand for steel and copper grows due to economic wealth creation in developing countries and economic recovery in developed markets. Molybdenum is used as a catalyst in the de-sulphurization and de-metallization of crude oil. We expect the use of molybdenum as a refining catalyst to increase due to increasingly stringent environmental regulations governing emissions and the relatively high sulfur content in new sources of crude oil. We expect our development of Mt. Milligan to help provide stability during economic downturns as the gold market has historically been countercyclical to global industrial trends.

Experienced management team

We have a highly experienced management team with a successful track record of profitable growth, expanding and developing new reserves, effectively integrating acquisitions, managing significant operations, proactively managing through cyclical markets and effectively managing environmental, health and safety compliance. Our executive team is complemented by seasoned general managers, mining engineers and project managers at our producing mines and development properties. We employ a team of project managers that specialize in mining, greenfield development and mill construction that has a deep familiarity developing mineral resources. Our senior executive and operating leadership has an average of over 25 years of mining industry experience, including operating and constructing molybdenum, copper and gold mining properties.

Our business strategy

Enhance growth profile and diversification

We recently completed one, and are currently developing another, strategic project that we expect will significantly enhance our growth prospects and diversify our revenue streams and mining properties. In March 2012, we completed a mill expansion project at our Endako Mine. The Endako mill expansion project included the construction of a new mill which replaced the existing mill constructed in the 1960s. The new mill is designed to increase ore-processing capacity from the existing 31,000 tons per day to 55,000 tons per day. The mill is regularly meeting its design capacity throughput of approximately 55,000 tons per day. In addition, the development of the Mt. Milligan mine and the construction of the processing plant are proceeding in accordance with the planned schedule. The current status of the Mt. Milligan project is on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013. We expect significant growth in revenue and cash flow from the expected commencement of commercial copper and gold production from the Mt. Milligan project. When Mt. Milligan is in full production, we ultimately expect its contribution to our production and revenues to approach the scale of our current operations at that time, subject to changes in commodity prices, industry conditions and other factors.

Maintain financial flexibility

Our objective is to maintain financial flexibility as we develop Mt. Milligan by maintaining sufficient cash balances and adequate capacity on our revolving credit facility. We are committed to managing our operations and financial profile to maximize cash flow and shareholder value and position us for profitable growth. We generated cash flow from operating activities of $129.2 million in the twelve months ended March 31, 2012, and our cash balance at March 31, 2012 was $162.7 million. As of March 31, 2012, we had availability under our revolving credit facility of $275.5 million (after giving effect to $24.5 million of outstanding letters of credit), and we entered into a $132.0 million equipment financing facility in March 2011 to finance the purchase of mining equipment for use at Mt. Milligan, of which $8.2 million was utilized in the fourth quarter of 2011. We are also party to an agreement with Royal Gold, Inc., pursuant to which Royal Gold has the right to purchase an aggregate of 40% of the payable ounces of gold produced from Mt. Milligan for an aggregate investment of $581.5 million, plus the lower of $435 per ounce or the prevailing market rate when the gold is delivered. We believe our cash balance, the cash we generate from our operations, our availability under our credit facilities, the proceeds from this offering and the concurrent notes offering and our other sources of liquidity give us sufficient flexibility in operating our business and pursuing our growth strategy.

Grow organically by developing our other mining deposits

We have an attractive project development pipeline at various stages of evaluation. We believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits. We also believe there are opportunities to expand the resource base at both the TC Mine and Endako Mine. Our Berg property is an attractive development property with substantial copper, molybdenum and silver resources. In addition to the Berg property, we also have the flexibility to explore our Davidson property and benefit from our joint venture interests in the Maze Lake and Howards Pass properties, all of which are early stage exploration properties.

Grow through acquisitions

We continually evaluate strategic acquisition opportunities to further increase our scale in molybdenum and diversify our mineral portfolio into other base metals. Our priority is to consider acquisitions that are accretive to cash flow, have synergy potential and are located in jurisdictions that we consider to be geopolitically stable. We measure acquisition opportunities in order to increase shareholder value and position our Company for profitable growth.

The Transactions

The offering of the tMEDS is part of a larger financing transaction to provide additional funds for the continuing development of our Mt. Milligan copper and gold property. Concurrently with the offering of the tMEDS, we are offering $200,000,000 aggregate principal amount of senior unsecured notes due 2019 (the "Senior Notes due 2019"). The Senior Notes due 2019 are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the offering of Senior Notes due 2019.

Concurrently with the closing of this offering, we will enter into an amendment to our revolving credit facility (the "Credit Facility Amendment"). The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the issuance of the tMEDS and the Senior Notes due 2019, and the effectiveness of the Credit Facility Amendment is conditioned upon the consummation of this offering and the concurrent offering of Senior Notes due 2019. The Credit Facility Amendment will suspend the consolidated leverage ratio and consolidated interest coverage ratio tests from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013, but will provide that we must satisfy (i) a consolidated secured leverage ratio test as of June 30, 2012 through December 31, 2013 by maintaining a ratio of consolidated secured total debt to consolidated EBITDA of 3.00 to 1.00 or less and (ii) a minimum liquidity test of $75,000,000 at end of the fiscal quarter until the completion of the Mt. Milligan project. See "Description of other indebtedness and deferred revenue—Revolving credit facility" for more information about the Credit Facility Amendment.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent offering of Senior Notes due 2019.

In this prospectus supplement, we refer to the offering of the tMEDS, the offering of the Senior Notes due 2019 and the Credit Facility Amendment collectively as the "Transactions."

We were organized as a corporation under the laws of Ontario, Canada in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle Suite 810, Littleton, Colorado, and our telephone number is (303) 761-8801. Our web site is located at http://www.thompsoncreekmetals.com. Information contained on our web site is not a part of this prospectus supplement or the accompanying prospectus, and you should only rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus when making a decision as to whether or not to invest in the tMEDS.

The offering

The summary below describes the principal terms of the tMEDS, the purchase contracts and the amortizing notes. Many of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms and conditions of the tMEDS and our common stock issuable upon settlement of the purchase contracts, if any, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including, without limitation, the sections of this prospectus supplement entitled "Risk factors," "Description of the tMEDS," "Description of the purchase contracts," "Description of the amortizing notes" and the section of the accompanying prospectus entitled "Description of capital stock."

Issuer	Thompson Creek Metals Company Inc., a British Columbia, Canadian corporation
Number of tMEDS offered	8,800,000 tMEDS (or 10,000,000 tMEDS if the underwriters exercise their option to purchase additional tMEDS in full).
Stated amount and initial offering price of each tMEDS	$25 for each tMEDS.
Components of each tMEDS	Each tMEDS is a unit composed of two parts:
• a prepaid stock purchase contract (a "purchase contract"); and
• a senior amortizing note (an "amortizing note").

Unless settled earlier at the holder's option, each purchase contract will automatically settle on May 15, 2015 (the "mandatory settlement date"), and Thompson Creek will deliver not more than 5.3879 shares of Thompson Creek common stock and not less than 4.5855 shares of Thompson Creek common stock, subject to adjustment, based upon the applicable settlement rate and applicable market value of its common stock, as described below under "Description of the purchase contracts—Delivery of common stock."

No fractional shares of Thompson Creek common stock will be issued to holders upon settlement of purchase contracts. In lieu of fractional shares, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares, the purchase contract holders will not receive any cash distributions under the purchase contracts.

Each amortizing note will have an initial principal amount of $4.075312, bear interest at the annual rate of 11.68% and have a final installment payment date of May 15, 2015. On each February 15, May 15, August 15 and November 15, commencing on August 15, 2012, Thompson Creek will pay equal quarterly installments of $0.406250 on each amortizing note (except for the August 15, 2012 installment payment, which will be $0.424306 per amortizing note). Each installment will constitute a payment of interest and a partial repayment of principal, allocated as set forth on the amortization schedule set forth under "Description of the amortizing notes—Amortization schedule."

The return to an investor on a tMEDS will depend upon the return provided by each component. The overall return will consist of the value of the shares of Thompson Creek common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.
Each tMEDS may be separated into its components
Each tMEDS may be separated into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tMEDS to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date. Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as tMEDS. See "Description of the tMEDS—Separating and Recreating tMEDS."
A tMEDS may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a tMEDS. See "Description of the tMEDS—Separating and Recreating tMEDS."
Trading
Thompson Creek will apply to list the tMEDS on the New York Stock Exchange under the symbol "TC PR T." If approved for listing, Thompson Creek expects that the tMEDS will begin trading on the New York Stock Exchange within 30 calendar days after the tMEDS are first issued. However, Thompson Creek will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but Thompson Creek may list such separate purchase contracts and separate amortizing notes in the future as described under "Description of the tMEDS—Listing of securities." Prior to this offering, there has been no public market for the tMEDS.

Symbol of Thompson Creek common stock on the New York Stock Exchange	"TC"
U.S. federal tax considerations
Although there is no authority directly on point, we believe each tMEDS will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, and the amortizing notes will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder of tMEDS will be treated as if it held each component of tMEDS for U.S. federal income tax purposes. By acquiring a tMEDS, you will agree to treat (i) a tMEDS as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. tax purposes. If, however, the components of a tMEDS were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein. See "Certain material United States federal income tax considerations."

Holders should consult their tax advisors regarding the tax treatment of an investment in tMEDS and whether a purchase of a tMEDS is advisable in light of the investor's particular tax situation and the tax treatment described under "Certain material United States federal income tax considerations."
Canadian federal tax considerations
Although there is no authority directly on point and therefore the issue is not entirely free from doubt, we believe each tMEDS should be treated as being composed of two separate properties for Canadian federal income tax purposes. Under this treatment, a holder of tMEDS will be treated as if it held each component of the tMEDS for Canadian federal income tax purposes. By acquiring a tMEDS, you will agree to treat a tMEDS as two separate properties, namely, indebtedness of the Company represented by an amortizing note and an equity purchase contract. If, however, the components of a tMEDS were treated as a single instrument, the Canadian federal income tax consequences could differ from the consequences described herein. See "Certain material Canadian federal income tax considerations."
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $212.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or $241.1 million if the underwriters exercise their option to purchase additional tMEDS in full). In addition, we estimate that the net proceeds from the concurrent offering of Senior Notes due 2019 will be approximately $194.6 million.

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent offering of Senior Notes due 2019, cash from operations and funds from prior financing arrangements, to complete construction of our Mt. Milligan copper-gold mine.

We are undertaking this offering and the concurrent offering of Senior Notes due 2019 to provide additional funding for Mt. Milligan. However, the concurrent offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the concurrent offering of Senior Notes due 2019. If the net proceeds of the concurrent offering of Senior Notes due 2019 are less than $194.6 million or if we fail to complete the offering of Senior Notes due 2019, we may need additional financing in the future to complete the construction and development of Mt. Milligan and for other expenditures. Failure to obtain any such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties, and reduce or terminate our operations. We may be unable to obtain additional debt or equity financing on terms acceptable to us to meet these requirements, or at all. If we fail to obtain such financing, our growth prospects, results of operations and financial condition may be adversely affected.
Concurrent offering
Concurrently with this offering, we are offering $200,000,000 aggregate principal amount of Senior Notes due 2019. The Senior Notes due 2019 are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the offering of Senior Notes due 2019.
The Purchase Contracts
Mandatory settlement date	May 15, 2015
Mandatory settlement
On the mandatory settlement date, unless such purchase contract has been settled earlier at the holder's option, each purchase contract will automatically settle and Thompson Creek will deliver a number of shares of its common stock, based on the applicable settlement rate.

Settlement rate	The "settlement rate" for each purchase contract will be not more than 5.3879 shares of Thompson Creek common stock and not less than 4.5855 shares of Thompson Creek common stock, in each case subject to adjustment as described herein, depending on the applicable market value of Thompson Creek common stock, calculated as described below.

•

If the applicable market value is equal to or greater than $5.45 (the "threshold appreciation price"), you will receive 4.5855 shares of common stock per purchase contract (the "minimum settlement rate").

•

If the applicable market value is greater than $4.64 (the "reference price"), but is less than the threshold appreciation price, you will receive a number of shares of common stock per purchase contract equal to $25, divided by the applicable market value.

• If the applicable market value is less than or equal to the reference price, you will receive 5.3879 shares of common stock per purchase contract (the "maximum settlement rate").

Each of the maximum settlement rate and the minimum settlement rate, and the reference price and the threshold appreciation price, is subject to adjustment as described below under "Description of the purchase contracts—Adjustments to the fixed settlement rates." The "applicable market value" means the average of the daily VWAPs (as defined herein) of Thompson Creek common stock for the 20 consecutive trading days ending on, and including, the third trading day immediately preceding the mandatory settlement date.
The reference price is $4.64.
The threshold appreciation price, which is initially approximately $5.45, represents a 17.5% appreciation over the reference price.

The following table illustrates the settlement rate per purchase contract and the value of Thompson Creek common stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Thompson Creek Common Stock	Settlement Rate	Value of Thompson Creek Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than or equal to $4.64	5.3879 shares	Less than $25
Greater than $4.64 but less than $5.45	Number of shares equal to $25, divided by the applicable market value	$25
Equal to or greater than $5.45	4.5855 shares	Greater than $25

Early settlement at your election	At any time prior to 5:00 p.m., New York City time on the third scheduled trading day immediately preceding the mandatory settlement date, you may settle any or all of your purchase contracts early, in which case Thompson Creek will deliver a number of shares of its common stock per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on November 10, 2012, 4.3562, which is 95% of the minimum settlement rate, and (ii) if you settle purchase contracts commencing on November 11, 2012, the minimum settlement rate, subject in either case to adjustment as described under "Description of the purchase contracts—Adjustments to the fixed settlement rates." For the avoidance of doubt, the preceding sentence shall have no effect on the fundamental change early settlement rate. The market value of Thompson Creek common stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contract prior to 5:00 p.m., New York City time on to the third scheduled trading day immediately preceding the mandatory settlement date is subject to the delivery of your purchase contract.

Upon early settlement of a purchase contract that is a component of a tMEDS at your election, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early settlement at your election upon a fundamental change	In addition, if a "fundamental change" (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of Thompson Creek common stock based on the "fundamental change early settlement rate" as described under "Description of the purchase contracts—Early settlement upon a fundamental change."

Upon early settlement of a purchase contract that is a component of a tMEDS at your election in connection with a fundamental change, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early in connection with such fundamental change.
The Amortizing Notes
Initial principal amount of each amortizing note	$4.075312.
Installment payments
Each quarterly installment payment of $0.406250 (except for the August 15, 2012 installment payment, which will be $0.424306) will be paid in cash and will constitute a payment of interest and a partial repayment of principal, computed at a rate of 11.68% per year. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under "Description of the amortizing notes—Amortization schedule."
Installment payment dates	Each February 15, May 15, August 15 and November 15, commencing on August 15, 2012, with a final installment payment date of May 15, 2015.
Ranking of the amortizing notes
The amortizing notes will be senior unsecured obligations of Thompson Creek and will rank equally in right of payment to Thompson Creek's existing and future senior indebtedness, including the 7.375% Senior Notes due 2018 and the Senior Notes due 2019 offered concurrently with this offering. The amortizing notes will rank senior to all of Thompson Creek's existing and future unsecured subordinated indebtedness. We may issue additional series of debt securities that rank pari passu with the amortizing notes.
No guarantees	The amortizing notes will not be guaranteed by any of our subsidiaries.

Additional amounts	All payments made with respect to the amortizing notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, unless required by law. If we are so required to withhold or deduct any taxes imposed under the laws of Canada or any jurisdiction in which we are then incorporated, engaged in business or resident for tax purposes or any jurisdiction through which payment is made by or on behalf of us, we will pay such additional amounts as necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted, subject to certain exceptions. See "Description of the amortizing notes—Payment of additional amounts."

Risk factors

In evaluating an investment in the tMEDS, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under "Risk factors" for risks involved with an investment in the tMEDS.

Summary of financial and operating data

The following summary consolidated financial and operating data as of and for the years ended December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus supplement and the accompanying prospectus.

The summary consolidated financial data as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 have been derived from our unaudited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus supplement and the accompanying prospectus, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

The summary consolidated financial data for the twelve months ended March 31, 2012 have been calculated by adding our historical financial data for the year ended December 31, 2011 and the three months ended March 31, 2012 and subtracting our historical financial data for the three months ended March 31, 2011.

Our results for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the entire year. Historical results are not necessarily indicative of results that may be expected for any future period. You should read this summary financial data together with our Annual Report on Form 10-K and our audited and unaudited consolidated financial statements, including the accompanying notes, all incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three months ended		Twelve months ended March 31, 2012(1)
				Year ended December 31,
	March 31, 2012	March 31, 2011
(US dollars in millions)				2011	2010	2009

Statement of operations data:
Revenues:
Molybdenum sales	$109.6	$202.4	$559.1	$651.9	$578.6	$361.9
Tolling, calcining and other	4.0	4.3	16.9	17.2	16.2	11.5

Total revenues	113.6	206.7	576.0	669.1	594.8	373.4
Costs and expenses:
Cost of sales:
Operating expenses	102.4	98.0	404.8	400.4	315.5	241.3

Depreciation, depletion and amortization	16.8	18.4	65.5	67.1	49.9	43.4

Total cost of sales	119.2	116.4	470.3	467.5	365.4	284.7
Selling and marketing	1.5	2.4	7.0	7.9	7.7	6.2
Accretion expense	0.5	0.5	1.9	1.9	1.5	1.4
General and administrative	8.1	7.9	28.5	28.3	23.5	25.1
Acquisition costs	—	—	—	—	12.9	—
Exploration	0.8	3.6	11.4	14.2	9.4	6.3

Total costs and expenses	130.1	130.8	519.1	519.8	420.4	323.7

Operating income	(16.5)	75.9	56.9	149.3	174.4	49.7
Other (income) expense	(5.5)	(65.0)	(94.5)	(154.0)	40.5	103.7
Income and mining taxes	(12.1)	12.0	(12.9)	11.2	20.2	2.0

Net income (loss)	$1.1	$128.9	$164.3	$292.1	$113.7	$(56.0)

	As of March 31,	As of December 31,
(US dollars in millions)	2012	2011	2010	2009

Balance sheet data:
Cash and cash equivalents	$162.7	$294.5	$316.0	$158.5
Short-term investments	—	—	—	353.0
Total assets	3,083.1	2,994,2	2,317.7	1,344.6
Total debt (including capital lease obligations)	373.2	374.9	22.0	12.9
Total liabilities	1,323.2	1,264.7	887.8	359.2
Total shareholders' equity	$1,759.9	$1,729.5	$1,429.9	$985.4

	Three months ended March 31,
				Twelve months ended March 31, 2012(1)
					Year ended December 31,
(US dollars in millions except ratio)
	2012		2011		2011	2010	2009

Other financial data:
Cash generated by operating activities	$3.1		$76.6	$129.2	$202.7	$157.4	$105.9
Capital expenditures	187.9		92.9	781.6	686.6	213.7	66.1
Adjusted Net Income(2)	1.2		62.9	61.2	122.9	163.3	37.4
Adjusted EBITDA(2)	$2.6		$96.8	$132.9	$227.1	$247.2	$104.0
Ratio of total debt as adjusted for the Transactions to Adjusted EBITDA for the twelve months ended March 31, 2012(3)	n/a		n/a	4.6x	n/a	n/a	n/a
Ratio of earnings to fixed charges		(4)	109.4	29.0	59.3	134.9		(4)

(1)   Our presentation of financial information for the twelve months ended March 31, 2012 is not in accordance with US GAAP. We believe the presentation of this information is useful to investors, many of whom evaluate our operations and performance on a trailing twelve-month basis. However, our financial information for the twelve months ended March 31, 2012 is not necessarily indicative of the results that may be expected for any future twelve-month period.

(2)   Adjusted Net Income represents, for the periods shown, net income (loss) before unrealized (gain) loss on common stock warrants. EBITDA represents net income excluding interest expense (net of interest income), income and mining taxes, depreciation and depletion and amortization. Adjusted EBITDA represents EBITDA excluding unrealized gains and losses on common stock warrants, gains/losses on foreign exchange, stock-based compensation, accretion expense and acquisition costs. We believe that the presentation of Adjusted Net Income, EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash or unusual items that we do not expect to continue at the same level in the future, or other items that we do not believe to be reflective of our ongoing operating performance.

Adjusted Net Income, EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with US GAAP and should not be considered as substitutes for operating income, net income (loss) or cash generated by operating activities computed in accordance with US GAAP. Adjusted Net Income, EBITDA and Adjusted EBITDA have limitations as analytical tools. Some of the limitations are:

•
Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•
Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•
EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In particular, as a company in the mining business, we record the depletion of our mineral reserves as we extract minerals from our mines, but we expect to use cash in the future to acquire other mineral reserves in the ordinary course of our business;

•
although accretion expense is a non-cash charge, this represents the accretion of the liability related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. Adjusted EBITDA does not reflect any cash requirements for such reclamation activities, as those will occur upon the closing of each mine; and

•
other companies in our industry may calculate Adjusted Net Income, EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted Net Income, EBITDA and Adjusted EBITDA should not be considered measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our US GAAP results and using Adjusted Net Income, EBITDA and Adjusted EBITDA only supplementally. We further believe that our presentation of these US GAAP and non-GAAP financial measurements provide information that is useful to investors because they are important indicators of the strength of our operations and the performance of our core business.

A reconciliation of net income (loss) to Adjusted Net Income is provided below.

	Three months ended		Twelve months ended March 31, 2012
				Year ended December 31,
	March 31, 2012	March 31, 2011
(US dollars in millions)				2011	2010	2009

Net income (loss)	1.1	$128.9	164.3	$292.1	$113.7	$(56.0)
Change in fair value of common stock warrants(a)	0.1	(66.0)	(103.1)	(169.2)	49.6	93.4

Adjusted Net Income	1.2	$62.9	61.2	$122.9	$163.3	$37.4

(a)   Represents the non-cash (gains) losses recorded with respect to our outstanding common stock purchase warrants described in note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus due to the increase or decrease in the fair value of the warrants in U.S. dollar terms associated with fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar. Because the strike price of the warrants is denominated in Canadian dollars but our reporting currency is U.S. dollars, we are required under guidance issued by the Emerging Issues Task Force to record changes in the fair value of the warrants on our statement of operations. Other than C$0.4 million of consideration to be paid, estimated as of March 31, 2012, pursuant to the arrangement related to the Terrane warrants, a cash payment will never be required to settle the warrants. Accordingly, we do not consider gains or losses on the warrants in the evaluation of our financial performance.

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is provided below.

			Twelve months ended
	Three months ended
				Year ended December 31,
	March 31, 2012	March 31, 2011	March 31, 2012
(US dollars in millions)				2011	2010	2009

Net income (loss)	$1.1	$128.9	$164.3	$292.1	$113.7	$(56.0)
Interest, net, and finance fees	1.3	0.9	3.5	3.1	(0.6)	(0.3)
Income and mining taxes	(12.1)	12.0	(12.9)	11.2	20.2	2.0
Depreciation, amortization and depletion	16.8	18.4	65.5	67.1	49.9	43.4

EBITDA	7.1	160.2	220.4	373.5	183.2	(10.9)
Accretion expense(a)	0.5	0.5	1.9	1.9	1.5	1.4
Acquisition costs(b)	—	—	—	—	12.9	—
Stock-based compensation	1.5	1.8	7.5	7.8	7.4	9.2
(Gain) loss on foreign exchange(c)	(6.6)	0.3	6.2	13.1	(7.4)	10.9
Change in fair value of common stock warrants(d)	0.1	(66.0)	(103.1)	(169.2)	49.6	93.4

Adjusted EBITDA	$2.6	$96.8	$132.9	$227.1	$247.2	$104.0

(a)   Represents the accretion of the interest related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. However, we may incur cash costs at the end of the life of each mine to discharge these asset retirement obligations. See notes 2 and 12 to our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

(b)   Represents the costs of the Terrane acquisition. See note 4 to our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

(c)    Represents the foreign exchange gains and losses related to cash positions in a currency other than the functional currency of Thompson Creek or one of its subsidiaries, settlements of intercompany notes in a currency other than the functional currency of Thompson Creek or one of its subsidiaries and foreign exchange derivative instruments. These gains and losses vary in each period depending on fluctuations in the exchange rate between U.S. dollars and Canadian dollars, and we have added them back in calculating Adjusted EBITDA because we do not believe they reflect the cash requirements of our ongoing operations.

(d)   See the explanation in footnote (a) to the preceding table.

(3)   The ratio of total debt as adjusted for the Transactions to Adjusted EBITDA for the twelve months ended March 31, 2012 is the ratio of our total debt as of March 31, 2012, as adjusted to reflect the Transactions, to our historical Adjusted EBITDA for the twelve months ended March 31, 2012. In calculating our total debt as adjusted for the Transactions, we have assumed an aggregate principal amount for the amortizing notes that form part of the tMEDS, although that aggregate principal amount will be determined upon the pricing of the offering of the tMEDS. Although our interest expense will increase as a result of the Transactions, our Adjusted EBITDA for the twelve months ended March 31, 2012, as adjusted to reflect the Transactions, would not have differed materially from our historical Adjusted EBITDA for the twelve months ended March 31, 2012 because interest expense is added back to net income in calculating Adjusted EBITDA. See footnote (2) above and "Capitalization."

(4)   For the three months ended March 31, 2012 and the year ended December 31, 2009, earnings were insufficient to cover fixed charges. See "Ratio of earnings to fixed charges" in this prospectus supplement.

Risk factors

Any investment in the tMEDS involves a high degree of risk. You should carefully consider the risks described below and under the caption "Risk Factors" on page 3 of the accompanying prospectus together with all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the tMEDS. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-looking statements" in this prospectus supplement and the accompanying prospectus.

Risks related to our business

Financial risks

Our significant capital expenditures, increased stripping costs and ongoing operating expenses, coupled with lower revenues from molybdenum sales, may have an adverse effect on our profitability, cash flows and liquidity.

Our growth and our ability to return to generating operating income depends on our ability to manage a number of converging challenges, including:

•
our ability to successfully bring Mt. Milligan into production and to finance the estimated capital expenditures necessary to do so, which have increased in the last year from our original estimates;

•
our ability to maintain and grow our revenues from sales of molybdenum given the decrease in our average realized sales price from $17.39 per pound in the first quarter of 2011 to $14.74 per pound in the first quarter of 2012;

•
the effect of the significantly increased stripping costs at our TC mine as we strip new areas for mining, coupled with the decrease in quality of the ore we are able to mine; and

•
the ramp-up of production at our Endako mine to sustain the throughput capacity of the new mill at that mine.

We are currently estimating aggregate cash expenditures of approximately C$1.4 billion to C$1.5 billion to construct and develop Mt. Milligan, of which we have spent approximately C$592.5 million on a cash basis through March 31, 2012, including amounts spent before our acquisition of Terrane. Our estimates of the cash expenditures necessary to construct and develop Mt. Milligan have risen since we acquired Terrane. Prior to our detailed review of the project, Terrane had estimated the expenditures to be C$915 million, and we estimated these expenditures to be C$1.265 billion as of March 31, 2011 following our detailed review. As work has progressed, a number of factors have led us to increase our estimates, including (1) increases in the prices of materials, such as concrete, (2) increases in the costs of labor, as well as the related costs of on-site infrastructure improvements needed to improve our ability to attract qualified labor to the site, (3) the costs of securing lump sum contracts with certain of our contractors and suppliers in order to mitigate the risk of further cost increases and (4) additional costs relating to the tailing facility at Mt. Milligan. Although we believe our estimates are accurate, we cannot predict whether unanticipated costs may arise.

Once we approach the beginning of commercial production at Mt. Milligan, we will have additional expenses and working capital requirements that were not included in preparing our estimate for the costs of constructing and developing Mt. Milligan, including expenses for materials and supplies inventory and the ramp-up of production, as well as working capital needs for the ongoing operation of Mt. Milligan. Although we do not anticipate any difficulty in funding these expenses and working capital requirements, these expenses include future costs of supplies and labor that are difficult to predict.

At our TC mine, as we have previously announced, our 2012 and 2013 production is expected to be lower than the record production in 2010 and the first half of 2011. In the second half of 2011, the planned mining activities at the TC Mine were solely focused on stripping waste material to expose molybdenum bearing ore in the upper walls of the pit and the milling of lower-grade stockpiled ore. These activities have continued in 2012, and our significant stripping costs at the TC mine associated with ongoing mine pit sequencing contributed to our operating loss in the first quarter of 2012. We anticipate mine pit sequencing will continue over the next few years, and we believe that our stripping costs at the TC mine will continue to be higher than historical levels. At the same time, we expect the ore produced at our TC mine to be lower than in the past. As mines approach their life-of-mine estimates, the quality of mined ore is generally lower than before, which requires additional manpower, time and money to obtain the same amount of minerals that would have been mined in the beginning of the life-of-mine estimate and increases operating costs and affects cash flows.

At our Endako Mine, although we have completed our mill expansion project, we expect to incur additional expenditures to achieve sustainable production that can match the increased designed capacity throughput of the new mill. Over time, we also expect to incur exploration costs at Endako as we explore new areas to provide ore at the higher processing rate of the new mill.

At the same time, our results of operations remain highly dependent on the market price of molybdenum, particularly before we have commenced production at Mt. Milligan. The significantly lower prices of molybdenum since the third quarter of 2011 have had a material effect on our revenues, profitability and cash flows. A further decline in molybdenum prices or the failure of prices to rebound from their current levels could adversely affect our results of operations and liquidity. Our results of operations could also be affected by increases in our operating costs. As we have previously reported, due to inflationary pressures on energy and consumables, we are currently tracking to the higher range of our current 2012 average cash cost guidance. If the current inflationary pressures continue, our costs will continue to increase and potentially rise above the current guidance. Any such increase in our cash costs could exacerbate the impact of molybdenum prices on our profitability.

Managing the many factors that affect our revenues, our costs and the construction and development of Mt. Milligan is complex, and many of these factors are not within our control. Unanticipated changes due to one or more of the risks described above could have a material adverse effect on our revenues, profitability, cash flows and liquidity.

A substantial or extended decline in molybdenum prices could adversely affect our earnings and cash flows.

Our business is dependent on the price of molybdenum, and even after Mt. Milligan is in full production our business will continue to be dependent on the price of molybdenum.

Molybdenum prices fluctuate widely and are affected by numerous factors beyond our control, including the following:

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the rates of global economic growth (especially construction and infrastructure activity that requires significant amounts of steel);

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the worldwide balance of molybdenum demand and supply;

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the volume of molybdenum produced from primary mines and as a by-product from copper mines;

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molybdenum inventory levels;

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substitution of other materials for molybdenum; and

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the production costs of our competitors.

Because copper mining, which accounts for 40% to 50% of global molybdenum production, is relatively insensitive to molybdenum demand, the supply of available molybdenum also may greatly exceed demand and cause price declines in molybdenum.

The People's Republic of China has substantial molybdenum resources and production. If China's net trade of molybdenum were to change significantly, it could significantly impact supply of and demand for molybdenum, and, consequently, molybdenum prices.

Any decline in molybdenum price adversely impacts our revenue, net income and cash flow. By way of illustration, for each $1 per pound change in molybdenum prices (using the molybdenum pounds sold from our mines in 2011), the impact on our annual pre-tax cash flow on sales from our mines would approximate $32 million.

In addition, a substantial or sustained decline in molybdenum prices could:

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materially reduce our profitability and cause us to reduce output at our operations (including possibly closing one or more of our mines or plants);

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suspend our construction and development of Mt. Milligan and/or other development projects;

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affect our ability to repay our outstanding debt and meet our other financial covenants;

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reduce funds available for exploration projects;

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reduce existing reserves due to economic viability; and

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depress the price of our common stock and our publicly traded debt securities.

Our profitability depends largely on the successful completion of Mt. Milligan.

Our profitability will be substantially impacted by our ability to successfully bring Mt. Milligan into production as an operating mine within our projected time frame and budget. Mt. Milligan is still in the construction and development stage. The successful completion of Mt. Milligan is largely dependent on our ability to: (i) prevent substantial delays; (ii) manage capital expenditures; and (iii) obtain adequate funding necessary to complete the construction and development of the mine.

There are inherent risks involved with the construction and development of all new mining projects. These risks include:

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financing risks;

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budget overruns;

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delays associated with engineering and contractors;

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delays associated with inclement weather;

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the availability and delivery of critical equipment;

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the hiring of key personnel;

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successful commissioning and operations;

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successfully obtaining all required permits and approvals; and

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potential opposition from non-governmental organizations, environmental groups, First Nation communities and other communities that may be located near the mines and projects.

These and other factors may have the effect of delaying the construction and development of Mt. Milligan or increasing the expected capital expenditures for Mt. Milligan.

Costs associated with capital expenditures have escalated on an industry-wide basis over the last several years, as a result of factors beyond our control (including the prices of oil, steel and other commodities and labor). Currently, the funding for Mt. Milligan is anticipated to come from existing cash reserves, the proceeds from the Transactions, the Gold Stream transaction, equipment and debt financing, and cash flow from operations. If the actual costs to complete the development of Mt. Milligan are significantly higher than we expect, we may not have enough funds to cover these costs and we may not be able to obtain other sources of financing on favorable terms, or at all. Failure to obtain such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan or prevent us from bringing Mt. Milligan into production at all. If we are not able to successfully construct and develop Mt. Milligan to bring it into production as an operating mine within the anticipated time frame, or at all, our business, results of operations and financial condition may be adversely affected.

We may fail to realize the anticipated benefits of Mt. Milligan, which could have a material adverse effect on our stock price, business, financial condition and results of operations.

The economic feasibility of a development project is based on many factors, including the accuracy of estimated reserves, metallurgical recoveries, capital and operating costs and future metals prices. The capital expenditures and time required to develop new mines are considerable, and changes in costs or construction schedules can affect project economics. There is a risk that we paid more than the value we will receive from the Terrane acquisition, including but not limited to the risk that copper and gold prices will significantly decline in the period prior to the completion of Mt. Milligan, that production and life-of-mine estimates for Mt. Milligan will vary materially from actual production and mine-life or that the actual capital expenditures to develop Mt. Milligan will differ materially from our estimates.

The development of Mt. Milligan is dependent on adequate funding to complete the construction and development of the mine; failure to obtain necessary funding could delay or prevent us from successfully completing the start-up of Mt. Milligan.

Because of the effect of lower molybdenum prices, higher stripping costs and lower grade ore at our TC mine, as well as the significant expenditures we undertook during our Endako mill expansion project, we are dependent on financing to provide the funding necessary to construct and develop Mt. Milligan. We have been active in financing transactions in recent years. In October 2010, we entered in to the Gold Stream financing described in "Description of other indebtedness and deferred revenue—Gold Stream transaction," and we amended and restated the Gold Stream agreement in December 2011 to increase our financing from Royal Gold, Inc., which also increased Royal Gold's interest in the payable gold to be produced at Mt.

Milligan to 40%. In March 2011, we entered into an equipment financing facility with Caterpillar Financial Services Limited that is described in "Description of other indebtedness and deferred revenue—Caterpillar equipment financing." In May 2011, we issued $350.0 million in senior unsecured notes due 2018 to provide additional capital to fund our Mt. Milligan project. We are undertaking the Transactions to provide additional funding for Mt. Milligan. However, even if we successfully complete the Transactions, we may need additional financing in the future to complete the construction and development of Mt. Milligan and for other expenditures.

Failure to obtain any such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties and reduce or terminate our operations. There can be no assurance that additional debt or equity financing will be available on terms acceptable to us to meet these requirements or be available on favorable terms, if at all. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on our debt obligations, we would default under the terms of the applicable financing documents. Any such default would likely result in an acceleration of the repayment obligations to the applicable lenders as well as potential cross-defaults to our existing lenders. Even if we are unable to meet our debt service obligations, the amount of debt we undertake could adversely affect us in a number of ways, including by limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, or placing us at a competitive disadvantage relative to our competitors who have lower levels of debt.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent offering of Senior Notes due 2019. This downgrade, or any further downgrade, could adversely affect our ability to obtain future financing and could increase the costs of any future financing. See also "—Risks related to the tMEDS, separate purchase contracts, separate amortizing notes and common stock—A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may affect the market value of the amortizing notes and, consequently, the tMEDS offered hereby."

Forward sales and royalty arrangements can result in limiting our ability to take advantage of increased metal prices while increasing our exposure to lower metal prices.

Pursuant to the Gold Stream transaction (see "Description of other indebtedness and deferred revenue—Gold Stream transaction"), Royal Gold (as defined in "Description of other indebtedness and deferred revenue—Gold Stream transaction") increased its investment in Mt. Milligan in December 2011 to $581.5 million and agreed to purchase a total of 40% of the payable ounces of gold produced from Mt. Milligan at a cash purchase price equal to the lesser of $435 per ounce or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold). Gold Stream transactions, such as this one, provide us with the capital necessary to finance the construction of Mt. Milligan and may be necessary to finance future projects as well. The impact of this type of transaction, however, could limit our ability to realize the full benefit of rising metals prices in the future.

We may enter into provisionally priced sales contracts which could have a negative impact on our revenues if molybdenum prices decline.

From time to time, we enter into provisionally-priced sales contracts, whereby the contracts settle at prices to be determined at a future date. The future pricing mechanism of these agreements constitutes an embedded derivative, which is bifurcated and separately marked to estimated fair value at the end of each period. Changes to the fair value of embedded derivatives related to molybdenum sales agreements are included in molybdenum sales revenue in the determination of net income. To the extent final prices are higher or lower than what was recorded on a provisional basis, an increase or decrease to molybdenum sales, respectively, is recorded each reporting period until the date of final pricing. Accordingly, in times of rising molybdenum prices, our molybdenum revenues benefit from higher prices received for contracts priced at current market rates and also from an increase related to the final pricing of provisionally priced sales pursuant to contracts entered into in prior years; in times of falling molybdenum prices, the opposite occurs.

Our operations are subject to currency fluctuations, which could adversely affect our results of operations and financial condition.

Exchange rate fluctuations may affect the costs that we incur in our operations. Our costs for the Endako Mine and Mt. Milligan are incurred principally in Canadian dollars. However, our future revenue is tied to market prices for molybdenum, copper and gold, which are denominated in U.S. dollars. The appreciation of the Canadian dollar against the U.S. dollar can increase the cost of our production and capital expenditures in U.S. dollars, and our results of operations and financial condition could be materially adversely affected. Although we may use hedging strategies to limit our exposure to currency fluctuations, there can be no assurance that such hedging strategies will be successful or that they will mitigate the risk of such fluctuations.

Mine closure and remediation costs for environmental liabilities may exceed the provisions we have made and our inability to provide reclamation bonding or maintain insurance could adversely affect our operating results and financial condition.

We are required by U.S. federal and state laws and Canadian federal and provincial laws to provide financial assurance sufficient to allow a third party to implement approved closure and reclamation plans if we are unable to do so. These laws are complex and vary from jurisdiction to jurisdiction. The laws govern the determination of the scope and cost of the closure and reclamation obligations and the amount and forms of financial assurance. The amount and nature of the financial assurances are dependent upon a number of factors, including our financial condition and reclamation cost estimates.

As of December 31, 2011, we had provided the appropriate regulatory authorities in the United States and Canada with $36.6 million in reclamation financial assurance for mine closure obligations in the various jurisdictions in which we operate, of which about $6 million was required to be in the form of letters of credit and surety bonds. As our operations expand, our reclamation obligations and the financial assurances that we are required to provide may increase accordingly. In February 2012, our reclamation costs at the TC Mine increased by $17 million to $42 million, and in March 2012, our reclamation costs at the Endako Mine increased from C$6.62 million to C$15.3 million. We expect that we will be required to increase our financial assurance amounts at Mt. Milligan in 2012 as well. Changes to these amounts, as well as the nature of the collateral to be provided, could significantly increase our costs, making the maintenance and development of existing and new mines less economically feasible. To the extent that the value of the collateral provided to the regulatory authorities is or becomes insufficient to cover the amount of financial assurance we are required to post, we would be required to replace or supplement the existing security with more expensive forms of security, which might include cash deposits, which would reduce our cash available for operations and financing activities, or additional letters of credit, which would reduce our borrowing availability under our revolving credit facility.

There can be no assurance that we will be able to maintain or add to our current level of financial assurance. Failure to provide regulatory authorities with the required financial assurances could potentially result in the closure of one or more of our operations, which could result in a material adverse effect on our operating results and financial condition.

We are required, from time to time, to post financial assurances, and there can be no assurance that we will continue to be able to obtain financial assurances on acceptable terms.

In addition to our reclamation bonding obligations, we will from time to time be required to post other financial assurance in the normal course of conducting our daily activities. This financial assurance can take several forms, including but not limited to letters of credit, performance bonds, deposits into escrow accounts for the benefit of the counterparty or the posting of cash collateral directly with the counterparty. In each case, the form of financial assurance to be provided is dictated by several factors including expected length of time the financial assurance obligation is expected to remain outstanding, the amount of the obligation, the cost to us of providing the various forms of financial assurance and the creditworthiness of the counterparty. Our ability to obtain certain forms of financial assurance going forward will be impacted by our future financial performance, changes to our credit rating and other factors that may be beyond our control. There can be no assurance that we will be able to obtain certain forms of financial assurance going forward or that we will be able to post cash collateral in lieu of being able to secure one of these other forms of financial assurance.

Operational risks

We are relying substantially on contractors with respect to the construction of Mt. Milligan.

A significant portion of the construction of Mt. Milligan is being conducted in whole or in part by contractors which creates a number of risks, some of which are outside our control, including:

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our ability to negotiate agreements with contractors on acceptable terms;

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our ability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

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our reduced control over those aspects of the construction which are the responsibility of the contractor;

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the potential failure of a contractor to perform under its agreement;

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the potential interruption of work or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

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the potential failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and

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the potential problems of a contractor with managing its workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors. The occurrence of one or more of these risks could adversely affect our ability to successfully construct and develop Mt. Milligan which could have an adverse impact on our results of operations and financial position.

Future growth depends on our ability to bring new mines into production and to expand mineral reserves at existing mines.

Our ability to replenish our reserves is important to our long-term viability. Depleted reserves can be replaced in several ways, including by expanding known ore bodies, by locating new deposits, or by acquiring new reserves from third parties. Exploration projects involve many risks, require substantial expenditures, and may not result in the discovery of sufficient additional mineral deposits that can be mined profitably. Once a site with mineralization is discovered, it may take several years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish recoverable proven and probable reserves, to receive regulatory approvals and permits and to construct mining and processing facilities. As a result, there is no assurance that current or future exploration programs, such as the Berg property or the Davidson property, and additional drilling at our existing operating mines, will be successful.

We intend to grow our business by acquiring quality mining assets. However, our capital available for new exploration projects and acquisitions is likely to be constrained in the short term due to the development of Mt. Milligan. In addition, there can be no assurance that suitable acquisition opportunities will be identified or, if identified, that acquisitions will be consummated on favorable terms or at all. Our ability to identify, consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources, competition from other mining companies and, to the extent necessary, our ability to obtain financing on satisfactory terms, or at all.

In addition, we compete for attractive acquisition targets with other potential buyers that have more financial and other resources than us. There is a risk that depletion of reserves will not be offset by discoveries or acquisitions. As a result, we cannot provide assurance that our exploration, development or acquisition efforts will result in any new commercial mining operations or yield new mineral reserves to replace or expand current mineral reserves. If we are not able to replace depleted reserves, it could have a material adverse effect on our business, prospects, results of operations and financial position.

Estimates of mineral reserves and projected cash flows may prove to be inaccurate, which could negatively impact our results of operations and financial condition.

There are numerous uncertainties inherent in estimating mineral reserves and the future cash flows that might be derived from their production. Accordingly, the figures for mineral reserves and future cash flows contained in this prospectus supplement and the accompanying prospectus or incorporated herein by reference are estimates only. In respect of mineral reserve estimates, no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized, or that mineral reserves can be mined or processed profitably. The ore grade actually recovered may differ from the estimated grades of the mineral reserves and mineral resources.

In addition, actual future cash flows may differ materially from estimates. Estimates of mineral reserves, and future cash flows to be derived from the production of such mineral reserves, necessarily depend upon a number of variable factors and assumptions, including, among others, geological and mining conditions that may not be fully identified by available exploration data or that may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning metal prices, exchange rates, interest rates, inflation, operating costs, development and maintenance costs, reclamation costs, and the availability and cost of labor, equipment, raw materials and other services required to mine and refine the ore. Market price fluctuations of molybdenum, copper and gold, as well as increased production costs or reduced recovery rates, may render mineral reserves containing relatively lower grades of mineralization uneconomical to recover and may ultimately result in a restatement of mineral resources. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

For these reasons, estimates of our mineral reserves contained in this prospectus supplement and the accompanying prospectus or incorporated herein by reference, including classifications thereof based on probability of recovery, and any estimates of future cash flows expected from the production of those mineral reserves, prepared by different engineers or by the same engineers at different times may vary substantially. The actual volume and grade of mineral reserves mined and processed, and the actual cash flows derived from that production, may not be as currently anticipated in such estimates. If our actual mineral reserves or cash flows are less than our estimates, our results of operations and financial condition may be materially impaired.

Title to some of our mineral properties may be challenged or defective. Any impairment or defect in title could have a negative impact on our results of operations and financial condition.

The acquisition of title to mineral properties is a very detailed and time-consuming process. There is no guarantee that title to any of our properties will not be challenged or impaired. Third parties may have valid claims underlying portions of our interests, including prior unregistered liens, agreements, transfers or claims, including aboriginal land claims, and title may be affected by, among other things, undetected defects. As a result, we may be constrained in our ability to operate our properties or unable to enforce our rights with respect to our properties. An impairment to, or defect in, title to our properties could have a material adverse effect on our business, financial condition or results of operations.

Some of our properties are located near First Nations communities who may oppose the development of these properties.

The Endako Mine, Mt. Milligan, the Berg property, the Davidson property and certain of our other properties are located near First Nations communities, and the exploration and development of these properties may be subject to land claims and opposition by First Nations communities. In addition, we may be required to enter into certain agreements with such First Nations in order to develop our properties, which could reduce the expected earnings or income from any future production.

In particular, in May 2010, the Stellat'en First Nation filed a petition in the Supreme Court of British Columbia against the British Columbia Minister of Energy, Mines and Petroleum Resources and us alleging that the Endako Mine and the recently completed mill expansion project at the Endako Mine represent infringements of the aboriginal title of the petitioners and impacts to their aboriginal rights, and that the government breached its duty by failing to consult with the Stellat'en First Nation in relation to the impact that the Endako Mine and the mill expansion may have on such petitioners and their aboriginal title. On August 5, 2011, the Supreme Court of British Columbia dismissed the petitioners' claims in full. On August 17, 2011, the Stellat'en First Nation filed a notice of appeal, which the Stellat'en First Nation, the British Columbia Minister of Energy, Mines and Petroleum Resources and the Company agreed to put into abeyance for 120 days. On April 5, 2012, the Stellat'en First Nation filed a new petition in the Supreme Court of British Columbia against the British Columbia Minister of Energy, Mine and Petroleum Resources and the Company making similar allegations to those discussed above. On April 13, 2012, the parties likewise agreed to put this matter into abeyance for 120 days. As the appeal and petition continue to be in abeyance, there can be no assurance that the same will be resolved in our favor. If the Stellat'en appeal or petition is successful, permits and amendments to permits may be delayed or declared invalid, which may have a material adverse effect on the future operating plans for the Endako Mine.

In addition, the Nak'azdli First Nation has commenced proceedings in the Supreme Court of British Columbia (June 2009 and August 2010) and the Federal Court of Canada (January 2010 and December 2010) seeking judicial reviews of certain key decisions by the Province of British Columbia and the Government of Canada approving Mt. Milligan. There can be no assurance that the Nak'azdli opposition will be resolved in our favor. The continued opposition of the Nak'azdli First Nation could delay or prevent the development of Mt. Milligan. See Part I, Item 3, Legal Proceedings of our Annual Report on Form 10-K and Part II, Item 1, Legal Proceedings of our Quarterly Report on Form 10-Q, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on these proceedings.

Our business is subject to production and operational risks that could adversely affect our business and our insurance may not cover these risks and hazards adequately or at all.

Mining and metals processing involve significant production and operational risks outside of our control, including the following:

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unanticipated ground and water conditions;

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adverse claims to water rights and shortages of water to which we have rights;

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adjacent land ownership that results in constraints on current or future mine operations;

•
geological problems, including earthquakes and other natural disasters;

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metallurgical and other processing problems;

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unusual or unexpected rock formations;

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ground or slope failures;

•
structural cave-ins or slides;

•
flooding or fires;

•
rock bursts;

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equipment failures;

•
periodic interruptions due to inclement or hazardous weather conditions or operating conditions and other force majeure events;

•
lower than expected ore grades or recovery rates;

•
accidents;

•
delays in the receipt of or failure to receive necessary government permits;

•
the results of litigation, including appeals of agency decisions;

•
delays in transportation;

•
interruption of energy supply;

•
labor disputes;

•
inability to obtain satisfactory insurance coverage;

•
the availability of drilling and related equipment in the area where mining operations will be conducted; and

•
the failure of equipment or processes to operate in accordance with specifications or expectations.

These risks could result in damage to, or destruction of, our mines, and our roasting and processing facilities, resulting in partial or complete shutdowns, personal injury or death, environmental or other damage to our properties or the properties of others, delays in mining, reduced production, monetary losses and potential legal liability. Milling operations are subject to hazards, such as equipment failure or failure of retaining dams around tailings disposal areas that may result in personal injury or death, environmental pollution and consequential liabilities.

Our insurance will not cover all the potential risks associated with our operations. In addition, although certain risks are insurable, we may be unable to maintain insurance to cover these risks at economically feasible premiums. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards that may not be insured against or that we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business. Furthermore, should we be unable to fund fully the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Shortages of critical parts, equipment and skilled labor may adversely affect our operations and development projects.

The mining industry has been impacted by increased demand for critical resources such as input commodities, drilling equipment, tires and skilled labor. These shortages have, at times, impacted the efficiency of our operations and resulted in cost increases and delays at the Endako Mine and the construction of Mt. Milligan. Such cost increases and delays affect operating costs, capital expenditures and production and construction schedules.

The temporary shutdown of any of our operations could expose us to significant costs and adversely affect our access to skilled labor.

From time to time, we may have to temporarily shut down one or more of our mines or our Langeloth Facility if they are no longer considered commercially viable. There are a number of factors that may cause our operations to be no longer commercially viable, many of which are beyond our control. These factors include adverse changes in interest rates or currency exchange rates, decreases in the price of molybdenum or the market rates for treatment and refining charges, increases in concentrate transportation costs and increases in labor costs. In addition, we must periodically shut down equipment at our Langeloth Facility temporarily for routine maintenance. A six-week shutdown of the acid plant at our Langeloth Facility is scheduled to occur in July 2012. During such temporary shutdowns, we will have to continue to expend capital to maintain the plant and equipment. We may also incur significant labor costs as a result of a temporary shutdown if we are required to give employees notice prior to any layoff or to pay severance for any extended layoff. Furthermore, temporary shutdowns may adversely affect our future access to skilled labor, as employees who are laid off may seek employment elsewhere.

In addition, if our operations are shut down for an extended period of time, we may be required to engage in environmental remediation of the plant sites or accelerated reclamation of our mines, which would require us to incur additional costs. The costs of ramping up production at one of our operations following a temporary shutdown could be significant. Given the costs involved in a temporary shutdown of our operations, we may instead choose to continue to operate those operations at a loss. Such a decision could have a material adverse effect on our results of operations and financial condition.

Increased operating costs could affect our profitability.

Costs at any particular mining location are subject to variation due to a number of factors, such as changing ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, costs at our mines and at our Langeloth Facility are affected by the price of input commodities, such as fuel, electricity, labor, chemical reagents, explosives, steel and concrete. Commodity costs are, at times, subject to volatile price movements, including increases that could make production at certain operations less profitable and changes in laws and regulations affecting their price, use and transport. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on our profitability and operating cash flow.

We are subject to substantial government regulation. Changes to regulation or more stringent implementation could have a material adverse effect on our results of operations and financial condition.

Our mining, processing, development and mineral exploration activities are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment. No assurance can be given that we will remain in compliance with applicable regulations or that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail production or development of our properties. Amendments to current laws and regulations governing our operations and activities or more stringent implementation thereof could have a material adverse effect on our business, financial condition and results of operations.

Over the course of the last several years, significant new corporate governance and disclosure regulations and requirements have been adopted by U.S. federal and state and Canadian federal and provincial governments as well as the Toronto Stock Exchange ("TSX") and New York Stock Exchange ("NYSE"), on which our common stock is listed. We are required to expend significant resources to monitor and implement these new rules and regulations. These additional compliance costs and related diversion of the attention of management and key personnel could have a material adverse effect on our business, financial condition and results of operations.

We are required to obtain government permits in order to conduct operations.

Government approvals and permits are currently required in connection with all of our operations, and further approvals and permits may be required in the future. We must obtain and maintain a variety of licenses and permits, including air quality control, water quality, water rights, dam safety, electrical, transportation and municipal licenses. The duration and success of our efforts to obtain permits are contingent upon many variables outside of our control. Obtaining governmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed our estimates or that we will be able to maintain such permits. To the extent such approvals are required and not obtained or maintained, our operations may be curtailed, or we may be prohibited from proceeding with planned exploration, development or operation of mineral properties.

Our Langeloth Facility is currently operating with a National Pollutants Discharge Elimination System ("NPDES") permit and Title V air quality permit, the terms of which have expired. However, the Langeloth Facility is authorized to continue to operate under its existing permits until renewed permits are issued. In March 2011, the Pennsylvania Department of Environmental Protection ("PaDEP") submitted to us a draft of a new air quality permit for the Langeloth Facility. We requested revisions to such draft permit, which are currently under review by PaDEP. If a new air quality or NPDES permit is not issued or, if issued and final, contains more onerous requirements with which we must comply, we might be required to install costly new pollution control equipment or to curtail or cease our operations, and our business may be adversely affected. Violations of the existing, or new, air quality or NPDES permit conditions at the Langeloth Facility could result in a range of criminal and civil penalties under the federal Clean Water Act and Clean Air Act or the Pennsylvania Clean Streams Law or Air Pollution Control Act.

Our TC Mine is also currently operating with an expired NPDES permit. The TC Mine is authorized by federal regulation to continue to operate under its existing permit until the renewed permit is issued. If a renewed NPDES permit is not issued or, if issued and final, contains more onerous requirements with which we must comply, we might be required to install costly new pollution control equipment or to curtail or cease our operations, and our business may be adversely affected. Violations of the existing, or any new, NPDES permit conditions at the TC Mine could result in a range of criminal and civil penalties under the federal Clean Water Act.

In order to operate the mine at Mt. Milligan, we will require an authorization from Fisheries and Oceans Canada in Canada allowing us to release tailings into Mt. Milligan's new tailings dam. We have applied for this permit, but it has not yet been obtained. There can be no assurance that this permit will be obtained on acceptable terms or at all.

Obtaining and maintaining the various permits for our mine development operations and exploration projects, including the Berg property and the Davidson property, will be complex, time-consuming and expensive. Changes in a mine's design, production rates, quality of material mined and many other matters often require submission of the proposed changes for agency approval prior to implementation, and these may not be obtained. In addition, changes in operating conditions beyond our control, changes in agency policy and federal and state laws, litigation initiated by First Nations and/or other parties or community opposition could further affect the successful permitting of operations.

Major network failures could have an adverse effect on our business.

Major equipment failures, natural disasters including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network systems or security that affect computer systems within our network could disrupt our business functions, including our production activities. Our mines and mills are automated and networked such that a cyber incident involving our information systems and related infrastructure could negatively impact our operations. A corruption of our financial or operational data or an operational disruption of our production infrastructure could, among other potential impacts, result in: (i) loss of production or accidental discharge; (ii) expensive remediation efforts; (iii) distraction of management; (iv) damage to our reputation or our relationship with customers; or (v) events of noncompliance, which events could lead to regulatory fines or penalties. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Our mining production depends on the availability of sufficient water supplies.

Our operations require significant quantities of water for mining, ore processing and related support facilities. Continuous production at our mines depends on our ability to maintain our water rights and claims. Although each operation has sufficient water rights and claims to cover current operational demands, we cannot predict the potential outcome of pending or future legal proceedings on our water rights, claims and uses. The failure to obtain needed water permits, the loss of some or all water rights for any of our mines, in whole or in part, or shortages of water to which we have rights could require us to curtail or close mining production and could prevent us from pursuing expansion opportunities.

We own certain assets through joint ventures, and any disagreement or failure of partners to meet obligations could have a material adverse effect on our results of operations and financial condition.

The Endako Mine is operated as a joint venture (the "Endako Mine Joint Venture") between Thompson Creek Mining Ltd., one of our subsidiaries, which holds a 75% interest, and Sojitz Moly Resources, Inc. (formerly named Nissho Iwai Moly Resources, Inc. (Canada) ("Sojitz")), which holds the remaining 25% interest. As a result of the Endako Mine Joint Venture, our interest in the Endako Mine is subject to the risks normally associated with the conduct of joint ventures. While we are the operator of the Endako Mine, Sojitz has certain consent and veto rights pursuant to the Endako Mine Joint Venture. Any disagreement between us and Sojitz or Sojitz's failure to meet its obligations to the joint venture could have a material adverse impact on our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition.

Intense competition could reduce our market share or harm our financial performance.

The mining industry is intensely competitive, and we compete with many companies that have more financial and technical resources. Since mines have a limited life, we must compete with others who seek mineral reserves through the acquisition of new properties. In addition, we also compete for the technical expertise needed to find, develop, and operate such properties, the labor to operate the properties, and the capital for the purpose of funding such properties. Many competitors not only explore for and mine metals, but conduct refining and marketing operations on a global basis. Such competition may result in our being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund our operations and develop our properties. We also compete with manufacturers of substitute materials or products for which molybdenum is typically used.

Existing or future competition in the mining industry could materially adversely affect our prospects for mineral exploration and success in the future. In addition, some of our competitors may have an advantageous market position and have greater financial and other resources and may, therefore, be able to better withstand poor and volatile market conditions, obtain financing on better terms and attract better or more qualified employees, any of which may have an adverse impact on our business, financial condition and results of operations.

We are dependent upon key management personnel and executives.

We are dependent upon a number of key management personnel. Our ability to manage our exploration, development and operating activities, and hence our success, depend in large part on the efforts of these individuals. We face intense competition for qualified personnel, and there can be no assurance that we will be able to attract and retain such personnel. We do not maintain "key person" life insurance. Accordingly, the loss of the services of one or more of such key management personnel could have a material adverse effect on our business.

From time to time, some of our directors and officers may be involved with other natural resource companies.

Certain of our directors and officers also serve or may in the future serve as directors and/or officers of other companies involved in natural resource exploration and development, and consequently there exists the possibility for such directors and officers to be in a position of conflict. As a result of any such conflict, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our business.

Our business depends on good relations with our employees.

Production at our operations depends on the efforts of our employees. On April 1, 2011, we entered into a collective bargaining agreement with the union representing certain hourly workers at the Endako Mine. The Langeloth Facility also has certain unionized employees. The union agreements for the Endako Mine and the Langeloth Facility both expire in March 2013. Although our unionized employees have agreed to "no-strike" clauses in their respective union agreements, there can be no assurance that the Endako Mine and the Langeloth Facility will not suffer from work stoppages. A strike, lockout or other work stoppage at one or both of these operations could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that one or both union agreements will be renewed on a timely basis and on terms favorable to us. Further, changes in governmental regulations relating to labor relations, or otherwise in our relationship with our employees, including our unionized employees, may result in strikes, lockouts or other work stoppages, any of which could have a material adverse effect on our business, results of operations and financial condition.

Environmental risks

We must comply with comprehensive environmental statutes, regulations and other governmental controls, and we face significant environmental risks.

All phases of our operations are subject to environmental regulation. In Canada and the United States, environmental laws provide for, among other things, restrictions and prohibitions on spills, releases, emissions and discharges of various substances produced in association with, or resulting from, our operations. These laws also require that facility sites and mines be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such laws, including without limitation, detailed monitoring and reporting requirements, can require significant expenditures, and an exceedance of a permit limitation or failure to comply with a permit requirement, may result in the imposition of fines and penalties, some of which may be material. Companies engaged in the exploration, development and operation of mineral properties generally experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits.

For example, a proposed expansion of our TC Mine and land exchange is subject to environmental analysis and preparation of an environmental impact statement ("EIS") pursuant to the federal National Environmental Policy Act ("NEPA"). The U.S. Bureau of Land Management ("BLM") is the lead agency for preparation of the EIS and other federal and state agencies are cooperating agencies. If and when completed, the EIS would be the basis for Records of Decision to approve our proposed Mine Plan of Operations, a land exchange with the BLM (including a related amendment of the Resource Management Plan for the BLM's Challis Resource Area) and issuance of a permit under section 404 of the Clean Water Act by the U.S. Army Corps of Engineers. There is no assurance that the EIS will be completed or completed on terms and conditions acceptable to us. The agencies' preferred alternatives in the EIS may include terms and conditions that impose regulatory or reclamation requirements that will materially increase our costs during operations and closure of the TC Mine. Moreover, litigation may be filed challenging the NEPA process for the mine expansion or the land exchange, or the result thereof, which could materially increase our costs, or prevent or delay our ability to implement the expansion or the land exchange.

Environmental regulation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for noncompliance, more stringent environmental assessments of proposed projects, and a heightened degree of training and responsibility for companies and their officers, directors and employees. Existing or future environmental regulation could have a material adverse effect on our business, financial condition and results of operations. We own or have owned, manage or have been in care or control of properties that may result in a requirement to remediate such properties that could involve material costs.

In addition, environmental hazards may exist on the properties on which we hold interests that are unknown to us at present and that have been caused by previous or existing owners or operators of the properties. We may also acquire properties with environmental risks, and the indemnification proceeds we receive from the entity we acquire such properties from, if any, may not be adequate to pay all the fines, penalties and costs (including costs of remediation or removal and related response costs) incurred at or related to such properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including compliance and other orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, operation or administration costs, or other remedial actions. Parties engaged in mining operations, including us, may be required to compensate those suffering loss or damage to person or property by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in exploration expenses, remedial and reclamation obligations, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment of or delays in development of new mining properties.

Regulation of greenhouse gas emissions effects and climate change issues may adversely affect our operations and markets.

Global climate change continues to attract considerable public, scientific and regulatory attention, and greenhouse gas emission regulation is becoming more stringent As energy, including energy produced from the combustion of carbon-based fuels, is a significant input to our mining and processing operations, we must also comply with emerging climate change regulatory requirements, including programs to reduce greenhouse gas emissions. Our principal energy sources are electricity, purchased petroleum products and natural gas. In addition, our processing facilities and mobile mining equipment emit carbon dioxide.

On July 1, 2008, the Province of British Columbia introduced a carbon tax on the purchase or use of fossil fuels within the province. As of July 1, 2010, the carbon tax rate is equal to $20 per tonne of carbon dioxide equivalent emissions, increasing by $5 per tonne each year for the next two years to $30 per tonne in 2012. Our Endako Mine and Mt. Milligan are located in British Columbia, and the carbon tax may have a material impact on our energy and compliance costs.

British Columbia is also a partner in the Western Climate Initiative ("WCI"), a collaboration among various Canadian provinces and U.S. states that seeks to reduce overall greenhouse gas emissions through a regional cap-and-trade program. The program has not commenced trading and British Columbia is not expected to decide on its participation in the program until after a provincial election is held in mid-2013. However, if British Columbia decides to join the program, regulated facilities emitting carbon dioxide in excess of the threshold amount ultimately determined for the program will be subject to the cap.

The U.S. federal and state governments may also enact an emission trading or similar program for greenhouse gas emissions, which could significantly increase our energy and regulatory compliance costs. For example, the U.S. federal government has considered legislation to reduce greenhouse gas emissions through a cap-and-trade system of allowances and credits, among other provisions. In addition, the U.S. Environmental Protection Agency has developed final rules requiring certain emitters of greenhouse gases to collect and report data with respect to their greenhouse gas emissions. Also, several states are involved with WCI and other similar multi-state collaborations designed to address greenhouse gas emissions on a regional level.

We are in the process of evaluating the potential impacts on our operations of these new and potential regulations. Either a carbon tax or a cap-and-trade program will likely result in increased future energy costs. The regulations will also likely increase our compliance costs. For example, we may be required to install new equipment to reduce emissions from our processing facilities in order to comply with new regulatory standards or to mitigate the financial impact of a new climate change program. We also may be subject to additional and extensive monitoring and reporting requirements. It is uncertain at this time how provincial and regional initiatives will interact with any federal climate change regulations.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the unique geographic circumstances associated with each of our facilities. These may include changes in weather and rainfall patterns, water shortages, changing storm patterns and intensities and changing temperatures. For example, these physical impacts could require us to curtail or close mining production and could prevent us from pursuing expansion opportunities. These effects may adversely impact the cost, production and financial performance of our operations.

We must remove and reduce impurities and toxic substances naturally occurring in molybdenum and comply with applicable law relating thereto, which could result in remedial action and other costs.

Mineral ores and mineral products, including molybdenum ore and molybdenum products, contain naturally occurring impurities and toxic substances. Although we have implemented procedures that are designed to identify, isolate and safely remove or reduce such impurities and substances, such procedures require strict adherence and no assurance can be given that employees, contractors or others will not be exposed to or be affected by such impurities and toxic substances, which may subject us to liability. Standard operating procedures may not identify, isolate and safely remove or reduce such substances. Even with careful monitoring and effective control, there is still a risk that the presence of impurities or toxic substances in our products may result in such products being rejected by our customers, penalties being imposed due to such impurities or the products being barred from certain markets. Such incidents could require remedial action and could result in curtailment of operations. Legislation requiring manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be handled and used without negatively affecting health or the environment may impact our operations and markets. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect our financial results.

Changes to the labeling of certain of our products could have a material adverse effect on our results of operations and financial condition.

In December 2006, the European Union ("EU") member states adopted new chemical management legislation known as Registration, Evaluation, and Authorization of Chemicals ("REACH"). REACH applies to all chemical substances manufactured or imported into the EU in quantities of one metric ton or more annually and requires the registration of approximately 30,000 chemical substances with the European Chemicals Agency. Such registration entails the filing of extensive data on the potential risks to human health and the environment of such chemical substances. As a result of such registration, we are required to label our products imported into the EU in accordance with the product classifications mandated by REACH.

Pursuant to REACH, two of our products, pure molybdenum tri-oxide and tech oxide, have been classified as potential carcinogens. Under REACH, we are required to modify our material data sheets and labeling for such products to reflect this new classification. While REACH applies only to the EU, we have adopted a uniform system of labeling, and as such will use the REACH-compliant material data sheets and product labels worldwide. Due to the product labeling requirements under REACH, our employees and/or our customers could raise claims against us regarding the safety of our products and the potentially carcinogenic effects they may have. There can also be no assurance that, in the wake of the new REACH classification, government regulators in the jurisdictions in which we do business will not impose more restrictive regulations on us with respect to the manufacture, sale and/or handling of our products. Any such claims or new regulations could have a material adverse effect on our results of operations or financial condition.

Risks related to the tMEDS, separate purchase contracts, separate amortizing notes and common stock.

You assume the risk that the market value of our common stock may decline.

The purchase contracts, pursuant to which we will deliver to you shares of our common stock, are components of the tMEDS. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date, whether as a component of a tMEDS or a separate purchase contract, will depend upon the applicable market value, which is equal to the average of the daily VWAPs (as defined herein) of Thompson Creek common stock for the 20 consecutive trading days ending on, and including, the third trading day immediately preceding the mandatory settlement date. There can be no assurance that the market value of the common stock received by you will be equal to or greater than the reference price of $4.64. If the applicable market value of our common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the tMEDS. Furthermore, because we will in no event deliver more than 5.3879 shares (subject to adjustment as described herein) upon settlement of a purchase contract, the market value of the common stock delivered to you upon any early settlement may be less than the effective price per share paid by you for such common stock on the date of the issuance of the tMEDS. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date, early settlement date or fundamental change early settlement date. Any decline in the market value of our common stock may be substantial.

The opportunity for equity appreciation provided by an investment in the tMEDS is less than that provided by a direct investment in our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $25 stated amount of each tMEDS only if the applicable market value of our common stock exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a tMEDS affords less opportunity for equity appreciation than a direct investment in our common stock. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our common stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $25 at the closing price on the NYSE on the date of pricing. See "Description of the purchase contracts—Delivery of common stock" for a table showing the number of shares of common stock that you would receive at various applicable market values.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to finance our growth. In addition, the provisions of our credit facility limit our ability to pay cash dividends. Therefore, you are not likely to receive any dividends on any of our common stock delivered to you upon settlement of a purchase contract in the foreseeable future and the success of an investment in the purchase contract component of the tMEDS will depend in part upon any future appreciation in the value of our common stock. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price as of the date of pricing of the tMEDS.

Our stock price has been and is likely to be volatile and the value of your investment may decline.

The trading price of our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations in price. Furthermore, during the last few years, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to companies' operating performance. These broad market and industry factors, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may cause the market price of our common stock, and therefore the market price of our tMEDS, to decline. Furthermore, the value of your investment may decline, and you may be unable to sell your tMEDS at or above the offering price.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock, and therefore the market price of our tMEDS.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock, and therefore the market price of our tMEDS. In addition, future issuances of equity securities may dilute the interests of our existing shareholders, including you, and cause the market price of our common stock to decline, and therefore adversely affect the market price of the tMEDS. We may issue equity securities (including convertible securities, preferred securities, and options and warrants on our common or preferred stock) in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, such as this offering, and transactions that generate balance sheet capital only and do not generate or preserve cash. We cannot predict the effect that these transactions would have on the market price of our common stock or the tMEDS.

The trading prices for the tMEDS, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, interest rates or our credit quality will rise or fall. Trading prices of the common stock will be influenced by general stock market conditions and our operating results and business prospects, and by economic, financial, industry and other factors generally described elsewhere in these "Risk factors" and the "Risk factors" in our Annual Report on Form 10-K for the year ended December 31, 2011.

In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, can affect the price of our common stock, as can sales by us or our shareholders of substantial amounts of common stock in the market after the offering of the tMEDS or the perception that those sales could occur.

The market for our common stock likely will influence, and be influenced by, any market that develops for the tMEDS or the separate purchase contracts. For example, investors' anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility of the common stock price, which could in turn depress the price of the tMEDS or the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the tMEDS as a more attractive means of equity participation in Thompson Creek and by hedging or arbitrage trading activity that is likely to develop involving the tMEDS, separate purchase contracts and the common stock. The arbitrage activity could, in turn, affect the trading prices of the tMEDS, the separate purchase contracts and the common stock.

The board of directors may issue, without shareholder approval, first preferred shares that have rights and preferences superior to those of the common stock. Such an issuance may delay or prevent a change of control and may cause our common stock price to decline, which may negatively affect your investment in tMEDS.

Our board of directors is authorized to issue an unlimited number of shares of preferred stock without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. The rights and preferences of those first preferred shares may be superior to those of the common stock and could have the effect of delaying or preventing a change of control, which may deprive the Company's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of the Company.

If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock or otherwise adversely affect the rights of holders of common stock, the market price of our common stock could decrease, which may negatively affect your investment.

Developments in the equity-linked and convertible securities markets may adversely affect the market value of the tMEDS.

Regulatory action that restricts the ability of investors in, or potential purchasers of, the tMEDS or separate purchase contracts to effect short sales of our common stock could adversely affect the trading price and the liquidity of the tMEDS or separate purchase contracts. We expect that many investors in, and potential purchasers of, the tMEDS or the separate purchase contracts may employ, or seek to employ, a convertible arbitrage strategy with respect to the tMEDS or the separate purchase contracts. Investors that employ a convertible arbitrage strategy with respect to equity-linked and convertible securities instruments such as the tMEDS typically implement that strategy by selling short the common stock underlying the tMEDS or the separate purchase contracts or entering into derivatives transactions relating to our common stock in lieu of or in addition to short selling the common stock underlying the tMEDS or the separate purchase contracts. As a result, any specific rules regulating short selling of securities or derivatives relating to securities or other regulatory action that limits the ability of market participants to effect short sales or enter into derivatives transactions relating to our common stock could adversely affect the ability of investors in, or potential purchasers of, the tMEDS or the separate purchase contracts to conduct the convertible arbitrage strategy that we believe they may employ, or seek to employ, with respect to the tMEDS or the separate purchase contracts. This could, in turn, adversely affect the trading price and liquidity of the tMEDS or the separate purchase contracts.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may affect those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" decreases 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If such a decrease occurs, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the tMEDS or the separate purchase contracts, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they may employ, or seek to employ, with respect to the tMEDS or the separate purchase contracts.

The SEC also approved a pilot program allowing several national securities exchanges and the Financial Industry Regulatory Authority, Inc. ("FINRA") to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds if the price of any such security moves 10% or more from a sale price in a five-minute period, which we refer to as the SRO pilot program. The SRO pilot program was initially extended to the earlier of August 11, 2011 or the date on which a proposed new "limit up/limit down mechanism" to respond to extraordinary market volatility is adopted and effective as to the securities covered by the SRO pilot program, which we refer to as the "limit up/limit down proposal." However, the pilot period has been extended to the earlier of July 31, 2012 or the date on which a proposed new limit up/limit down mechanism is adopted. The limit up/limit down proposal advanced by FINRA and other SROs would lock trading in listed equity securities into a price band based on the security's average price over the preceding five minutes. The price bands would be 5% above or below the average price for securities currently subject to the SRO pilot program, and 10% for securities not subject to the SRO pilot program; the percentage bands would be doubled during opening or closing. Trading would be subject to a 5 minute halt if no trading were to take place within 15 seconds of the price band implementation. The SEC has not yet determined whether to approve the limit up/limit down proposal.

FINRA and exchange rule amendments intended to clarify the review process for potentially erroneous trades in exchange-listed securities have also been adopted. In particular, these rule amendments establish uniform standards for reviews of (i) multi-stock events involving 20 or more securities and (ii) transactions that trigger an individual stock trading pause by a primary listing market and subsequent transactions that occur before the trading halt is in effect for over-the-counter trading. The relevant amendments to FINRA Rule 11892 (Clearly Erroneous Transactions in Exchange-Listed Securities) and corresponding exchange rules were approved on September 10, 2010 on a pilot basis, with an original end date of April 11, 2011. However, the pilot period has been extended to July 31, 2012.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010 also introduces regulatory uncertainty that may affect trading activities relevant to the tMEDS or the separate purchase contracts. This new legislation may require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants, major security-based swap participants, and end-user counterparties may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps and security-based swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the tMEDS or the separate purchase contracts to implement a convertible arbitrage strategy with respect to the tMEDS or the separate purchase contracts (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the tMEDS or the separate purchase contracts. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the tMEDS or the separate purchase contracts.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes, and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the tMEDS or the separate purchase contracts will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have sometimes had a significant effect on the trading prices and liquidity of equity-linked and convertible securities instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many equity-linked and convertible securities instruments investors employ difficult to execute and adversely affected both the liquidity and trading price of equity-linked and convertible securities instruments issued by many of the financial services companies subject to the prohibition. Any regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the tMEDS or the separate purchase contracts to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes, and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the tMEDS or the separate purchase contracts and make the convertible arbitrage strategy that many equity-linked and convertible securities instruments investors employ difficult to execute.

We may not be able to settle your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Thompson Creek. If for any reason the accelerated purchase contracts are not settled by the delivery of our common stock, we expect that your resulting claim for damages will rank equally with the claims of our common shareholders, in which case you will only be able to recover damages to the extent holders of our common stock receive any recovery. See "Description of the purchase contracts—Consequences of bankruptcy."

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If Thompson Creek becomes a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments (which include both principal and interest) due under the amortizing note component of a tMEDS or a separate amortizing note.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date.

Because the applicable market value of the common stock is determined over the 20 consecutive trading days ending on, and including, the third trading day immediately preceding the mandatory settlement date, the number of shares of common stock delivered for each purchase contract may, on the mandatory settlement date, be greater than or less than the number that would have been delivered based on the daily VWAP of Thompson Creek common stock on the last trading day of such 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the tMEDS or separate purchase contracts have the option to settle their purchase contracts early on any trading day prior to 5:00 p.m., New York City time, on the third scheduled trading day immediately preceding the mandatory settlement date. However, if you settle your purchase contracts prior to 5:00 p.m., New York City time, on the third scheduled trading day immediately preceding the mandatory settlement date, you will receive a number of shares of Thompson Creek common stock per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on November 10, 2012, 4.3562, which is 95% of the minimum settlement rate, and (ii) if you settle purchase contracts commencing on November 11, 2012, the minimum settlement rate, regardless of the current market value of Thompson Creek common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The fundamental change early settlement rate may not adequately compensate you.

If a "fundamental change" occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $20.00 per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See "Description of the purchase contracts—Early settlement upon a fundamental change."

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Until you acquire our common stock, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

Until you acquire our common stock, you are not entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will have rights with respect to shares of our common stock only when you become the holder of record of such shares. You will be deemed to be the holder of record of shares of our common stock issuable upon settlement of the purchase contracts as follows:

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in the case of purchase contracts settled on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 trading day period during which the applicable market value is determined;

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in the case of purchase contracts settled early at the holder's option, as of 5:00 p.m., New York City time, on the early settlement date; and

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in the case of purchase contracts settled early at the holder's option upon a fundamental change, as of 5:00 p.m., New York City time, on the fundamental change early settlement date;

For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the owner of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a shareholder.

If you purchase tMEDS in this offering, you will effectively incur immediate and substantial dilution in the book value of the underlying shares of common stock.

If you purchase tMEDS in this offering, the value of the underlying shares based on our actual book value will immediately be less than the effective offering price you paid. This reduction in value is known as dilution. As a result of this dilution, investors purchasing tMEDS in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation. Investors will incur additional dilution upon the exercise of stock options or other equity-based awards under our equity incentive plans and the issuance of equity securities in connection with transactions that we may pursue. In addition, if we issue additional equity securities, including options, warrants, preferred stock or convertible securities, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public and private offerings, the newly issued equity securities will further dilute your percentage ownership of our company.

We may issue additional shares of our common stock, which may dilute the value of our common stock but may not trigger an anti-dilution adjustment under the terms of the purchase contracts.

The trading price of our common stock may be adversely affected if we issue additional shares of our common stock. The number of shares of common stock issuable upon settlement of the purchase contracts is subject to adjustment only for certain events, including subdivisions, combinations, the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers. The number of shares of common stock deliverable upon settlement is not subject to adjustment for other events that may adversely affect the value of our common stock, such as employee stock options grants, offerings of our common stock for cash, certain exchanges of our common stock for other Thompson Creek securities or issuances of our common stock in connection with acquisitions and other transactions. The terms of the tMEDS do not restrict our ability to offer our common stock in the future or to engage in other transactions that could dilute our common stock, which may adversely affect the value of the tMEDS and separate purchase contracts.

The common stock underlying the tMEDS is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our preferred stock, to the extent we issue preferred stock in the future and the preferred stock remains outstanding at that time. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement among us, the purchase contract agent and the trustees will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the tMEDS will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold tMEDS, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

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disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

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provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

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the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the amortizing notes.

After this offering, we will have a significant amount of indebtedness.

As of March 31, 2012, after giving effect to the Transactions, our total debt would have been approximately $573.2 million (without including the amortizing notes that form part of the tMEDS), and we would have had unused commitments of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), and unused commitments of $123.8 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $409.6 million in deferred revenue under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction" and in note 11 to our audited consolidated financial statements for the year ended December 31, 2011 and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The amortizing notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

Subject to the limits contained in the credit agreement governing our revolving credit facility, the indenture that governs our outstanding 7.375% Senior Notes due 2018, the indenture that will govern the Senior Notes due 2019 offered concurrently, and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important negative consequences to the holders of the tMEDS or any separated amortizing notes, including:

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making it more difficult for us to satisfy our obligations with respect to the amortizing notes and our other debt;

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limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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increasing our vulnerability to general adverse economic and industry conditions;

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exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our revolving credit facility, are at variable rates of interest;

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limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

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placing us at a disadvantage compared to other, less leveraged competitors; and

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increasing our cost of borrowing.

In addition, our revolving credit facility, our Caterpillar equipment financing facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern the Senior Notes due 2019 offered concurrently will contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the amortizing notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the amortizing notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the amortizing notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the amortizing notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 restrict, and the indenture that will govern our Senior Notes due 2019 offered concurrently will restrict, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct substantially all of our operations through our subsidiaries, which will not be guarantors of the amortizing notes. Accordingly, repayment of our indebtedness, including the amortizing notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the amortizing notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the amortizing notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the credit agreement governing our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 limit, and the indenture that will govern our Senior Notes due 2019 offered concurrently will limit, the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the amortizing notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the amortizing notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the amortizing notes, our outstanding 7.375% Senior Notes due 2018 or our Senior Notes due 2019 offered in the concurrent offering could declare all outstanding principal and interest to be due and payable, the lenders under our revolving credit facility and the Caterpillar equipment financing facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the tMEDS or separated amortizing notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur additional debt. This could further exacerbate the risks to our financial condition described above.

As of March 31, 2012, we had unused commitments of $275.5 million (after giving effect to $24.5 million of outstanding letters of credit) under our revolving credit facility and unused commitments of $123.8 million under our Caterpillar equipment financing facility. Any additional borrowings under these facilities would be secured indebtedness, and the lenders under these facilities are entitled to recover their shares of any proceeds of the underlying collateral distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company, prior to any distributions of these proceeds to you.

Although our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern our Senior Notes due 2019 will contain, restrictions on the incurrence of additional indebtedness, these restrictions contain exceptions and do not prevent us from incurring obligations that do not constitute indebtedness. Although we do not record it as indebtedness, we have $409.6 million in deferred revenue under our Gold Stream transaction and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. These amounts are and would be secured by an interest in the gold we expect to produce at Mt. Milligan. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The amortizing notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. See "Description of other indebtedness and deferred revenue" and "Description of the amortizing notes."

Our revolving credit facility and the Caterpillar equipment financing facility contain covenants that require us to maintain certain financial metrics and ratios, and our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern the Senior Notes due 2019 offered in the concurrent offering will contain, covenants that restrict our current and future operations and limit our flexibility and ability to respond to changes or take certain actions.

Our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern our Senior Notes due 2019 offered concurrently will contain, certain restrictive covenants that impose significant operating and financial restrictions on us and, in some circumstances, limit our ability to engage in actions that may be in our long-term best interest, including, among other things our ability to:

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incur additional debt;

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sell, lease or transfer our assets;

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pay dividends or make other distributions or repurchase or redeem capital stock;

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prepay, redeem or repurchase certain debt;

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make loans or investments;

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enter into agreements restricting our subsidiaries' ability to pay dividends;

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make capital expenditures and investments;

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guarantee debts or obligations;

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create liens;

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enter into transactions with our affiliates; and

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enter into certain merger, consolidation or other reorganizations transactions.

These restrictions could limit our ability to obtain future financing, make acquisitions, grow in accordance with our strategy or secure the needed working capital to withstand future downturns in our business or the economy in general, or otherwise take advantage of business opportunities that may arise, any of which could place us at a competitive disadvantage relative to our competitors that may have less debt and are not subject to such restrictions.

A breach of the covenants under our revolving credit facility or the Caterpillar equipment financing facility may cause us to be in default under these facilities.

Our revolving credit facility requires us to maintain compliance with financial covenants for as long as the facility is in place. After giving effect to the Credit Facility Amendment described in "Description of other indebtedness and deferred revenue—Revolving credit facility," our revolving credit facility will require us to maintain compliance with financial covenants measuring maximum secured leverage and minimum liquidity. The Credit Facility Amendment will suspend the consolidated leverage ratio and consolidated interest coverage ratio under the revolving credit facility through the fiscal quarter ending December 31, 2013, but those ratios will apply following that date. In addition, the Caterpillar equipment financing facility requires us to maintain compliance with financial covenants, including those in our revolving credit facility through completion of Mt. Milligan. See "Description of other indebtedness and deferred revenue."

A breach of the financial covenants under our revolving credit facility and, therefore, the Caterpillar equipment financing facility could result in an event of default under such indebtedness. In addition, the lenders under our revolving credit facility could either refuse to lend additional funds to us or could accelerate the repayment of any outstanding borrowings under our revolving credit facility, and the lender under the Caterpillar equipment financing facility could: (i) terminate our lease of equipment purchased by the lender; (ii) terminate the lender's obligation to purchase additional equipment and lease such equipment; (iii) accelerate the payment of all lease payments unpaid, together with default interest; (iv) accelerate the payment of the balance of the purchase price for equipment which would have been due and payable from the date of termination and (v) foreclose on the equipment purchased and leased under the facility and apply the proceeds from the sale of such equipment to any shortfall in the payment by us of amounts due to the lender under the facility.

The termination of the Caterpillar equipment financing facility could cause significant delays in the construction of Mt. Milligan, which could result in a material adverse effect on our operating results and financial condition. If we were to default under our revolving credit facility or the Caterpillar equipment financing facility, we may not have sufficient assets to repay such indebtedness, nor may we have access to sufficient alternative sources of funds to the extent that borrowings under our revolving credit facility would be restricted. If we are unable to repay the indebtedness, the lenders could initiate a bankruptcy proceeding against us or collection proceedings with respect to our assets, all of which secure our indebtedness under our revolving credit facility, including the equipment purchased by the lender and leased to us under the Caterpillar equipment financing facility. A default under our revolving credit facility will trigger cross defaults in the Caterpillar equipment financing facility, and vice versa, and could also trigger cross defaults in the indenture that governs the amortizing notes, the indenture that governs our outstanding 7.375% Senior Notes due 2018, the indenture that will govern our Senior Notes due 2019 offered concurrently, and other material agreements.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings pursuant to our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all availability pursuant to our revolving credit facility and the Caterpillar equipment financing facility is fully drawn, each quarter point change in interest rates would result in an approximately $1.08 million change in annual interest expense on our indebtedness. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the amortizing notes.

Any default under the agreements governing our other indebtedness, or the remedies sought by the holders of the indebtedness, could prevent us from paying the installment payments on the amortizing notes and substantially decrease the market value of the amortizing notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other indebtedness. In the event of such a default:

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the holders of the indebtedness may be able to cause all of our available cash flow to be used to pay the indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

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we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our indebtedness or seek concessions from the holders of the indebtedness.

The amortizing notes will be effectively subordinated to our indebtedness under our revolving credit facility and the Caterpillar equipment financing facility, and our obligations under the Gold Stream transaction.

The amortizing notes will not be secured by any of our assets. As a result, the amortizing notes will be effectively subordinated to our indebtedness under our revolving credit facility with respect to the assets that secure that indebtedness and to our indebtedness under the Caterpillar equipment financing facility with respect to the equipment that secures such indebtedness. As of March 31, 2012, we had $24.5 million in letters of credit outstanding under our revolving credit facility, resulting in total unused availability of approximately $275.5 million. As of March 31, 2012, we also had unused availability of $123.8 million under our Caterpillar equipment financing facility, and we may incur additional secured debt in the future. In addition, although we do not record it as indebtedness, we have $409.6 million in deferred revenue under our Gold Stream transaction and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under our agreement with Royal Gold, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The amortizing notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the amortizing notes only after all indebtedness under our revolving credit facility and the Caterpillar equipment financing facility has been paid in full. As a result, the holders of the amortizing notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The amortizing notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The amortizing notes will not be guaranteed by any of our subsidiaries. Accordingly, our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the amortizing notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The amortizing notes will therefore be structurally subordinated to all indebtedness and other obligations of our subsidiaries such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

Unlike the terms of our other debt securities, the amortizing notes will not provide holders with the right to require the Company to repurchase them upon a fundamental change.

The terms of our existing debt securities, including the Senior Notes due 2019 offered concurrently with the tMEDS, provide that upon the occurrence of certain corporate events, including certain events that would constitute a "fundamental change" as defined under "Description of the purchase contracts," holders will have the right to require us to repurchase their debt securities. The terms of the indenture that governs the amortizing notes do not provide holders of amortizing notes with any such repurchase right. Accordingly, holders of our amortizing notes will bear the risk that any such fundamental change occurs and adversely affects our capital structure, credit ratings or the value of the amortizing notes.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds of this offering, together with the net proceeds of the concurrent offering of Senior Notes due 2019, cash from operations and funds from prior financing arrangements, to complete construction of our Mt. Milligan copper-gold mine. Any residual funds, after completion of construction, will be allocated to our working capital. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may affect the market value of the amortizing notes and, consequently, the tMEDS offered hereby.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. As a result, real or anticipated changes in our credit ratings will generally affect the market value of the amortizing notes and, consequently, the tMEDS. If any credit rating initially assigned to the amortizing notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your tMEDS or any separate amortizing notes without a substantial discount.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent offering of Senior Notes due 2019. Any downgrade by either Standard & Poor's or Moody's may result in higher borrowing costs.

Credit ratings are not recommendations to purchase, hold or sell the amortizing notes or the tMEDS. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the amortizing notes or the tMEDS.

The secondary market for the tMEDS, the purchase contracts and the amortizing notes may be illiquid.

We will apply to list the tMEDS on the New York Stock Exchange, subject to satisfaction of its minimum listing standards with respect to the tMEDS. If approved for listing, we expect that the tMEDS will begin trading on the New York Stock Exchange within 30 days after the tMEDS are first issued. In addition, the underwriters have advised us that they intend to make a market in the tMEDS. However, we cannot assure you that the tMEDS will be approved for listing, and listing on the New York Stock Exchange does not guarantee that a trading market will develop. Furthermore, the underwriters are under no obligation to make a market in the tMEDS, and they may discontinue any market-making activity at any time in their sole discretion without prior notice to tMEDS holders. Accordingly, we cannot assure you that a liquid trading market will develop for the tMEDS (or, if developed, that a liquid trading market will be maintained), or that you will be able to sell tMEDS at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the tMEDS, purchasers of tMEDS will be able to separate each tMEDS into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of tMEDS are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the New York Stock Exchange) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The U.S. and Canadian federal income tax consequences relating to the tMEDS are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the tMEDS or instruments similar to the tMEDS for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the tMEDS are not certain. Specifically, the amortizing notes and the purchase contracts could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case holders could be required to recognize as income the entire amount of each payment on the amortizing notes (rather than treating a portion as a tax-free return of principal). No ruling is being requested from the Internal Revenue Service with respect to the tMEDS, and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed below under "Certain material United States federal income tax considerations." Similarly, no authority directly addresses the characterization of the tMEDS for Canadian federal income tax purposes. As a result, some aspects of the Canadian federal income tax consequences of an investment in the tMEDS are not certain. If the components of a tMEDS were treated as a separate property for Canadian federal income tax purposes, the consequences to a holder could differ from the consequences described below under "Certain material Canadian federal income tax considerations." Holders should consult their tax advisors regarding potential alternative tax characterizations of the tMEDS.

You may be subject to U.S. federal income tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The settlement rate of the purchase contracts is subject to adjustment in certain circumstances. If the settlement rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. Holders should consult their tax advisors regarding the tax consequences of receiving constructive dividends. See "Certain material United States federal income tax considerations."

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $212.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or $241.1 million if the underwriters exercise their option to purchase additional tMEDS in full). In addition, we estimate that the net proceeds from the concurrent offering of Senior Notes due 2019 will be approximately $194.6 million.

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent offering of Senior Notes due 2019, cash from operations and funds from prior financing arrangements, to complete construction of our Mt. Milligan copper-gold mine.

We are undertaking this offering and the concurrent offering of Senior Notes due 2019 to provide additional funding for Mt. Milligan. However, the concurrent offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the concurrent offering of Senior Notes due 2019. If the net proceeds of the concurrent offering of Senior Notes due 2019 are less than $194.6 million or if we fail to complete the offering of Senior Notes due 2019, we may need additional financing in the future to complete the construction and development of Mt. Milligan and for other expenditures. Failure to obtain any such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties, and reduce or terminate our operations. We may be unable to obtain additional debt or equity financing on terms acceptable to us to meet these requirements, or at all. If we fail to obtain such financing, our growth prospects, results of operations and financial condition may be adversely affected.

 Capitalization

The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 31, 2012, on:

•
an actual basis;

•
an as adjusted basis to give effect to the sale of the tMEDS; and

•
an as further adjusted basis to give effect to the sale of $200,000,000 aggregate principal amount of Senior Notes due 2019 in the concurrent offering of Senior Notes due 2019. See "Summary—The Transactions."

These "As adjusted" and "As further adjusted" amounts do not reflect the use of proceeds contemplated hereby. See "Use of proceeds." You should read this table along with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The offering of Senior Notes due 2019 is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the offering of Senior Notes due 2019. There can be no assurance as to the aggregate principal amount of Senior Notes due 2019 that will be issued in the concurrent offering of Senior Notes due 2019.

	As of March 31, 2012
(U.S. dollars in millions)	Actual	As adjusted	As further adjusted

		(unaudited)
Cash and cash equivalents	$162.7	$374.7	$569.3

Long-term debt(1):
Revolving credit facility(2)	$—	$—	$—
Caterpillar equipment financing facility(3)	8.2	8.2	8.2
Equipment loans	14.7	14.7	14.7
7.375% Senior Notes due 2018	350.0	350.0	350.0
Senior Notes due 2019 offered concurrently	—	—	200.0
11.68% Amortizing notes that are components of the tMEDS offered hereby(4)	—	35.9	35.9
Other debt	0.3	0.3	0.3

Total debt	$373.2	$409.1	$609.1

Shareholders' equity
Common stock, no-par value, unlimited shares authorized and 168,077,396 issued and outstanding as of March 31, 2012(5)	$1,015.2	$1,015.2	$1,015.2
Additional paid-in capital(6)	53.6	231.1	231.1
Retained earnings	639.7	639.7	639.7
Accumulated other comprehensive income	51.4	51.4	51.4
Total shareholders' equity	$1,759.9	$1,937.4	$1,937.4

Total capitalization	$2,133.1	$2,346.4	$2,546.4

(1)   Although we do not record it as indebtedness, we also have $409.6 million in outstanding deferred revenues under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction" and note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K and $171.9 million in remaining proceeds of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. These amounts are and would be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The amortizing notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

(2)   As of March 31, 2012, we had available borrowings of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), all of which, if borrowed, would be secured. See "Description of other indebtedness and deferred revenue—Revolving credit facility" for a description of this facility.

(3)   As of March, 31, 2012, we had available borrowings of $123.8 million under our Caterpillar equipment financing facility, all of which, if borrowed, would be secured by the equipment financed with those borrowings. See "Description of other indebtedness and deferred revenue—Caterpillar equipment financing facility" for a description of this facility.

(4)   Each tMEDS offered hereby will include an amortizing note, as described in "Description of the amortizing notes."

(5)   The "As adjusted" and "As further adjusted" share numbers do not include shares of common stock issuable upon settlement of the purchase contracts that are components of the tMEDS.

(6)   Each tMEDS offered hereby will include a purchase contract, as described in "Description of the purchase contracts." We will account for the purchase contracts that are components of the tMEDS offered hereby as equity and will record the initial fair value of these purchase contracts, net of the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts, as additional paid-in capital.

Price range of common stock; Dividend policy

Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "TC" and on the Toronto Stock Exchange ("TSX") under the symbol "TCM."

On May 4, 2012, the last reported sale price of our common stock was $5.53 per share on the NYSE and C$5.51 on the TSX. The following table sets forth information relating to the high and low intraday sales prices of our common stock during the periods indicated.

		NYSE		TSX
		High	Low	High	Low

2012	2nd quarter (through May 4, 2012)	$6.96	$5.37	C$ 6.89	C$ 5.30
	1st quarter	9.50	6.57	9.43	6.56
2011	4th quarter	7.67	5.44	7.72	5.79
	3rd quarter	10.43	5.98	10.10	6.25
	2nd quarter	13.63	9.21	13.05	9.02
	1st quarter	16.06	11.27	15.43	11.09
2010	4th quarter	15.03	10.21	14.92	10.56
	3rd quarter	11.20	8.01	11.54	8.54
	2nd quarter	14.65	8.03	14.70	8.48
	1st quarter	15.20	11.06	15.56	11.92

The following tables show the monthly range of high and low prices per share of our common stock and the total volume of common stock traded on the NYSE and the TSX during the 12 month period before the date of this prospectus supplement.

		NYSE			TSX
		High	Low	Volume	High	Low	Volume

2012	May (through May 4, 2012)	$6.10	$5.37	8,096,413	C$ 6.00	C$5.51	1,440,142
	April	6.97	5.88	30,926,300	6.89	5.81	9,320,853
	March	7.48	6.57	40,859,800	7.38	6.56	11,136,758
	February	9.50	7.15	46,499,100	9.43	7.07	14,989,910
	January	8.84	7.05	31,334,400	8.84	7.14	11,974,761
2011	December	7.60	6.38	37,105,600	7.72	6.65	12,569,506
	November	7.48	5.84	41,841,700	7.57	6.08	12,545,941
	October	7.67	5.44	54,913,500	7.61	5.79	15,695,806
	September	8.66	5.98	55,233,200	8.52	6.25	18,781,886
	August	9.23	7.05	87,089,500	8.64	6.94	22,859,370
	July	10.43	8.90	40,253,500	10.10	8.51	10,411,879
	June	11.11	9.21	48,993,700	10.77	9.02	14,001,629
	May	12.41	10.07	49,438,200	11.75	9.84	18,198,264

As of March 31, 2012, there were 168,077,396 shares of common stock issued and outstanding. As of March 31, 2012, there were approximately 49 shareholders of record.

We have not declared or paid any dividends on our common stock since the date of our formation. We intend to retain our earnings, if any, to finance the growth and development of our business and have no present intention of paying dividends or making any other distributions in the foreseeable future. In addition, our credit agreement and the indenture that governs our 7.375% Senior Notes due 2018 contain, and the indenture that will govern our Senior Notes due 2019 offered concurrently will contain, covenants restricting our ability to pay dividends to our shareholders.

Ratio of earnings to fixed charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Three months ended March 31,	Three months ended March 31,	Fiscal Year ended December 31,
	2012	2011	2011	2010	2009	2008		2007

Ratio of earnings to fixed charges	(1)	109.4	59.3x	134.9x	(2)	20.6x	(3)	5.8x

(1)   For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges by $11.0 million.

(2)   For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $54.0 million.

 Included in earnings for the year ended December 31, 2009 was a non-cash charge related to the change in fair value of our warrants of $93.4 million. This charge was the result of our adopting new accounting rules that were not effective until January 1, 2009.

(3)   The earnings for the year ended December 31, 2008 included a charge of $68.2 million related to the write-down of goodwill.

We direct Canadian investors to the section of the Canadian version of this prospectus supplement entitled "Additional information for Canadian investors" for more information on our earnings coverage ratio.

Description of other indebtedness and deferred revenue

Other indebtedness

As of March 31, 2012, after giving effect to the Transactions, our total debt would have been approximately $573.2 million (without including the amortizing notes that form part of the tMEDS), and we would have had unused commitments of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), and unused commitments of $123.8 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $409.6 million in deferred revenue under our Gold Stream transaction described below and in note 11 to our audited consolidated financial statements for the year ended December 31, 2011 and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

Revolving credit facility

During the fourth quarter of 2010, we entered into a senior secured revolving credit agreement, the key terms of which are described below. Such description is not complete and is qualified in its entirety by reference to the complete text of the underlying credit agreement and guarantee and collateral agreements. The credit agreement provided for the four-year revolving credit facility in the original amount of $290.0 million and permitted us to increase the size of the revolving credit facility to $300.0 million at any time. We amended our revolving credit facility in February 2011 to increase the amount of total commitments thereunder to $300.0 million. Up to $100.0 million of the revolving credit facility is available for letters of credit, and up to $30.0 million is available for swingline loans.

The revolving credit facility is available for borrowings by us in U.S. dollars and Canadian dollars. The revolving credit facility will terminate and all amounts outstanding will be due and payable on December 10, 2014. We can prepay amounts outstanding under the revolving credit facility at any time, and the revolving credit facility can be voluntarily terminated at any time prior to the December 10, 2014 maturity date without premium or penalty. We are required to pay interest on the amounts borrowed under the revolving credit facility at either the ABR (as defined in the revolving credit facility) or the Eurodollar Rate (as defined in the revolving credit facility), in the case of US dollar denominated loans, and at either the Canadian Prime Rate (as defined in the revolving credit facility) or the CDOR Rate (as defined in the revolving credit facility), in the case of Canadian dollar denominated loans, in each case, plus an applicable margin. We are also required to pay a commitment fee on the actual daily unused amount of commitments under the revolving credit facility. The interest rates and commitment fees are determinable based on our consolidated leverage ratio, as defined in the revolving credit facility. Borrowings under the revolving credit facility will be used for general corporate purposes, including capital expenditures relating to the development of Mt. Milligan. The revolving credit facility includes both standard financial and nonfinancial covenants, including ratio tests for leverage and interest coverage.

As of March 31, 2012, we had no outstanding borrowings under the revolving credit facility and had issued and outstanding $24.5 million in letters of credit. Interest and finance fees expense for the three months ended March 31, 2012 related to the revolving credit facility were $1.4 million. As of the date of this prospectus supplement, we were in compliance with all our covenants under our revolving credit facility.

Concurrently with the closing of our offering of 7.375% Senior Notes due 2018 in May 2011, we entered into a second amendment to our revolving credit facility which provided for certain changes to the negative covenants in our revolving credit facility to permit the issuance of such notes as well as giving us more flexibility to make investments and capital expenditures.

On December 14, 2011, we entered into a third amendment to our revolving credit facility in order to allow us to enter into an amended and restated purchase and sale agreement with Royal Gold executed in December 2011 (see "—Gold Stream transaction"). The amendment also modified the measurement of our consolidated liquidity for purposes of the minimum consolidated liquidity test to include the amount of cash to be received in the immediately following fiscal quarter pursuant to the amended and restated purchase and sale agreement with Royal Gold.

Concurrently with the closing of this offering, we will enter into the Credit Facility Amendment. The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the Transactions, while further limiting our ability to incur new debt obligations in the future. The effectiveness of the Credit Facility Amendment is conditioned upon the consummation of this offering and the concurrent offering of Senior Notes due 2019. The Credit Facility Amendment suspends the consolidated leverage ratio and consolidated interest coverage ratio tests from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013, but will provide that we must satisfy (i) a consolidated secured leverage ratio test as of June 30, 2012 through December 31, 2013 by maintaining a ratio of consolidated secured total debt to consolidated EBITDA of 3.00 to 1.00 or less and (ii) a minimum liquidity test of $75,000,000 at the end of each fiscal quarter until the completion of the Mt. Milligan project.

Security and collateral

Subject to certain exceptions, our obligations under the revolving credit facility are unconditionally and irrevocably guaranteed jointly and severally by all of our material current and future wholly owned subsidiaries. Our obligations under the revolving credit facility, and the guarantees of those obligations (as well as cash management and hedging obligations), are secured by substantially all of our assets and substantially all of the assets of our material current and future subsidiaries, including but not limited to:

•
all of our capital stock and the capital stock of each of our existing and future direct and indirect subsidiaries; and

•
substantially all of our material existing and future subsidiaries' tangible and intangible assets.

Covenants

Our revolving credit facility imposes restrictions on us, including limitations on our ability to incur additional debt, enter into capital leases, grant liens, pay dividends and make certain other payments, sell assets, or merge or consolidate with or into another entity. In addition, our revolving credit facility limits our ability to enter into sale-and-leaseback transactions. After giving effect to the Credit Facility Amendment described above, our revolving credit facility will require that we meet and maintain the following financial ratios:

	Consolidated leverage ratio	Consolidated interest coverage ratio	Consolidated secured leverage ratio

Requirement through quarter ended March 31, 2012	≤3.50:1.00	≥3.00:1.00	N/A
Requirement for quarters ended June 30, 2012 through December 31, 2013	N/A	N/A	≤3.00:1.00
Requirement for quarters ending on March 31, 2014 and thereafter	≤3.00:1.00	≥3.00:1.00	N/A
Actual as of March 31, 2012	2.79:1.00	5.94:1.00	0.17:1.00

After giving effect to the Credit Facility Amendment, the consolidated leverage ratio and the consolidated interest coverage ratio will be suspended from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013 and will begin to apply again beginning with the four fiscal quarters ending March 31, 2014. The consolidated secured leverage ratio will apply for quarters ending June 30, 2012 and thereafter until and including December 31, 2013.

Our ability to comply with these covenants and to meet and maintain the financial ratios may be affected by events beyond our control. Borrowings under our revolving credit facility are subject to compliance with these covenants. As of March 31, 2012, we were in compliance with these covenants.

Events of default

Our revolving credit facility contains customary events of default, including a cross-default provision such that noncompliance with the covenants in certain of our other debt agreements would cause a default under the revolving credit facility.

Caterpillar equipment financing

On March 30, 2011, we entered into the Master Agreement with Caterpillar, which was amended and restated on December 9, 2011.

The Master Agreement provides for up to $132.0 million in equipment financings (the "Facility") comprising three separate tranches of $20.0 million, $50.0 million and $62.0 million. The $20.0 million tranche is currently available, and the $50.0 million and $62.0 million tranches are available upon the satisfaction of certain conditions specified in the Master Agreement.

We entered into the Master Agreement to finance our purchase of mobile mining equipment from Finning (Canada) and Bucyrus Canada Limited for use at Mt. Milligan. Pursuant to the Master Agreement and agreements entered into in connection therewith, we may draw down on the facility as the equipment is delivered to Mt. Milligan and use the proceeds from each drawdown to purchase the equipment directly from the applicable vendors. Caterpillar will then purchase such equipment from us and simultaneously lease such equipment back to us.

Each borrowing under the Facility will be for a term of 60 months. We will pay interest on the amounts borrowed under the Facility at either floating or fixed rates, at our option, calculated as set forth in the Master Agreement. Our ability to request advances under the Facility will terminate 33 months following its effective date (or such later date as may be agreed upon by Caterpillar) and any unused commitments under the Facility will then terminate and no longer be available to us. At the end of each 60-month lease period, we will have the option to purchase the underlying equipment for a nominal sum.

The Master Agreement contains customary representations and warranties for the benefit of Caterpillar. The Master Agreement also contains various affirmative and negative covenants and customary events of default. Under the terms of the Master Agreement, during the term of the facility, we are required to be in compliance with the consolidated leverage ratio and consolidated interest coverage ratio financial covenants included in our revolving credit facility described above. In addition, as a condition to any drawdown of the facility, we must be in compliance with the consolidated liquidity financial covenant included in the revolving credit facility.

As of March 31, 2012, we had drawn down approximately $8.2 million under the first tranche of the equipment financing facility.

Equipment loans

As of March 31, 2012, we had $14.7 million of equipment financing outstanding, secured by mobile mining equipment we purchased in 2008 and 2010. These loans bear interest at rates from 3.6% to 5.9%.

7.375% Senior Notes due 2018

On May 20, 2011, we issued $350.0 million aggregate principal amount of our 7.375% senior unsecured notes due 2018. These notes mature on June 1, 2018 and accrue interest from May 20, 2011 until maturity at a fixed rate of 7.375% per year. Interest is payable in cash semi-annually in arrears on June 1 and December 1. These notes are guaranteed on a senior basis by substantially all of our subsidiaries.

The notes and related guarantees are we and the guarantors' senior unsecured obligations, rank senior in right of payment to we and the guarantors' future subordinated indebtedness and rank equally in right of payment with we and the guarantors' existing and future senior indebtedness.

The notes are governed by the indenture, dated as of May 20, 2011, by and among us, the guarantors, and Wells Fargo Bank, National Association, as trustee. The notes are not convertible into our equity. The notes include both standard financial and non-financial covenants, including, among others, limitations on our ability and the ability of our "Restricted Subsidiaries" (as defined in the indenture) to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, sell assets, incur liens, enter into transactions with affiliates, enter into arrangements restricting our subsidiaries' ability to pay dividends and consolidate, merge, or sell all or substantially all of our assets, in each case, subject to certain exceptions. We are currently in compliance with these covenants. Upon the occurrence of specified kinds of changes of control, noteholders will have the right to cause us to repurchase some or all of the notes at 101% of their face amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are redeemable at our option at any time prior to June 1, 2014 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and a make-whole premium. We also may redeem up to 35% of the original principal amount of the notes at any time prior to June 1, 2014 with the proceeds of certain equity offerings at a redemption price of 107.375% of the principal amount of the notes, together with accrued and unpaid interest to, but not including, the date of redemption. We also may redeem the notes at any time on or after June 1, 2014 at the redemption prices specified in the indenture together with accrued and unpaid interest to, but not including, the date of redemption. Finally, we may redeem the notes at any time upon the occurrence of specified events relating to Canadian tax law, at a redemption price of 100% of the principal amount of the notes plus accrued and unpaid interest to, but not including, the date of redemption.

In connection with the issuance of the notes, we, the guarantors, and the initial purchasers entered into an agreement obligating us to file a registration statement with the SEC so that the holders of the notes could exchange the notes for registered notes and related guarantees evidencing the same indebtedness as the notes. In December 2011, we completed the exchange offer of the original notes for a like principal amount of exchange notes registered under the Securities Act of 1933.

Senior Notes due 2019

As described in the "Summary—The Transactions," concurrently with the offering of the tMEDS, we are offering $200.0 million aggregate principal amount of Senior Notes due 2019. The Senior Notes due 2019 will be our senior unsecured obligations and will rank equally in right of payment with the amortizing notes that are components of the tMEDS offered hereby. Interest on the Senior Notes due 2019 will be paid semiannually, and the final maturity of the Senior Notes due 2019 is expected to be May 1, 2019. See "Capitalization."

Deferred revenue

  Gold Stream transaction

On October 20, 2010, in connection with the Terrane acquisition, we entered into a purchase and sale agreement with a subsidiary of Royal Gold, Inc. ("Royal Gold") that provided for, among other things, the purchase by Royal Gold of 25% (the "designated percentage") of the payable gold produced by Mt. Milligan. We refer to the transaction in this prospectus supplement as the "Gold Stream transaction." The Gold Stream transaction is secured by the Mt. Milligan assets until the deposits received have been reduced to zero, at which time the security held by Royal Gold, except for its security interest in the designated percentage of payable gold, is to be discharged. Such interest, except for the security interest in the designated percentage of payable gold, is subordinated to the liens securing the revolving credit facility and the Caterpillar equipment financing and is subject to subordination to other project or corporate financings.

Under the terms of the original Gold Stream transaction, upon closing of the Terrane acquisition, we received an initial cash deposit of $226.5 million. Under the terms of the original Gold Stream transaction, we were entitled to receive future staged cash deposits from Royal Gold of $85.0 million during the mine construction of Mt. Milligan, which would bring the total cash deposits received from Royal Gold to $311.5 million. The deposits will be offset against Royal Gold's purchase of gold under the agreement until the deposit is completely reduced. Under the terms of the original Gold Stream transaction, for each of the first 550,000 ounces of gold delivered to Royal Gold, we would receive cash equal to the lesser of $400 per ounce or the prevailing market price. To the extent that the prevailing market price exceeds $400 per ounce, the deposit would be reduced. For each ounce of gold delivered to Royal Gold beyond the delivery of 550,000 ounces, we would receive cash equal to the lesser of $450 per ounce or the prevailing market price. To the extent that the prevailing market price exceeds $450 per ounce, the deposit will be reduced. Once the deposit is reduced to zero, Royal Gold will pay $450 per ounce, subject to the first 550,000 ounces of gold being delivered. If at the end of the initial 50-year term of the agreement the deposit has not been reduced to zero, we must refund the outstanding portion of the deposit to Royal Gold.

On December 14, 2011, we and one of our wholly-owned subsidiaries entered into an amended and restated purchase and sale agreement (the "Amended and Restated Agreement") with Royal Gold and one of its wholly-owned subsidiaries whereby we, among other things, agreed to sell to Royal Gold an additional 15% of the payable gold from the Mt. Milligan copper-gold project in exchange for a total of $270.0 million, $112.0 million of which was paid shortly after signing of the Amended and Restated Agreement. We used the proceeds from the Amended and Restated Agreement to finance a portion of the construction of Mt. Milligan and related costs.

Under the Amended and Restated Agreement, Royal Gold increased its aggregate investment (including amounts previously funded under the original agreement and commitments for future funding) from $311.5 million to $581.5 million, and agreed to purchase a total of 40% of the payable ounces of gold produced from Mt. Milligan at a cash purchase price equal to the lesser of $435 per ounce, with no inflation adjustment, or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold).

Following the execution of the Amended and Restated Agreement, Royal Gold made a cash payment of $112.0 million to us. Following this payment, and taking into account payments totaling $252.6 million made by Royal Gold under the original agreement, Royal Gold will make future scheduled payments to us in the aggregate amount of $216.9 million, which will be paid on a quarterly basis commencing on March 1, 2012 at the rate of $45 million per quarter in calendar year 2012 (representing an aggregate of $180 million in calendar year 2012), $12 million per quarter in the first two quarters of calendar year 2013, and $12.9 million in the third quarter of calendar year 2013 (representing an aggregate of $36.9 million in calendar year 2013). Following the scheduled payment in the third quarter of 2013, Royal Gold will have satisfied its obligations to make quarterly payments to us. Royal Gold's obligation to make these quarterly payments is subject to the satisfaction of certain conditions included in the Amended and Restated Agreement (including that the aggregate amount of historical payments made by Royal Gold plus the applicable quarterly payment is less than the aggregate costs of developing Mt. Milligan incurred or accrued by us as of the date of the applicable quarterly payment). In the event that a quarterly payment is postponed as a result of the failure by us to satisfy a condition precedent, all subsequent calendar payments will be adjusted forward one full calendar quarter until such time as all conditions precedent have been satisfied for the next scheduled quarterly payment.

The deposits received under the Gold Stream transaction are classified as deferred revenue, but not as indebtedness on our consolidated balance sheet. Once Mt. Milligan is in production and begins selling gold ounces to Royal Gold, the deferred revenue will be amortized into revenue based on the gold delivered.

See note 11 to our consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus for more information about the Gold Stream transaction.

Description of the tMEDS

Thompson Creek is offering 8,800,000 tMEDS (or 10,000,000 tMEDS if the underwriters exercise their option to purchase additional tMEDS in full), each with a stated amount of $25. Each tMEDS is a unit composed of a prepaid stock purchase contract (a "purchase contract") and a senior amortizing note (an "amortizing note"), in each case issued by Thompson Creek.

The following summary of the terms of the tMEDS, the summary of the terms of the purchase contracts set forth under the caption "Description of the purchase contracts" and the summary of the terms of the amortizing notes set forth under the caption "Description of the amortizing notes" in this prospectus supplement contain a description of all of the material terms of the tMEDS and their components but are not complete. Thompson Creek refers you to:

•
the form of purchase contract agreement, to be dated the date of initial issuance of the tMEDS, among Thompson Creek, Wells Fargo Bank, National Association, as purchase contract agent and attorney-in-fact for the holders of purchase contracts from time to time, Wells Fargo Bank, National Association, as U.S. trustee (the "U.S. Trustee") under the indenture described below, and Valiant Trust Company, as Canadian co-trustee (the "Canadian Trustee" and, together with the U.S. Trustee, the "Trustees") under the indenture (the "purchase contract agreement") pursuant to which the purchase contracts and tMEDS will be issued;

•
the form of indenture, to be dated the date of initial issuance of the tMEDS, between Thompson Creek and Wells Fargo Bank, National Association, as trustee; and

•
the form of supplemental indenture for such amortizing notes, to be dated the date of initial issuance of such amortizing notes, between Thompson Creek, as issuer, Wells Fargo Bank, National Association, as U.S. Trustee, and Valiant Trust Company as Canadian Trustee, pursuant to which the amortizing notes will be issued.

The form of indenture has been, and the form of related supplemental indenture for the amortizing notes and the form of purchase contract agreement will be, filed as exhibits to, or incorporated by reference into, the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the term "Thompson Creek" means Thompson Creek Metals Company Inc. and does not include any of its existing or future subsidiaries.

Components of the tMEDS

Each tMEDS offered is a unit composed of:

•
a prepaid purchase contract issued by Thompson Creek pursuant to which Thompson Creek will deliver to the holder, not later than 5:00 pm, New York City time, on May 15, 2015 (the "mandatory settlement date"), a number of shares of Thompson Creek common stock per prepaid purchase contract equal to the settlement rate described below under "Description of the purchase contracts—Delivery of common stock"; and

•
a senior amortizing note issued by Thompson Creek with an initial principal amount of $4.075312 that pays equal quarterly installments of $0.406250 per amortizing note (except for the August 15, 2012 installment payment, which will be $0.424306 per amortizing note), which cash payments in the aggregate would be equivalent to a 6.50% cash distribution per year on the $25 stated amount per tMEDS.

Unless previously settled at your option as described in "Description of the purchase contracts—Early settlement" or "Description of the purchase contracts—Early settlement upon a fundamental change," Thompson Creek will deliver to you not more than 5.3879 shares of Thompson Creek common stock and not less than 4.5855 shares of Thompson Creek common stock, no par value (the "common stock"), on the mandatory settlement date, based upon the applicable settlement rate (as defined below), which is subject to adjustment as described herein, and the applicable market value (as defined below) of Thompson Creek common stock, as described below under "Description of the purchase contracts—Delivery of common stock."

Each amortizing note will have an initial principal amount of $4.075312. On each February 15, May 15, August 15 and November 15, commencing on August 15, 2012, Thompson Creek will pay equal quarterly installments of $0.406250 on each amortizing note (except for the August 15, 2012 installment payment, which will be $0.424306 per amortizing note). Each installment will constitute a payment of interest (at an annual rate of 11.68%) and a partial repayment of principal of the amortizing note, allocated as set forth on the amortization schedule set forth under "Description of the amortizing notes—Amortization schedule."

The stated amount of each tMEDS must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. Thompson Creek has determined that the fair market value of each amortizing note is $4.075312 and the fair market value of each purchase contract is $20.924688. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the U.S. Internal Revenue Service).

Separating and recreating tMEDS

Upon the conditions and under the circumstances described below, a holder of a tMEDS will have the right to separate a tMEDS into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a tMEDS.

Separating tMEDS

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as tMEDS and will trade under the CUSIP number for the tMEDS.

On any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tMEDS to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date, you will have the right to separate your tMEDS into its constituent purchase contract and amortizing note (which Thompson Creek refers to as a "separate purchase contract" and a "separate amortizing note," respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that tMEDS will cease to exist. If you beneficially own a tMEDS, you may separate it into its constituent purchase contract and constituent amortizing note by delivering written instructions to your participant to notify DTC through DTC's Deposit/Withdrawal at Custodian ("DWAC") system of your desire to separate the tMEDS. Holders who elect to separate the purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

"business day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close.

Recreating tMEDS

On any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tMEDS to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date, you may recreate a tMEDS from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a tMEDS by delivering written instruction to your participant to notify DTC through DTC's DWAC system of your desire to recreate the tMEDS. Holder who elect to recreate tMEDS shall be responsible for any fees or expenses payable in connection with such recreation.

Global securities

Your tMEDS, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of The Depository Trust Company ("DTC"). You will not be entitled to receive definitive physical certificates for your tMEDS, purchase contracts or amortizing notes, except under the limited circumstances described under "Book-entry procedures and settlement—Definitive securities and paying agent." Beneficial interests in a tMEDS and, after separation, the separate purchase contract and separate amortizing note will be shown on and transfers will be effected through direct or indirect participants in DTC. In order to separate your tMEDS into its component parts, you must deliver written instruction to the broker or other direct or indirect participant through which you hold an interest in your tMEDS (your "participant") to notify DTC through DTC's DWAC System of your election to separate the tMEDS.

Deemed actions by holders by acceptance

Each holder of tMEDS or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•
irrevocably authorized and directed the purchase contract agent to execute and deliver on its behalf and perform the purchase contract agreement on its behalf, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•
in the case of a purchase contract that is a component of a tMEDS, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all purposes;

•
consented to the provisions of the purchase contract agreement;

•
represented that its acquisition of the tMEDS or separate purchase contract, as the case may be, and its holding of the same satisfy the applicable fiduciary requirements of ERISA, if any, and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or that such acquisition otherwise will not result in a non-exempt prohibited transaction;

•
in the case of a holder of a tMEDS, agreed, for all purposes, including Canadian and U.S. federal income tax purposes, to treat:

  •
  a tMEDS as an investment unit composed of two separate instruments, in accordance with its form;

  •
  the amortizing notes as indebtedness of Thompson Creek; and

  •
  the allocation of the $25 stated amount per tMEDS between the purchase contract and the amortizing note so that such holder's initial tax basis in each purchase contract will be $20.924688 and such holder's initial tax basis in each amortizing note will be $4.075312; and

•
agreed to be bound by the terms and provisions of the purchase contract agreement.

Listing of securities

Thompson Creek will apply to list the tMEDS on the New York Stock Exchange under the symbol "TC PR T." If the tMEDS are approved for listing, Thompson Creek expects that the tMEDS will begin trading on the New York Stock Exchange within 30 calendar days after the tMEDS are first issued. In addition, Thompson Creek has been informed by the underwriters that they intend to make a market in the tMEDS after the offering is completed but the underwriters are under no obligation to do so. However, listing the tMEDS on the New York Stock Exchange does not guarantee that a trading market will develop and the underwriters may discontinue their market-making at any time without notice. Accordingly, Thompson Creek cannot assure you that a liquid trading market will develop for the tMEDS (or, if developed, that a liquid trading market will be maintained), that you will be able to sell tMEDS at a particular time or that the prices you receive when you sell will be favorable.

Thompson Creek will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of tMEDS are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that Thompson Creek list such separate purchase contracts and separate amortizing notes, Thompson Creek may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of Thompson Creek's choosing (which may or may not be the New York Stock Exchange), subject to applicable listing requirements.

Thompson Creek common stock is listed on the NYSE under the symbol "TC" and the TSX under the symbol "TCM." Thompson Creek has applied to have the shares of Thompson Creek common stock deliverable upon settlement of all purchase contracts approved for listing on the NYSE and the TSX. Any listing of these shares is subject to the Company fulfilling all the listing requirements of the NYSE and the TSX.

Title

Thompson Creek and the purchase contract agent may treat the registered owner of any tMEDS or separate purchase contracts or separate amortizing notes, as the case may be, as the absolute owner of such tMEDS or separate purchase contracts or separate amortizing notes for the purpose of settling the related purchase contracts and for all other purposes.

Accounting for the tMEDS

We expect to record the issuance of the purchase contract portion of the tMEDS as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the tMEDS as long-term debt and to record the issuance costs of the amortizing notes as a prepaid expense, which will be amortized over the term of the amortizing notes. We will allocate the proceeds from the issuance of the tMEDS to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the tMEDS.

Based on current U.S. GAAP, we do not expect the purchase contract component of the tMEDS to be revalued under fair value accounting principles. However, we expect the amortizing notes component of the tMEDS to be revalued as of the end of each reporting period using current market assumptions. Any changes to the value of the debt component will be disclosed in our financial statements but will not be reflected in our calculation of net income.

The shares of common stock issuable upon settlement of the purchase contract portion of the tMEDS may result in dilution to our earnings per share. Based on current U.S. GAAP, we expect that our earnings per share calculations will reflect, to the extent not anti-dilutive, the shares issuable upon settlement of the purchase contracts. For purposes of determining the number of shares included in the calculation, we intend to use the average market prices for our shares of common stock over the applicable accounting periods.

Replacement of tMEDS certificates

In the event that physical certificates evidencing the tMEDS have been issued, any mutilated tMEDS certificate will be replaced by Thompson Creek at the expense of the holder upon surrender of the certificate to the purchase contract agent. tMEDS certificates that become destroyed, lost or stolen will be replaced by Thompson Creek at the expense of the holder upon delivery to Thompson Creek and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to Thompson Creek, the purchase contract agent and the U.S. Trustee. In the case of a destroyed, lost or stolen tMEDS certificate, an indemnity satisfactory to Thompson Creek, the purchase contract agent and the U.S. Trustee may be required at the expense of the registered holder of the tMEDS before a replacement will be issued.

Notwithstanding the foregoing, Thompson Creek will not be obligated to replace any tMEDS certificates on or after the third business day immediately preceding the mandatory settlement date or any early settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement tMEDS certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the tMEDS evidenced by the certificate.

Miscellaneous

The purchase contract agreement will provide that Thompson Creek will pay all fees and expenses related to the offering of the tMEDS and the enforcement by the purchase contract agent of the rights of the holders of the tMEDS or the separate purchase contracts, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate tMEDS, you will be responsible for any fees or expenses payable in connection with that separation or recreation and Thompson Creek will have no liability therefor.

Description of the purchase contracts

Each purchase contract, which initially forms a part of a tMEDS and which, at the holder's option on any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tMEDS to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date, can be transferred separately from the amortizing note also forming a part of a tMEDS, will be issued pursuant to the purchase contract agreement, to be dated the date of initial issuance of the tMEDS, among Thompson Creek, Wells Fargo Bank, National Association, as purchase contract agent and attorney-in-fact for the holders of the purchase contracts from time to time, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company, as Canadian Trustee.

The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms.

As used in this section, the term "Thompson Creek" means Thompson Creek Metals Company Inc. and does not include any of its subsidiaries.

Delivery of common stock

Unless previously settled early at your option, for each purchase contract Thompson Creek will deliver to you on May 15, 2015 (the "mandatory settlement date") a number of shares of its common stock calculated as described below. The number of shares of Thompson Creek common stock issuable upon settlement of each purchase contract (the "settlement rate") will be determined as follows:

•
if the applicable market value of Thompson Creek common stock is equal to or greater than $5.45 (the "threshold appreciation price"), then you will receive 4.5855 shares of common stock for each purchase contract (the "minimum settlement rate");

•
if the applicable market value of Thompson Creek common stock is less than the threshold appreciation price of $5.45 but greater than $4.64 (the "reference price"), then you will receive a number of shares of common stock for each purchase contract equal to the tMEDS stated amount of $25, divided by the applicable market value; and

•
if the applicable market value of Thompson Creek common stock is less than or equal to the reference price of $4.64, then you will receive 5.3879 shares of common stock for each purchase contract (the "maximum settlement rate").

The maximum settlement rate, minimum settlement rate, the reference price and the threshold appreciation price are each subject to adjustment as described under "—Adjustments to the fixed settlement rates" below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a "fixed settlement rate."

The threshold appreciation price, which is initially $5.45, represents an appreciation of approximately 17.5% over the reference price.

For illustrative purposes only, the following table shows the number of shares of Thompson Creek common stock issuable upon settlement of a purchase contract at the assumed applicable market values, based on the reference price of $4.64 and the threshold appreciation price of $5.45. The table assumes that there will be no adjustments to the fixed settlement rates described under "—Adjustments to the fixed settlement rates" below and that the holders do not elect to settle early as described under "—Early settlement" or "—Early settlement upon a fundamental change" below. Thompson Creek cannot assure you that the actual applicable market value will be within the assumed range set forth below. The reference price is $4.64.

A holder of a tMEDS or a separate purchase contract, as applicable, will receive on the mandatory settlement date the following numbers of shares of Thompson Creek common stock for each such tMEDS or separate purchase contract, at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock

$2.00	5.3879
$3.00	5.3879
$4.00	5.3879
$4.64	5.3879
$5.00	5.0000
$5.45	4.5855
$6.00	4.5855
$7.00	4.5855
$8.00	4.5855
$9.00	4.5855
$10.00	4.5855
$11.00	4.5855
$12.00	4.5855
$13.00	4.5855
$14.00	4.5855
$16.00	4.5855
$18.00	4.5855
$20.00	4.5855

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than or equal to the threshold appreciation price of $5.45, Thompson Creek would be obligated to deliver 4.5855 shares of common stock for each purchase contract. As a result, you would receive only approximately 17.5% of the appreciation in market value of the shares of Thompson Creek common stock that you would have received had you purchased $25 worth of shares of Thompson Creek common stock at the reference price.

If, on the mandatory settlement date, the applicable market value is less than the threshold appreciation price of $5.45 but greater than the reference price of $4.64, Thompson Creek would be obligated to deliver a number of shares of its common stock on the mandatory settlement date equal to $25, divided by the applicable market value. As a result, Thompson Creek would retain all appreciation in the market value of its common stock underlying each purchase contract since the date of initial issuance of the tMEDS.

If, on the mandatory settlement date, the applicable market value is less than or equal to the reference price of $4.64, Thompson Creek would be obligated to deliver upon settlement of the purchase contract 5.3879 shares of common stock for each purchase contract, regardless of the market price of Thompson Creek common stock. As a result, the holder would realize the entire loss on the decline in market value of the common stock underlying each purchase contract since the date of initial issuance of the tMEDS.

Because the applicable market value of the Thompson Creek common stock is determined over the 20 trading days (as defined below) ending on, and including, the third trading day immediately preceding the mandatory settlement date, the number of shares of Thompson Creek common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price of the Thompson Creek common stock on the last trading day in such 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The term "applicable market value" means the average of the daily VWAPs of Thompson Creek common stock for the 20 consecutive trading days ending on, and including, the third trading day immediately preceding the mandatory settlement date.

The term "daily VWAP" of Thompson Creek common stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page "TC US <equity> AQR" (or its equivalent successor, as determined by the Company in good faith, if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume-weighted average price is unavailable for such trading day, the market price of one share of Thompson Creek common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Thompson Creek).

The term "trading day" means a day on which:

•
there is no "market disruption event" (as defined below); and

•
trading in Thompson Creek common stock generally occurs on the New York Stock Exchange or, if Thompson Creek common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which Thompson Creek common stock is then listed or, if Thompson Creek common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which Thompson Creek common stock is then listed or admitted for trading.

If Thompson Creek common stock is not listed or admitted for trading as described in the immediately preceding bullet, "trading day" means a "business day."

The term "market disruption event" means:

•
a failure by the primary U.S. national or regional securities exchange or market on which Thompson Creek common stock is listed or admitted for trading to open for trading during its regular trading session; or

•
the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for Thompson Creek common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Thompson Creek common stock or in any options, contracts or future contracts relating to Thompson Creek common stock.

"Scheduled trading day" means a day that is scheduled to be a trading day. If Thompson Creek common stock is not listed or admitted for trading, "scheduled trading day" means a "business day."

On the mandatory settlement date, Thompson Creek common stock will be issued and delivered to you or your designee, upon:

•
if the tMEDS that include such purchase contracts or such separate purchase contracts are held in global form, surrender of such global securities in compliance with the standing arrangements between DTC and the purchase contract agent; if the tMEDS that include such purchase contracts or such separate purchase contracts are held in certificated form, surrender of such definitive securities; and

•
payment by you of any transfer or similar taxes payable in connection with the issuance of Thompson Creek common stock to any person other than you.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of Thompson Creek common stock by virtue of holding such purchase contract. The person in whose name any shares of Thompson Creek common stock shall be issuable upon settlement of a purchase contract on the mandatory settlement date will become the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

Thompson Creek will pay any documentary, stamp or similar issue or transfer tax due to the issue of any shares of Thompson Creek common stock upon settlement of the purchase contracts on the applicable settlement date, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

Early settlement

At any time prior to 5:00 p.m., New York City time on the third scheduled trading day immediately preceding the mandatory settlement date, you, as a holder of tMEDS or a holder of separate purchase contracts, may elect to settle your purchase contracts early, in whole or in part, and receive a number of shares of Thompson Creek common stock per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on November 10, 2012, 4.3562, which is 95% of the minimum settlement rate, and (ii) if you settle purchase contracts commencing on November 11, 2012, the minimum settlement rate, subject in either case to adjustment as described under "Description of the purchase contracts—Adjustments to the fixed settlement rates." For the avoidance of doubt, the preceding sentence shall have no effect on the fundamental change early settlement rate. (If you elect to settle your purchase contracts early in connection with a fundamental change, you will receive upon settlement of your purchase contracts a number of shares of Thompson Creek common stock based on the "fundamental change early settlement rate" as described under "—Early settlement upon a fundamental change.")

Your right to receive Thompson Creek common stock upon early settlement of your purchase contract is subject to:

•
delivery of a written and signed notice of election (an "early settlement notice") in the form attached to the purchase contract to the purchase contract agent electing early settlement of your purchase contract;

•
if the tMEDS that include such purchase contracts or such separate purchase contracts are held in global form, surrender of such global securities in compliance with the standing arrangements between DTC and the purchase contract agent; if the tMEDS that include such purchase contracts or such separate purchase contracts are held in certificated form, surrender of such definitive securities; and

•
payment by you of any transfer or similar taxes payable in connection with the issuance of Thompson Creek common stock to any person other than you.

Upon compliance with the requirements described in the immediately preceding paragraph, you will receive the applicable number of shares of Thompson Creek common stock (and cash in lieu of fractional shares) as a result of your exercise of your right to early settle on the third business day following the early settlement date.

If you comply with the requirements for effecting early settlement of your purchase contracts prior to 5:00 p.m., New York City time, on any business day, then that day will be considered the "early settlement date." If you comply with such requirements on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the "early settlement date."

The person in whose name any shares of Thompson Creek common stock shall be issuable upon such early settlement of a purchase contract will become the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement of the purchase contract component of a tMEDS, a separate amortizing note representing the amortizing note component of such tMEDS will be issued in the manner set forth herein and beneficially owned by, or registered in the name of, as the case may be, the holder thereof.

Early settlement upon a fundamental change

If a "fundamental change" occurs and you elect to settle your purchase contracts early in connection with such, fundamental change, you will receive a number of shares of Thompson Creek common stock or cash, securities or other property, as applicable, based on the

"fundamental change early settlement rate," as described below. An early settlement will be deemed for these purposes to be "in connection with" such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending 5:00 p.m., New York City time, on, and including, the 30th business day thereafter (or, if earlier, the third scheduled trading day immediately preceding the mandatory settlement date) (the "fundamental change early settlement period"). Thompson Creek refers to this right as the "fundamental change early settlement right."

Your right to Thompson Creek common stock or cash, securities or other property as applicable, upon early settlement in connection with a fundamental change is subject to compliance with the conditions described under "—Early Settlement."

Upon compliance with the requirements described above, you will receive the shares of Thompson Creek common stock (and cash in lieu of fractional shares), or cash, securities or other property, as applicable, as a result of your exercise of the fundamental change early settlement right on the third business day following the fundamental change early settlement date.

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day, then that day will be considered the "fundamental change early settlement date." If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the "fundamental change early settlement date."

Thompson Creek will provide the purchase contract agent, the U.S. Trustee and the holders of tMEDS and separate purchase contracts with a written notice of a fundamental change within five business days after its occurrence, issue a press release announcing such effective date and post such press release on its web site. The notice will also set forth, among other things:

•
the applicable fundamental change early settlement rate;

•
if not solely Thompson Creek common stock, the kind and amount of the cash, securities and other property receivable by the holder upon settlement; and

•
the deadline by which each holder's fundamental change early settlement right must be exercised.

A "fundamental change" will be deemed to occur if any of the following occurs:

  (a)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of Thompson Creek common stock representing more than 50% of the voting power of Thompson Creek common stock;

  (b)   consummation of any consolidation, merger, amalgamation, winding up into, conversion, share exchange, recapitalization or other reorganization event of Thompson Creek, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Thompson Creek and its subsidiaries, taken as a whole, in one or more related transactions, to, any person other than one of Thompson Creek's subsidiaries, in each case pursuant to which Thompson Creek common stock will be converted into or exchanged for cash, securities or other property; or

  (c)    the Thompson Creek common stock (or other common stock receivable upon settlement of your purchase contract, if applicable), is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States;

provided, however, that a fundamental change will not be deemed to have occurred if 90% or more of the consideration received by holders of Thompson Creek common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in the transaction or transactions consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions.

The "fundamental change early settlement rate" will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the "effective date") and the "stock price" in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (b) above in which holders of shares of Thompson Creek common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of Thompson Creek common stock; and

•
in all other cases, the stock price will be the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the effective date.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which any fixed settlement rate is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum settlement rate as so adjusted. The fundamental change early settlement rate per purchase contract in the table below will be adjusted in the same manner as the fixed settlement rates as set forth under "—Adjustments to the fixed settlement rates."

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

	Effective Date
Stock Price	May 11, 2012	May 15, 2013	May 15, 2014	May 15, 2015

$2.00	4.8578	5.0552	5.2511	5.3879
$3.00	4.7564	4.9290	5.1597	5.3879
$4.00	4.6546	4.7786	4.9583	5.3879
$4.64	4.5867	4.7038	4.8346	5.3879
$5.00	4.5883	4.6706	4.7764	5.0000
$5.45	4.5689	4.6373	4.7170	4.5855
$6.00	4.5519	4.6070	4.6633	4.5855
$7.00	4.5348	4.5741	4.6065	4.5855
$8.00	4.5290	4.5593	4.5823	4.5855
$9.00	4.5293	4.5542	4.5736	4.5855
$10.00	4.5327	4.5541	4.5716	4.5855
$11.00	4.5375	4.5563	4.5722	4.5855
$12.00	4.5427	4.5593	4.5735	4.5855
$13.00	4.5477	4.5625	4.5750	4.5855
$14.00	4.5525	4.5655	4.5764	4.5855
$16.00	4.5608	4.5707	4.5786	4.5855
$18.00	4.5674	4.5747	4.5803	4.5855
$20.00	4.5725	4.5778	4.5816	4.5855

The exact stock price and effective date may not be set forth in the table above, in which case:

•
if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), the fundamental change early settlement rate will be the minimum settlement rate; or

•
if the stock price is less than $2.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), the "minimum stock price," the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of Thompson Creek common stock deliverable under a purchase contract is 5.3879, subject to adjustment in the same manner as the fixed settlement rates as set forth under "—Adjustments to the fixed settlement rates."

Thompson Creek's obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The person in whose name any shares of Thompson Creek common stock or other securities, if applicable, shall be issuable following the exercise of a holder's fundamental change early settlement right will become the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a tMEDS upon a fundamental change, a separate amortizing note representing the amortizing note component of such tMEDS will be issued in the manner set forth herein and beneficially owned by or registered in the name of, as the case may be, the holder thereof.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, fundamental change early settlement date or the mandatory settlement date.

Adjustments to the fixed settlement rates

Each fixed settlement rate will be adjusted, without duplication, if certain events occur:

(1)   The issuance of Thompson Creek common stock as a dividend or distribution to all or substantially all holders of Thompson Creek common stock, or a subdivision or combination of

Thompson Creek common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

where,
SR0 =

the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 am, New York City time, on the effective date for such subdivision or combination, as the case may be;

SR1 =	the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date or immediately after 9:00 am, New York City time, on such effective date, as the case may be;
OS0 =

the number of shares of Thompson Creek common stock outstanding immediately prior to 5:00 pm, New York City time, on such record date or immediately prior to 9:00 am, New York City time, on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1 =	the number of shares of Thompson Creek common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (1) shall become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution, or immediately after 9:00 am, New York City time, on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date the Thompson Creek board of directors determines not to pay such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2)   The issuance to all or substantially all holders of Thompson Creek common stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Thompson Creek common stock at less than the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of Thompson Creek common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

where,
SR0 =	the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such issuance;
SR1 =	the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date;
OS0 =	the number of shares of Thompson Creek common stock outstanding immediately prior to 5:00 pm, New York City time, on such record date;

X =	the total number of shares of Thompson Creek common stock issuable pursuant to such rights, options or warrants; and
Y =

the total number of shares of Thompson Creek common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution of Thompson Creek common stock.

Any adjustment made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 pm, New York City time, on the record date for such issuance. To the extent that shares of Thompson Creek common stock are not delivered upon exercise of such rights, options or warrants, each fixed settlement rate shall be immediately readjusted, effective as of the date of such expiration, to the fixed settlement rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Thompson Creek common stock actually delivered. If such rights, options or warrants are not so issued, each fixed settlement rate shall be immediately readjusted, effective as of the date the Thompson Creek board of directors determines not to make such issuance, to the fixed settlement rate that would then be in effect if such issuance had not been declared.

In determining whether any rights, options or warrants entitle the holders of Thompson Creek common stock to subscribe for or purchase shares of Thompson Creek common stock at less than such average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of Thompson Creek common stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by Thompson Creek for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Thompson Creek board of directors.

(3)   The dividend or other distribution to all or substantially all holders of Thompson Creek common stock of shares of Thompson Creek capital stock (other than common stock), evidences of Thompson Creek indebtedness, Thompson Creek assets or rights, options or warrants to acquire Thompson Creek capital stock, Thompson Creek indebtedness or Thompson Creek assets, excluding:

•
any dividend, distribution or issuance covered by clause (1) or (2) above or clause (4) below; or

•
any dividend or distribution in connection with a spin-off covered by this clause (3) relating to spin-offs; and

•
any dividends or distributions described in "—Change in the settlement rates upon a reorganization event,"

in which event each fixed settlement rate will be adjusted based on the following formula:

where,
SR0 =	the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such dividend or distribution;
SR1 =	the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date;
SP0 =	the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and

FMV =	the fair market value (as determined by the Thompson Creek board of directors), on the ex-date for such dividend or distribution, of the shares of Thompson Creek capital stock, evidences of Thompson Creek indebtedness, Thompson Creek assets or rights, options or warrants so distributed, expressed as an amount per share of Thompson Creek common stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment, provision shall be made for each holder of a tMEDS or separate purchase contract to receive, for each tMEDS or purchase contract, at the same time and upon the same terms as holders of Thompson Creek common stock, the kind and amount of Thompson Creek capital stock, evidences of Thompson Creek indebtedness, Thompson Creek assets or rights, options or warrants that such holder would have received if such holder owned a number of shares of Thompson Creek common stock equal to the maximum settlement rate in effect on the record date for the distribution.

Any adjustment made under the portion of this clause (3) above will become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution. If such distribution is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date the Thompson Creek board of directors determines not to pay the dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on Thompson Creek common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of Thompson Creek, (i.e., a spin-off) that are, or, when issued, will be, listed or quoted on a U.S. national securities exchange, then each fixed settlement rate will instead be adjusted based on the following formula:

where,
SR0 =

the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

SR1 =

the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

FMV0 =	the average of the daily VWAPs of the capital stock or similar equity interests distributed to holders of Thompson Creek common stock applicable to one share of Thompson Creek common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; and

MP0 =	the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off.

The adjustment to each fixed settlement rate under this portion of clause (3) will become effective immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; provided that, for purposes of determining the fixed settlement rate, in respect of any settlement during the 10 consecutive trading days commencing on, and including, the effective date for the spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the beginning of the 10 consecutive trading day period and the relevant settlement date.

(4)   The dividend or distribution to all or substantially all holders of Thompson Creek common stock of exclusively cash, in which event each fixed settlement rate will be adjusted based on the following formula:

where,
SR0 =	the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such dividend or distribution;
SR1 =	the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution;
SP0 =	the average of the daily VWAPs of Thompson Creek common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and
C =	the amount in cash per share Thompson Creek distributes to holders of Thompson Creek common stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment, provision shall be made for each holder of a tMEDS or separate purchase contract to receive, for each tMEDS or purchase contract, at the same time and upon the same terms as holders of Thompson Creek common stock, the amount of cash that such holder would have received if such holder owned a number of shares of Thompson Creek common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

Any adjustment to each fixed settlement rate made pursuant to this clause (4) shall become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution. If any dividend or distribution described in this clause (4) is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date the Thompson Creek board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5)   Thompson Creek or one or more of its subsidiaries makes purchases of Thompson Creek common stock pursuant to a tender offer or exchange offer by Thompson Creek or one of its subsidiaries for Thompson Creek common stock to the extent that the cash and value of any other consideration included in the payment per share of Thompson Creek common stock validly tendered or exchanged exceeds the average of the daily VWAP per share of Thompson Creek common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), in which event each fixed settlement rate will be adjusted based on the following formula:

where,
SR0 =

the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

SR1 =

the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

FMV =

the fair market value (as determined by the Thompson Creek board of directors) of the aggregate value of all cash and any other consideration paid or payable for shares purchased in such tender or exchange offer (the "purchased shares");

OS1 =

the number of shares of Thompson Creek common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer on the expiration date (the "expiration time") (after giving effect to such tender offer or exchange offer);

OS0 =	the number of shares of Thompson Creek common stock outstanding immediately prior to the expiration time (prior to giving effect to such tender offer or exchange offer); and
SP1 =	the average of the daily VWAPs of Thompson Creek common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustments to the fixed settlement rates under this clause (5) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date; provided that, for purposes of determining the fixed settlement rate, in respect of any settlement during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the expiration date and the relevant settlement date.

If Thompson Creek or one of its subsidiaries is obligated to purchase Thompson Creek common stock pursuant to any such tender or exchange offer but Thompson Creek or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the fixed settlement rates shall be immediately readjusted to the fixed settlement rates that would then be in effect if such tender or exchange offer had not been made.

"Ex-date" means the first date on which shares of Thompson Creek common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Thompson Creek or, if applicable, from the seller of Thompson Creek common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

"Record date" means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of Thompson Creek common stock have the right to receive any cash, securities or other property or in which Thompson Creek common stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Thompson Creek common stock entitled to receive such cash, securities or other property (whether such date is fixed by the Thompson Creek board of directors or by statute, contract or otherwise).

To the extent that Thompson Creek has a rights plan in effect with respect to Thompson Creek common stock on any date for determining the number of shares of Thompson Creek common stock issuable to a holder, you will receive, in addition to Thompson Creek common stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the common stock. Each fixed settlement rate will be adjusted at the time of separation as if Thompson Creek made a distribution to all or substantially all holders of Thompson Creek common stock as described in clause (3) above.

Change in the settlement rates upon a reorganization event

In the event of any consolidation, merger, amalgamation, winding up into, conversion, share exchange or other reorganization event or sale, assignment, conveyance, transfer, lease or other disposition of property or assets, in each case, pursuant to which Thompson Creek common stock is converted into or exchanged for the right to receive other securities, cash or other property (each, a "reorganization event"), then, at and after the effective time of the reorganization event, each purchase contract then outstanding will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind and amount of securities, cash or other property that a holder of Thompson Creek common stock would have been entitled to receive in connection with such reorganization event (such securities, cash or other property, the "exchange property").

In the event holders of Thompson Creek common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of Thompson Creek common stock that affirmatively make an election.

The number of units of exchange property for each purchase contract settled following the effective date of such reorganization event will be determined by the fixed settlement rates then in effect on the applicable settlement date (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such contracts are actually settled). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined with respect to:

•
any publicly traded securities that compose all or part of the exchange property, based on the closing price of such securities;

•
any cash that composes all or part of the exchange property, based on the amount of such cash; and

•
any other property that composes all or part of the exchange property, based on the value of such property as determined by a nationally recognized independent investment banking firm retained by Thompson Creek for this purpose.

Thompson Creek will agree in the purchase contract agreement not to become a party to any such transaction unless its terms are consistent with the foregoing.

Additional adjustment information

In addition, to the extent permitted by applicable law and the continued listing requirements of the NYSE (or any other stock exchange on which the tMEDS, purchase contracts or common stock may then be listed), Thompson Creek may make such increases in each fixed settlement rate as Thompson Creek deems advisable. Thompson Creek may only make such a discretionary adjustment if Thompson Creek makes the same proportionate adjustment to each fixed settlement rate.

No adjustment in either fixed settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that, on any date for determining the number of shares of Thompson Creek common stock issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

In the event of a taxable distribution of cash or property to holders of Thompson Creek common stock that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in Thompson Creek's discretion, holders of tMEDS and separate purchase contracts may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

If Thompson Creek issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events:

•
Thompson Creek will not adjust the fixed settlement rate pursuant to the bullets above until the earliest of these triggering events occurs; and

•
Thompson Creek will readjust the fixed settlement rate to the extent any of these rights, options or warrants are not exercised before they expire.

No adjustment to the fixed settlement rates will be made if holders of tMEDS or any separate purchase contracts may participate in the transaction (at a level based on the maximum settlement rate) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of Thompson Creek common stock without having to settle such holder's purchase contracts.

Except as stated above or as otherwise agreed, the fixed settlement rates will not be adjusted for the issuance of Thompson Creek common stock or any securities convertible into or exchangeable for Thompson Creek common stock or carrying the right to purchase any of the foregoing, or for the repurchase of Thompson Creek common stock. For example, the fixed settlement rates will not be adjusted:

•
upon the issuance of Thompson Creek common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Thompson Creek securities and the investment of additional optional amounts in Thompson Creek common stock under any plan;

•
upon the issuance of Thompson Creek common stock, restricted stock or restricted stock units, or rights, options or warrant to purchase shares of Thompson Creek common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, Thompson Creek or any of its subsidiaries;

•
upon the issuance of any Thompson Creek common stock pursuant to any right, option or warrant, or exercisable, exchangeable or convertible security not described in the immediately preceding bullet point and outstanding on the date of initial issuance of the tMEDS;

•
upon the repurchase of any shares of Thompson Creek common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (3) above;

•
for the sale or issuance of new shares of Thompson Creek common stock, or securities convertible into or exercisable for shares of Thompson Creek common stock, for cash, including at a price per share less than the fair market value thereof or otherwise, except as described in clauses above, or in an acquisition; or

•
for a third-party tender offer.

Whenever the fixed settlement rates are adjusted, Thompson Creek must deliver to the purchase contract agent a certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based. In addition, Thompson Creek must notify the holders of tMEDS and separate purchase contracts of the adjustment within 10 business days of any event requiring such adjustment and describe in reasonable detail the method by which each fixed settlement rate was adjusted; such notification may be made by a press release.

For the avoidance of doubt, each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate, which (i) prior to 5:00 p.m., New York City time, on November 10 , 2012 shall equal 4.3562 (which is 95% of the minimum settlement rate) and (ii) commencing on November 11, 2012 shall equal the minimum settlement rate.

Each adjustment to each fixed settlement rate will result in an inversely proportional adjustment will also be made to the reference price and threshold appreciation price solely for the purposes of determining which clauses of the definition of the settlement rate will apply on the applicable settlement date. Because (a) the applicable market value is an average of the daily VWAPs of Thompson Creek common stock over a 20 consecutive trading day period and (b) the fundamental change early settlement rate is generally calculated based on an average of the daily VWAPs of Thompson Creek common stock over a 10 consecutive trading day period, Thompson Creek will make appropriate adjustments to the daily VWAPs prior to the relevant issuance date, record date, ex-date, effective date or expiration date, as the case may be, used to calculate the applicable market value to account for any adjustment to the fixed settlement rates that became effective during the period in which the applicable market value or stock price, as the case may be, is being calculated.

Fractional shares

No fractional shares of Thompson Creek common stock will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Thompson Creek common stock, calculated on an aggregate basis in respect of the purchase contracts being settled, multiplied by the closing price of Thompson Creek common stock on the trading day immediately preceding the mandatory settlement date, early settlement date or fundamental change early settlement date, as the case may be.

Consequences of bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a tMEDS, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Thompson Creek. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of Thompson Creek common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of Thompson Creek common stock at that time). If for any reason the accelerated purchase contracts are not settled by the delivery of Thompson Creek common stock, a holder would have a damage claim against Thompson Creek for the value of the Thompson Creek common stock that Thompson Creek would have otherwise been required to deliver upon settlement of the purchase contracts. Thompson Creek expects that this claim for damages will rank equally with the claims by holders of Thompson Creek common stock in the bankruptcy proceeding, in which case you will only be able to recover damages to the extent holders of Thompson Creek common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting Thompson Creek and the purchase contract agent and the U.S. Trustee to modify the purchase contract agreement without the consent of the holders of purchase contracts (whether held separately or as a component of tMEDS) for any of the following purposes:

•
to evidence the succession of another person to Thompson Creek's obligations;

•
to add to the covenants for the benefit of holders of purchase contracts or to surrender any of Thompson Creek's rights or powers under the agreement;

•
to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•
to make provision with respect to the rights of holders of purchase contracts pursuant to adjustments in the settlement rate due to any consolidation, merger, amalgamation, winding up into, conversion, share exchange or other reorganization event or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Thompson Creek and its subsidiaries, taken as a whole, in one or more related transactions;

•
to conform the provisions of the purchase contract agreement to the "Description of the purchase contracts" and the "Description of the tMEDS" sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet, as set forth in an officers' certificate; and

•
to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, provided, however, that any such action shall not adversely affect the interests of holders;

provided, further, that any such supplemental agreement which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

The purchase contract agreement will contain provisions permitting Thompson Creek, the purchase contract agent and the U.S. Trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•
reduce the number of shares of Thompson Creek common stock deliverable upon settlement of the purchase contract;

•
change the mandatory settlement date, the right to settle purchase contracts early or the fundamental change early settlement right;

•
reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement; or

•
impair the right to institute suit for the enforcement of the purchase contracts;

provided, that any such modification which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

Consolidation, merger, sale or conveyance

The purchase contract agreement will contain a covenant that Thompson Creek will not consolidate with, or merge or amalgamate with or into or wind up into or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of it and its subsidiaries, taken as a whole, in one or more related transactions, to any person, unless:

•
the resulting, surviving or transferee person (the "successor company") is a corporation organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America or any state thereof or the District of Columbia and that entity expressly assumes Thompson Creek's obligations under the purchase contracts and the purchase contract agreement; and

•
the successor company is not, immediately after the consolidation, merger, amalgamation, winding up into or sale, assignment, conveyance, transfer, lease or other disposition, in default of its obligations under the purchase contracts or the purchase contract agreement.

•
Thompson Creek has delivered to the purchase contract agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or winding up into or sale, assignment, transfer, lease or other disposition and such supplemental agreement comply with the purchase contract agreement and that all conditions precedent provided for in the purchase contract agreement related to such transaction have been complied with.

Reservation of Thompson Creek common stock

Thompson Creek will at all times reserve and keep available out of Thompson Creek authorized and unissued Thompson Creek common stock, solely for issuance upon settlement of the purchase contracts, that number of shares of common stock as shall from time to time be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing law

The purchase contract agreement, the tMEDS, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement, the tMEDS or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreements will provide that Thompson Creek, the purchase contract agent, the trustees and each holder of tMEDS or purchase contracts will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the extent permitted by law.

Information concerning the purchase contract agent

Wells Fargo Bank, National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of tMEDS and separate purchase contracts from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information concerning the transfer agent for Thompson Creek common stock

Equity Financial Trust Company acts as Thompson Creek's transfer agent for its common stock and performs other services for it.

Calculations in respect of purchase contracts

Thompson Creek will be responsible for making all calculations called for under the tMEDS and any separate purchase contracts. The purchase contract agent will have no obligation to make any such calculations. All such calculations made by Thompson Creek will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the tMEDS and any separate purchase contracts. Thompson Creek will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

Description of the amortizing notes

Each amortizing note, which initially forms a part of a tMEDS and which, at the holder's option on any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tMEDS to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date, can be transferred separately from the purchase contract also forming a part of a tMEDS, will be issued pursuant to an indenture (the "base indenture"), to be dated the date of initial issuance of the tMEDS, between Thompson Creek and Wells Fargo Bank, National Association, as trustee, as supplemented by the third supplemental indenture, to be dated the date of initial issuance of the tMEDS, among Thompson Creek, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company, as Canadian Trustee, collectively referred to in this section as the "indenture."

The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms.

Thompson Creek refers you to the form of base indenture, which has been filed and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. A copy of the base indenture is, and the supplemental indenture will be, available for inspection at the office of the Trustees.

As used in this section, the term "Thompson Creek" means Thompson Creek Metals Company Inc. and does not include any of its subsidiaries.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued in an initial aggregate principal amount of $35,862,746 (or $40,753,120 initial aggregate principal amount if the underwriters exercise their option to purchase additional tMEDS in full). The final installment payment date (as defined below) will be May 15, 2015. Thompson Creek may not redeem the amortizing notes.

As described under "Book-entry procedures and settlement," amortizing notes may only be issued in certificated form in exchange for a global security. In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below.

Payments on amortizing notes issued as a global security will be made to DTC, (or a successor depositary). In the event amortizing notes are issued in certificated form, installment payments will be made at the corporate trust office of the U.S. Trustee. Installment payments on certificated amortizing notes may be made at the option of Thompson Creek by check mailed to the address of the persons entitled thereto. See "Book-entry procedures and settlement."

The amortizing notes will not be guaranteed by any of Thompson Creek's subsidiaries.

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization,

restructuring, merger or similar transaction involving Thompson Creek that may adversely affect such holders.

The indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series.

Ranking

The amortizing notes will be senior unsecured obligations of Thompson Creek and will rank equally in right of payment with Thompson Creek's existing and future senior indebtedness, including the 7.375% Senior Notes due 2018 and Senior Notes due 2019 offered concurrently. The amortizing notes will rank senior to all of Thompson Creek's existing and future unsecured and subordinated indebtedness. Thompson Creek may issue additional series of debt securities that rank pari passu with the amortizing notes.

Payment of additional amounts

All payments made by or on behalf of Thompson Creek under or with respect to any amortizing notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing) ("taxes"), unless Thompson Creek is required to withhold or deduct such taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If Thompson Creek is so required to withhold or deduct from any payment made under or with respect to the amortizing notes any amount for or on account of any taxes imposed under the laws of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax or by or on behalf of any jurisdiction in which Thompson Creek is then incorporated, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein or any jurisdiction from or through which payment is made by or on behalf of Thompson Creek (each a "taxing jurisdiction"), Thompson Creek will pay to each holder such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted; provided, however, no additional amounts will be payable to a Holder with respect to:

•
a payment which is subject to such taxes by reason of the holder or beneficial owner of the amortizing notes being, at the time of the making of such payment: (i) a person with which Thompson Creek does not deal at arm's length for the purposes of the Income Tax Act (Canada); or (ii) a "specified shareholder" or a person dealing not at arm's length with a "specified shareholder," of the Company for purposes of subsection 18(5) of the Income Tax Act (Canada);

•
a payment which is subject to such taxes by reason of the holder or beneficial owner of the notes being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some present or former connection with the relevant taxing jurisdiction in which such taxes are imposed otherwise than by the mere acquisition or holding of the amortizing notes or the receipt of payments or enforcement of its rights thereunder;

•
a payment which is subject to such taxes by reason of the holder's or beneficial owner of the amortizing notes' failure to comply with any certification, identification, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such taxes; or

•
any combination of the above items.

Thompson Creek will also:

•
make such withholding or deduction; and

•
remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

Upon request, Thompson Creek will furnish to the U.S. Trustee, within 60 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by it.

Thompson Creek will indemnify and hold harmless each holder or beneficial owner of the amortizing notes and upon written request reimburse each such holder or beneficial owner of the amortizing notes for the amount (excluding any additional amounts that have previously been paid by Thompson Creek) of:

(1)   any taxes so levied or imposed and paid by such holder or beneficial owner as a result of payment made under or with respect to the amortizing notes to the extent that the holder is entitled to additional amounts with respect thereto (or would be entitled to additional amounts with respect thereto if such taxes were subject to deduction or withholding by Thompson Creek);

(2)   any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(3)   any taxes imposed with respect to any reimbursement to the extent that the holder is entitled to additional amounts with respect thereto (or would be entitled to additional amounts with respect thereto if such taxes were subject to deduction or withholding by Thompson Creek).

Wherever in the indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Thompson Creek will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any taxing jurisdiction from the initial execution, delivery or registration of the amortizing notes or any other document or instrument relating thereto, except as described in the indenture with respect to transfer or exchange of the amortizing notes ("documentary taxes").

Thompson Creek's obligation to make payments of additional amounts, any indemnification payment and documentary taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Installment payments

Each amortizing note will have an initial principal amount of 4.075312. On each February 15, May 15, August 15 and November 15, commencing on August 15, 2012 (each, an "installment payment date"), Thompson Creek will pay, in cash, equal quarterly installments of $0.406250 on each amortizing note (except for the August 15, 2012 installment payment, which will be $0.424306 per amortizing note). Each installment will constitute a payment of interest (at an annual rate of 11.68%) and a partial repayment of principal of the amortizing note, allocated as set forth on the amortization schedule set forth under "—Amortization schedule." Installment payments will be paid to the person in whose name a senior amortizing note is registered at the close of business 15 calendar days before the installment payment date.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Amortization schedule

The total installments of principal of the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest

August 15, 2012	$0.299968	$0.124338
November 15, 2012	$0.295966	$0.110284
February 15, 2013	$0.304612	$0.101638
May 15, 2013	$0.313510	$0.092740
August 15, 2013	$0.322668	$0.083582
November 15, 2013	$0.332094	$0.074156
February 15, 2014	$0.341795	$0.064455
May 15, 2014	$0.351779	$0.054471
August 15, 2014	$0.362055	$0.044195
November 15, 2014	$0.372631	$0.033619
February 15, 2015	$0.383516	$0.022734
May 15, 2015	$0.394720	$0.011530

Events of default

Each of the following will be an "event of default" under the indenture with respect to the amortizing notes:

(1)   failure by Thompson Creek to pay any installment payments on the amortizing notes as and when due, and such failure continues for 30 days;

(2)   failure by Thompson Creek to give notice of fundamental change as described under "Description of the purchase contracts—Early settlement upon a fundamental change";

(3)   failure by Thompson Creek to duly observe or perform any other of the covenants or agreements in the amortizing notes or in the indenture, and such failure continues for the period and after the notice specified below;

(4)   failure by Thompson Creek to comply after notice as provided below with any of their obligations under the covenant described under "—Reports";

(5)   default by Thompson Creek or any of its subsidiaries under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Thompson Creek or any of its subsidiaries (or the payment of which is guaranteed by Thompson Creek or any of its subsidiaries), other than indebtedness owed to Thompson Creek or a subsidiary, whether such indebtedness or guarantee now exists or is created after the date of initial issuance of such amortizing note, which default:

  a.     is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness ("payment default"); or

  b.    results in the acceleration of such indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent); provided that in connection with any series of indebtedness of Thompson Creek that is optionally convertible into Thompson Creek common stock (and/or cash based on the value of such common stock) and/or indebtedness of a subsidiary of Thompson Creek that is optionally exchangeable for Thompson Creek common stock (and/or cash based on the value of such common stock), (a) any conversion of such indebtedness by a holder thereof into shares of Thompson Creek common stock, cash or a combination of cash and shares of Thompson Creek common stock, (b) the rights of holders of such indebtedness to convert into shares of Thompson Creek common stock, cash or a combination of cash and shares of Thompson Creek common stock and (c) the rights of holders of such indebtedness to require any repurchase by Thompson Creek of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an event of default under this clause (5);

(6)   failure by Thompson Creek or any of its significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act), or any group of subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Thompson Creek), would constitute a significant subsidiary to pay final judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the "judgment default provision"); or

(7)   certain events of bankruptcy, insolvency or reorganization of Thompson Creek or a significant subsidiary or any group of subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Thompson Creek and its subsidiaries), would constitute a significant subsidiary (the "bankruptcy provisions").

However, a default under clauses (3) and (4) of this paragraph will not constitute an event of default until the U.S. Trustee or the holders of 25% in principal amount of the then outstanding amortizing notes notify Thompson Creek of the default and Thompson Creek does not cure such default in the case of clause (3) within 60 days of receipt of such notice or in the case of clause (4) within 90 days of receipt of such notice.

If an event of default (other than an event of default described in clause (7) above) occurs and is continuing, the U.S. Trustee by written notice to Thompson Creek, specifying the event of default, or the holders of at least 25% in principal amount of the then outstanding amortizing notes by written notice to Thompson Creek and the U.S. Trustee, may, and the U.S. Trustee at the written request of such holders shall, declare all amortizing notes to be due and payable. Upon such a declaration of acceleration, all amounts on the amortizing notes payable on all of the amortizing notes will become due and payable immediately.

In the event of a declaration of acceleration of the amortizing notes because an event of default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the amortizing notes shall be automatically annulled if the default triggering such Event of Default under clause (5) shall be remedied or cured by Thompson Creek or a subsidiary or waived by the holders of the relevant indebtedness within 20 calendar days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the amortizing notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, except nonpayment of installment payments on the amortizing notes that became due solely because of the acceleration of the amortizing notes, have been cured or waived.

If an event of default described in clause (7) above occurs and is continuing, all amounts payable on all the amortizing notes will become due and payable immediately and automatically without any declaration or other act on the part of the Trustees or any holders.

The holders of a majority in principal amount of the outstanding amortizing notes may waive all past defaults (except with respect to nonpayment of installment payments) and rescind any such acceleration with respect to the amortizing notes and its consequences if:

(1)   rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)   all existing events of default, other than the nonpayment of installment payments that have become due solely by such declaration of acceleration, have been cured or waived.

Except to enforce the right to receive payment of any installment payment when due, no holder may pursue any remedy with respect to the indenture or the amortizing notes unless:

•
such holder has previously given the U.S. Trustee written notice that an event of default is continuing;

•
holders of at least 25% in principal amount of the then outstanding amortizing notes have requested the U.S. Trustee in writing to pursue the remedy;

•
such holders have offered and, if requested, provided the U.S. Trustee security or indemnity reasonably satisfactory to the U.S. Trustee against any loss, liability or expense;

•
the U.S. Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•
the holders of a majority in principal amount of the then outstanding amortizing notes have not given the U.S. Trustee a direction that, in the opinion of the U.S. Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the then outstanding amortizing notes may direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee or of exercising any trust or power conferred on the U.S. Trustee. The indenture provides that in the event an event of default has occurred and is continuing, the Trustees will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustees, however, may refuse to follow any direction that conflicts with law or the indenture, the amortizing notes, or that the Trustees determine in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

Subject to the provisions of the indenture relating to the duties of the U.S. Trustee, if an event of default occurs and is continuing, the U.S. Trustee will be under no obligation to exercise any of the rights or powers under the indenture or the amortizing notes at the request or direction of any of the holders unless such holders have offered and, if requested, provided to the U.S. Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the U.S. Trustee, the U.S. Trustee will send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of installment payments on any amortizing note, the U.S. Trustee may withhold from the holders notice of any continuing default if the U.S. Trustee determines in good faith that withholding the notice is in the interests of the holders. In addition, Thompson Creek is required to deliver to the U.S. Trustee, within 120 days after the end of each fiscal year, a certificate signed by the principal accounting officer, principal financial officer or principal executive officer stating (i) that a review of the activities of Thompson Creek and its subsidiaries during the preceding fiscal year has been made with a view to determining whether Thompson Creek has fulfilled its obligations under the indenture and (ii) that, to the knowledge of the officer, no default or event of default occurred during such period (or, if a default or event of default has occurred, describing all defaults or events of default of which the officer may know and what action Thompson Creek has taken, is taking or proposes to take with respect thereto. Thompson Creek also is required to deliver to the U.S. Trustee, within 10 business days after the occurrence thereof, written notice of any events which would constitute a default, their status and what action Thompson Creek is taking or proposing to take in respect thereof.

Reports

The indenture requires Thompson Creek to file with the U.S. Trustee, within 15 days after Thompson Creek is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Thompson Creek may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For purposes of this section, documents filed by Thompson Creek with the SEC via EDGAR system will be deemed to be filed with the U.S. Trustee as of the time such documents are filed via EDGAR, provided, however, that the U.S. Trustee shall have no obligation whatsoever to determine if such filing has occurred.

Satisfaction, discharge and defeasance

Thompson Creek may discharge most of its obligations under the indenture to holders of the amortizing notes if:

•
it has paid or caused to be paid the installments on all amortizing notes outstanding as and when the same shall have become due and payable;

•
it has delivered to the U.S. Trustee for cancellation all amortizing notes authenticated; or

•
(i) all amortizing notes not delivered to the U.S. Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and (ii) Thompson Creek has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the U.S. Trustee sufficient to pay at maturity all amortizing notes not theretofore delivered to the U.S. Trustee for cancellation, including installments to become due on or prior to such date of maturity.

Thompson Creek, at its option:

•
will be released from any and all obligations in respect of the amortizing notes, which is known as "defeasance and discharge"; or

•
need not comply with certain covenants specified herein regarding the amortizing notes, which is known as "covenant defeasance."

If Thompson Creek exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the indenture will no longer be a default thereunder.

To exercise either its defeasance and discharge or covenant defeasance option, Thompson Creek must:

•
deposit with the U.S. Trustee, in trust, cash or U.S. government obligations in an amount sufficient, in the opinion of a firm of certified public accounts, to pay all the remaining installments on the amortizing notes when such payments are due;

•
deliver an opinion of counsel, which, in the case of defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the "IRS"), to the effect that the holders of the amortizing notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax on the same amount and in the same manner and at the same times as if such defeasance had not occurred; and

•
deliver an opinion of counsel in Canada or a ruling from the Canada Revenue Agency, in each case, confirming that the holders of the amortizing notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such discharge and defeasance or covenant defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge and defeasance or covenant defeasance had not occurred.

When there is a defeasance and discharge, the indenture will no longer govern the amortizing notes, Thompson Creek will no longer be liable for payment and the holders of such amortizing notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, Thompson Creek will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indenture to register the transfer or exchange of amortizing notes, to replace mutilated, defaced, destroyed, lost or stolen amortizing notes, and to maintain paying agents and hold monies for payment in trust will continue even if Thompson Creek exercises its defeasance and discharge or covenant defeasance option.

Consolidation, merger and sale of assets

The indenture provides that Thompson Creek will not consolidate with or merge or amalgamate with or into or wind up into (whether or not Thompson Creek is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of it and its subsidiaries, taken as a whole, in one or more related transactions, to any person unless:

(1)   the resulting, surviving or transferee person (the "successor company") is a corporation organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

(2)   the successor company (if other than Thompson Creek) expressly assumes all of the obligations of Thompson Creek under the amortizing notes and the indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the U.S. Trustee;

(3)   immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

(4)   Thompson Creek shall have delivered to the U.S. Trustee (1) an officers' certificate stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the indenture and that immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and (2) an opinion of counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the indenture.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Thompson Creek, which properties and assets, if held by Thompson Creek instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Thompson Creek on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of Thompson Creek.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Subject to certain limitations, the successor company will succeed to, and be substituted for, Thompson Creek under the indenture and the amortizing notes.

Thompson Creek will be released from its obligations under the indenture and the successor company will succeed to, and be substituted for, and may exercise every right and power of, Thompson Creek under the indenture, the amortizing notes; provided that, in the case of a lease of all or substantially all its assets, Thompson Creek will not be released from the obligation to pay the principal of and interest on the amortizing notes.

Modifications and amendments

Thompson Creek and the Trustees may amend or supplement the indenture or the amortizing notes without notice to or the consent of any holder to:

•
cure any ambiguity, omission, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders;

•
provide for the assumption by a successor corporation of Thompson Creek's obligations as set forth in "—Consolidation, merger and sale of assets";

•
comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee, and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•
secure the notes;

•
add guarantees with respect to the notes;

•
add to Thompson Creek's covenants or events of default for the benefit of the holders or surrender any right or power conferred upon Thompson Creek;

•
make any change that does not, in the good faith opinion of Thompson Creek's board of directors, adversely affect the rights of any Holder; and

•
conform the provisions of the indenture to the "Description of the amortizing notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Without prior notice to any holders, Thompson Creek and the Trustees may amend the indenture with respect to the amortizing notes with the written consent of the holders of a majority in principal amount of the outstanding amortizing notes, and the holders of a majority in principal amount of the outstanding amortizing notes by written notice to the Trustees may waive future compliance by Thompson Creek with any provision of the indenture with respect to the amortizing notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•
change any installment payment date or the amount owed on any installment payment date,

•
reduce the principal amount thereof or the rate of interest thereon;

•
reduce the above-stated percentage of outstanding amortizing notes the consent of whose holders is necessary to modify or amend the indenture with respect to the amortizing notes; or

•
reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain events of default and their consequences provided for in the indenture.

It is not be necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Thompson Creek shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Thompson Creek will mail supplemental indentures to holders upon request. Any failure of Thompson Creek to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing law

The indenture and the amortizing notes, and any claim, controversy or dispute arising under or related to the indenture or amortizing notes, for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The indenture and the amortizing notes will provide that Thompson Creek, the Trustees and each holder of tMEDS or separate amortizing notes will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the indenture, the amortizing notes or the transactions contemplated thereby, to the extent permitted by law.

Unclaimed funds

All funds deposited with the U.S. Trustee for the payment of installment payments in respect of the amortizing notes that remain unclaimed for two years after the final installment date will be repaid to Thompson Creek upon its written request. Thereafter, any right of any holder of the amortizing notes to such funds shall be enforceable only against Thompson Creek, and the U.S. Trustee will have no liability therefor.

Prescription

Under New York's statute of limitations, any legal action to enforce Thompson Creek's payment obligations evidenced by the amortizing notes must be commenced within six years after payment is due. Thereafter, Thompson Creek's payment obligations will generally become unenforceable.

Book-entry procedures and settlement

The tMEDS, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. Thompson Creek will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the tMEDS, the separate purchase contracts and the separate amortizing notes, as the case may be, upon Thompson Creek's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, Thompson Creek and the U.S. Trustee will treat the depositary as the sole owner or holder of the tMEDS, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have tMEDS, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the tMEDS, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. It is the understanding of Thompson Creek that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, ("Euroclear") if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

As long as the separate amortizing notes are represented by the global securities, Thompson Creek will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Thompson Creek nor the U.S. Trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of tMEDS, separate purchase contracts and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive securities and paying agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  (a)   the depositary is unwilling or unable to continue as depositary for such global security and Thompson Creek is unable to find a qualified replacement for the depositary within 90 calendar days;

  (b)   at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

  (c)    an event of default with respect to the amortizing notes, or any failure by Thompson Creek to observe or perform any covenant or agreement with respect to the purchase contracts, has occurred and is continuing and a beneficial owner requests that its tMEDS, or separate amortizing notes or separate purchase contracts, as the case may be, be issued in physical certificated form; or

  (d)   Thompson Creek in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal number of tMEDS or separate purchase contract or aggregate principal amount of separate amortizing notes. Definitive tMEDS and definitive separate purchase contracts will be issuable in denominations of 1 tMEDS and 1 purchase contract, respectively, and integral multiples thereof. Definitive separate amortizing notes will be issuable in denominations of the initial principal amount of such amortizing note and integral multiples thereof. Definitive tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under "—Notices." Beneficial owners of book-entry tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive tMEDS, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the "holders" of the tMEDS, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to Thompson Creek and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive separate notes are issued, the holders thereof will be able to receive installment payments at the office of Thompson Creek's paying agent in the Borough of Manhattan. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of Thompson Creek's paying agents. Thompson Creek also has the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive tMEDS, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of Wells Fargo Bank, National Association. A form of such instrument of transfer will be obtainable at the relevant office of Wells Fargo Bank, National Association. Upon surrender, Thompson Creek will execute, and the purchase contract agent and the U.S. Trustee will authenticate and deliver, new tMEDS, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Wells Fargo Bank, National Association, as requested by the owner of such new tMEDS, separate purchase contacts or separate amortizing notes. Thompson Creek will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Certain material United States federal income tax considerations

The following summary describes certain material U.S. federal income tax consequences of the purchase, ownership and disposition of tMEDS, the purchase contracts and amortizing notes that are components of tMEDS and shares of our common stock acquired under a purchase contract by U.S. Holders (as defined below). This summary applies only to U.S. Holders who acquire tMEDS upon original issuance at their initial offering price and who hold, as applicable, the tMEDS, the components of the tMEDS and shares of our common stock acquired under a purchase contract as capital assets.

This summary does not describe all of the U.S. federal income tax consequences, including alternative minimum tax consequences, that may be relevant to a U.S. Holder in light of the holder's particular circumstances or to U.S. Holders subject to special rules, such as:

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banks, regulated investment companies and other financial institutions;

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insurance companies;

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dealers or traders subject to a mark-to-market method of tax accounting with respect to tMEDS, purchase contracts, amortizing notes or shares of our common stock;

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persons holding tMEDS, purchase contracts, amortizing notes or shares of our common stock as part of a hedge, "straddle," conversion transaction, integrated transaction or similar transaction;

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U.S. Holders whose functional currency is not the U.S. dollar;

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partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities;

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expatriates for U.S. federal income tax purposes; or

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tax-exempt entities, including private foundations, individual retirement accounts and tax-deferred accounts.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds tMEDS, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding tMEDS, purchase contracts, amortizing notes or our common stock acquired under a purchase contract and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the tMEDS, purchase contracts, amortizing notes or our common stock acquired under a purchase contract.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.

Because tMEDS are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of tMEDS or instruments similar to tMEDS for U.S. federal income tax purposes, persons considering the purchase of tMEDS, purchase contracts, amortizing notes and shares of our common stock acquired under a purchase contract are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, including under any tax treaty.

Characterization of tMEDS and amortizing notes

Although there is no authority directly on point, we believe each tMEDS will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (i) a purchase contract and (ii) an amortizing note that will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, you will be treated as if you held each component of tMEDS for U.S. federal income tax purposes. By acquiring a tMEDS, you will agree to treat (i) a tMEDS as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. tax purposes.

Given there is no statutory, administrative or judicial authority that directly addresses the treatment of tMEDS or instruments similar to tMEDS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service ("IRS") or a court will agree with the foregoing tax characterization of tMEDS and amortizing notes. We have not sought any rulings concerning the treatment of the tMEDS, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Specifically, the components of a tMEDS could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case the U.S. federal income tax consequences could differ from the consequences described below. For example, in such case, you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a tMEDS as a single instrument.

Unless stated otherwise, the remainder of this summary assumes that the characterization of tMEDS as two separate financial instruments, the characterization of the amortizing notes as indebtedness, and the characterization of the purchase contracts as contracts to acquire our common stock will be respected for U.S. federal income tax purposes.

Allocation of purchase price

The purchase price of each tMEDS will be allocated between the purchase contract and the amortizing note that constitute the tMEDS in proportion to their relative fair market values at the time of purchase. This allocation of the purchase price will establish your initial tax basis in the purchase contract and the amortizing note.

Based on information provided by the underwriter, we have determined that the purchase price allocated to each purchase contract and amortizing note is $20.924688 and $4.075312, respectively. This allocation will be binding on you (but not the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. federal income tax return for the taxable year in which a tMEDS is acquired. The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

General

As used herein, the term "U.S. Holder" means a beneficial owner of tMEDS, amortizing notes, purchase contracts or our common stock acquired under a purchase contract that, for U.S. federal income tax purposes, is:

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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

tMEDS

  Sale, exchange or other taxable disposition

Upon a sale, exchange or other taxable disposition of a tMEDS, you will be treated as having sold, exchanged or disposed of both the purchase contract and the amortizing note that constitute such tMEDS and you will calculate gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is thus possible that you could recognize a capital gain on one component of a tMEDS but a capital loss on the other component of the tMEDS. Upon the sale, exchange or other taxable disposition of a tMEDS, you generally will recognize gain or loss equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the amortizing note and (ii) your respective adjusted tax bases in the purchase contract and the amortizing note. The proceeds realized on a disposition of a tMEDS will be allocated between the purchase contract and amortizing note of a tMEDS in proportion to their relative fair market values. In addition, for purposes of determining gain or loss, your proceeds will not include any amount attributable to accrued and unpaid interest on the amortizing note, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

  Separation and recreation

You will not recognize gain or loss by (i) separating a tMEDS into its component purchase contract and amortizing note, or (ii) recreating a tMEDS, as both procedures are described under—"Separating and recreating tMEDS."

Amortizing notes

  Taxation of interest

Stated interest on an amortizing note, whether held as part of a tMEDS or as a separate component, will be includible in your gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of tax accounting, and payments on the notes other than stated interest will reduce your tax basis with respect to such amortizing note.

  Sale, exchange or other taxable disposition

If you have separated a tMEDS into its component parts, the subsequent sale, exchange or other taxable disposition of the amortizing note will result in the recognition of capital gain or loss in an amount equal to the difference between the amount realized (determined net of any amount attributable to accrued and unpaid interest on the amortizing note, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the amortizing note (which will equal the initial amount of purchase price allocated to the amortizing note less any principal payments previously made on the amortizing note). Such gain or loss will generally be treated as U.S. source gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Purchase contracts

  Acquisition of Thompson Creek common stock under a purchase contract

You will not recognize gain or loss on the acquisition of our common stock upon the mandatory or early settlement of a purchase contract except with respect to cash paid in lieu of a fractional share of our common stock. Your aggregate initial tax basis in the common stock acquired under a purchase contract will be equal to your tax basis in the purchase contract less the portion of such tax basis allocable to the fractional share. The holding period for the common stock received under a purchase contract will begin on the day after the common stock is acquired.

  Constructive distributions and dividends

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will generally be taxed in the same manner as an actual distribution. See "—Thompson Creek common stock acquired under a purchase contract—Distributions, foreign source income and foreign tax credits" below. You should consult your tax advisors as to the tax consequences of receiving constructive dividends.

  Sale, exchange or other taxable disposition

If you have separated a tMEDS into its component parts, the subsequent sale, exchange or other taxable disposition of the purchase contract will result in the recognition of capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the purchase contract. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Thompson Creek common stock acquired under a purchase contract

  Distributions, foreign source income and foreign tax credits

The gross amount of any cash dividends paid by us with respect to our common stock, including the amount of any Canadian taxes withheld from these dividends, generally will be includible in your gross income as ordinary income on the day actually or constructively received by you, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any such dividend (including any amounts of Canadian taxes withheld) will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. For tax years beginning before 2013, non-corporate U.S. Holders that receive dividends on our common stock should be eligible for a reduced rate of taxation if certain requirements are satisfied. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which you may elect to deduct in computing your taxable income or, subject to the limitations on foreign tax credits generally, credit against your U.S. federal income tax liability. Dividends on our common stock generally will constitute passive income for U.S. foreign tax credit purposes. Further, in certain circumstances, if you have held our common stock for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on our common stock. You should consult your own tax advisors concerning the implications of these rules in light of your particular circumstance.

  Sale, exchange or other taxable disposition

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as U.S. source gain or loss.

Backup withholding and information reporting

In general, information reporting requirements may apply to payments on the amortizing notes, the purchase contracts and our common stock acquired under a purchase contract made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or have been notified by the IRS that you are subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Certain material Canadian federal income tax
considerations

The following summary describes the material Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the "Tax Act") generally applicable to a holder that acquires as beneficial owner tMEDS pursuant to this offering, and in the case of an amortizing note so acquired, beneficially owns all payments thereunder, and that, for purposes of the Tax Act and all relevant times, holds the purchase contracts and amortizing notes and will hold the common shares issuable on the settlement of the purchase contracts (the purchase contracts, the amortizing notes and such common shares are referred to herein collectively as the "Securities") as capital property, deals at arm's length with the Company and the Underwriters, and is not affiliated with the Company or the Underwriters (a "Holder"). Generally, the Securities will be considered to be capital property to a Holder provided the Holder does not hold the Securities in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA"). This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, administrative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring tMEDS pursuant to this offering, having regard to their particular circumstances.

Characterization of tMEDS

Although there is no authority directly on point and therefore the issue is not entirely free from doubt, we believe that each tMEDS should be treated as being composed of two separate properties for the purposes of the Tax Act. By acquiring a tMEDS, you agree to treat the tMEDS as two separate properties, namely, indebtedness of the Company represented by an amortizing note and an equity purchase contract. If, however, the components of a tMEDS were treated as a single property, the Canadian federal income tax consequences could differ from the consequences described below.

Unless stated otherwise, the remainder of this discussion assumes that the characterization of the tMEDS as two separate properties, namely, indebtedness of the Company represented by an amortizing note and an equity purchase contract, will be respected for Canadian federal income tax purposes.

Allocation of cost

In acquiring a tMEDS under this offering, a Holder will be acquiring ownership of a purchase contract and an amortizing note represented by such tMEDS. The purchase contract and amortizing note comprising a tMEDS are separate properties, and accordingly, the Tax Act requires that the total purchase price of a tMEDS to a Holder must be allocated on a reasonable basis between the purchase contract and the amortizing note comprising the tMEDS to determine the cost of each to the Holder for purposes of the Tax Act. Based on advice from the Underwriters, the Company intends to allocate $20.924688 of the issue price of each tMEDS as consideration for the issue of each purchase contract and $4.075312 of the issue price of each tMEDS for the issue of each amortizing note. Each holder of tMEDS agrees to such allocation and this position will be binding upon each such holder (but not on the CRA).

The remainder of this discussion assumes that the allocation of the issue price of a tMEDS as between the purchase contract and the amortizing note that comprises the tMEDS represents the fair market value of each such property as at the date the Holder acquires such tMEDS pursuant to this offering. If the price paid by a Holder for an amortizing note or a purchase contract is not so considered to be the fair market value of the amortizing note or purchase contract, the Canadian federal income tax consequences could differ from the consequences described below. Holders should consult their own tax advisors in this regard.

Disposition of tMEDS

In disposing of a tMEDS, a Holder will be disposing of the purchase contract and the amortizing note represented by such tMEDS, and the tax implications of such a disposition will be determined as if the Holder had separately disposed of a purchase contract and an amortizing note. Any proceeds from the disposition (or deemed disposition) of a tMEDS must be allocated on a reasonable basis between the purchase contract and amortizing note represented by such tMEDS. The Canadian federal tax considerations arising in respect of a disposition of purchase contracts and amortizing notes are described separately below.

Currency conversion

Generally, all amounts relating to the acquisition, holding or disposition of the Securities, including adjusted cost base, proceeds of disposition, payments of dividends, and payments of interest must be converted at the relevant date into Canadian dollars for the purposes of the Tax Act based on the daily noon rate as quoted by the Bank of Canada for the applicable day (or, if there is no such rate quoted for the applicable day, the closest preceding day for which such a rate is quoted) or such other rate of exchange that is acceptable to the Minister of National Revenue. The amount of interest or dividends (as applicable) or capital gain or capital loss of a Holder may therefore be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Residents of Canada

The following portion of the summary is applicable to a Holder that, at all relevant times and for the purposes of the Tax Act is or is deemed to be resident in Canada (a "Resident Holder"). Certain Resident Holders that might not otherwise be considered to hold their amortizing notes or common shares issued on the settlement of the purchase contracts as capital property may, in certain circumstances, be entitled to have their amortizing notes and common shares and all other "Canadian securities" (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable having regard to their particular circumstances. Purchase contracts are not "Canadian securities" for these purposes. Accordingly, the characterization of purchase contracts as capital property is unaffected by a Holder making an election pursuant to subsection 39(4) of the Tax Act. The following portion of this summary is not applicable to (i) a holder that is a "financial institution," as defined in the Tax Act for the purposes of the mark-to-market rules, (ii) a holder an interest in which would be a "tax shelter investment" as defined in the Tax Act, (iii) a holder that is a "specified financial institution" as defined in the Tax Act or (iv) a holder that makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act to report its "Canadian tax results" as defined in the Tax Act in a currency other than Canadian currency. Any such holder should consult its own tax advisor with respect to an investment in the Securities.

Separation and recreation of tMEDS

A Resident Holder will not be required to include any amount in income for purposes of the Tax Act by reason only of: (i) the separation of a tMEDS into its component purchase contract and amortizing note, or (ii) the combination of a purchase contract and an amortizing note to recreate a tMEDS. Furthermore, the Resident Holder's adjusted cost base of the purchase contract and amortizing note will not be affected by such separation or recreation.

Taxation of interest on amortizing notes

A Resident Holder of amortizing notes that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the amortizing notes that accrues or is deemed to accrue to the Resident Holder to the end of the particular taxation year or that has become receivable by or is received by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder's income for a preceding taxation year.

Any other Resident Holder, including an individual, will be required to include in computing its income for a taxation year all interest on the amortizing notes that is received or receivable by the Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder's income for a preceding taxation year. In addition, if at any time an amortizing note should become an "investment contract" (as defined in the Tax Act) in relation to a Resident Holder (other than a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary), such Resident Holder will be required to include in computing income for a taxation year any interest that accrues or is deemed to accrue to the Resident Holder on the amortizing note up to any "anniversary day" (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in the Resident Holder's income for that year or a preceding year.

A Resident Holder of amortizing notes that throughout the relevant taxation year is a "Canadian-controlled private corporation," as defined in the Tax Act, may be liable to pay a refundable tax on its "aggregate investment income," which is defined in the Tax Act to include interest income.

Original issue discount

In the event the Notes are issued at a discount from their face value, (as may be the case if the portion of the stated amount of the tMEDS that is allocated to the amortizing notes is less than the stated principal amount of the amortizing notes), the amortizing notes will be issued with original issue discount for Canadian federal income tax purposes and a Resident Holder may be required to include an additional amount in computing income, either in accordance with the deemed interest accrual rules contained in the Tax Act or in the taxation year in which the discount is received or receivable by the Resident Holder. Resident Holders should consult their own tax advisor in these circumstances, as the treatment of the discount may vary with the facts and circumstances giving rise to the discount.

Disposition of amortizing notes

On a disposition or a deemed disposition of amortizing notes, a Resident Holder generally will be required to include in computing its income for the taxation year in which the disposition occurs the amount of interest accrued on the amortizing notes from the date of the last interest payment to the date of disposition, except to the extent that such interest has otherwise been included in computing the Resident Holder's income for that year or a preceding taxation year.

Any amount paid by the Company as a penalty or bonus because of early repayment of all or part of the principal amount of the amortizing note will be deemed to be received by the Resident Holder as interest on the amortizing note and will be required to be included in the Resident Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the amortizing note for periods ending after the payment of such amount.

In general, a disposition or a deemed disposition of an amortizing note by a Resident Holder will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in computing the Resident Holder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the amortizing note to the Resident Holder immediately before the disposition. See "Taxation of Capital Gains and Capital Losses" below.

Settlement of purchase contracts

The settlement of a purchase contract by delivery of common shares to a Resident Holder will not constitute a disposition of that purchase contract and, accordingly, a Resident Holder will not realize a gain or loss on such settlement. The aggregate cost to a Resident Holder of the common shares acquired on the settlement of a purchase contract generally will be equal to the Resident Holder's adjusted cost base of the purchase contract immediately before the settlement. The adjusted cost base to a Resident Holder of common shares at any time will be determined by averaging the cost of such common shares with the adjusted cost base of any other common shares owned by the Resident Holder as capital property at that time.

Consistent with the administrative practice of the CRA in analogous circumstances, when a Resident Holder receives a de minimis amount of cash in lieu of a fractional common share, the Resident Holder will be considered to have disposed of that fractional common share for proceeds of disposition equal to such cash unless such Resident Holder instead reduces the cost of the common shares acquired on the settlement of the purchase contract by the amount of such cash.

Disposition of purchase contracts

A disposition or deemed disposition of a purchase contract (including on the disposition of a tMEDS) generally will result in the Resident Holder realizing a capital gain (or capital loss) to the extent the proceeds of disposition are greater (or less) that the aggregate of the Resident Holder's adjusted cost base of the purchase contract and any reasonable costs related to the disposition. The tax treatment of capital gains and capital losses is discussed below under the heading "Taxation of Capital Gains and Capital Losses."

Receipt of dividends on common shares

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received (or deemed to be received) on such Resident Holder's common shares, unless in the case of Canadian resident corporations, the application of a specific anti-avoidance rule re-characterizes such dividends as proceeds of disposition or a capital gain.

In the case of a Resident Holder that is an individual (other than certain trusts), such taxable dividends will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit rules for "eligible dividends." Generally, eligible dividends are dividends paid by a taxable Canadian corporation, such as the Company, where those dividends have been designated as "eligible dividends" by the corporation at or prior to the time the dividends are paid.

Taxable dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

In the case of a Resident Holder that is a corporation, dividends received (or deemed to be received) on common shares by the Resident Holder generally will be included in the Resident Holder's income for the taxation year in which such dividends are received and generally will be deductible in computing the Resident Holder's taxable income. A Resident Holder that is a "private corporation" or a "subject corporation," as such terms are defined in the Tax Act, may be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received (or deemed to be received) on common shares in a taxation year to the extent such dividends are deductible in computing the corporation's taxable income for the year.

Disposition of common shares

A disposition or a deemed disposition of a common share by a Resident Holder (except to the Company) generally will result in the Resident Holder realizing a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share are greater (or less) than the aggregate of the Resident Holder's adjusted cost base thereof and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under "Taxation of Capital Gains and Capital Losses."

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a common share may be reduced by the amount of dividends received or deemed to be received by it on such common share (or on a share for which the common share has been substituted) to the extent and under the circumstances described by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns common shares, directly or indirectly, through a partnership or a trust.

Taxation of capital gains and capital losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

A Resident Holder that throughout the relevant taxation year is a "Canadian-controlled private corporation," as defined in the Tax Act, may be liable to pay a refundable tax on "aggregate investment income" which is defined in the Tax Act to include taxable capital gains.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Non-Residents of Canada

The following portion of the summary is applicable to a Holder that, at all relevant times and for purposes of the Tax Act (i) is not resident or deemed to be resident in Canada; (ii) does not use or hold Securities in carrying on business in Canada; (iii) deals at arm's length with any transferee resident (or deemed to be resident) in Canada to which the Holder disposes of tMEDS or separate amortizing notes; and (iv) for which the Securities do not constitute "designated insurance property" for the purposes of the Tax Act (a "Non-Resident Holder"). The following summary assumes that no interest paid on the amortizing notes will be in respect of a debt or other obligation to pay an amount to a person with which the Company does not deal at arm's length, within the meaning of the Tax Act.

The following portion of this summary is not applicable to a Non-Resident Holder that is a "specified shareholder" as defined in subsection 18(5) the Tax Act of us or that does not deal at arm's length for purposes of the Tax Act with a "specified shareholder" of us. Generally, for this purpose, a "specified shareholder" is a shareholder that owns or is deemed to own, either alone or together with persons with which the shareholder does not deal at arm's length for purposes of the Tax Act, shares of our capital stock that either (i) give such holders 25% or more of the votes that could be cast at an annual meeting of the shareholders or (ii) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of our capital stock. Such Non-Resident Holders should consult their own tax advisors.

Separation and recreation of tMEDS

A Non-Resident Holder will not be required to include any amount in income for purposes of the Tax Act by reason only of: (i) the separation of a tMEDS into its component purchase contract and amortizing note, or (ii) the combination of a purchase contract and an amortizing note to recreate a tMEDS. The Non-Resident Holder's adjusted cost base of the purchase contract and amortizing note will not be affected by such separation or recreation.

Taxation of amortizing notes

Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, the principal of the amortizing notes or as premium, discount or interest on the amortizing notes by the Company to a Non-Resident Holder, and proceeds received by a Non-Resident Holder on a disposition or deemed disposition of an amortizing note will not be subject to Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act by a Non-Resident Holder in respect of the ownership or disposition of an amortizing note.

Settlement of purchase contracts

The settlement of a purchase contract by delivery of common shares to a Non-Resident Holder will not constitute a disposition of that purchase contract and, accordingly, a Non-Resident Holder will not realize a gain or loss on such settlement. The aggregate cost to a Non-Resident Holder of the common shares acquired on the settlement of a purchase contract generally will be equal to the Non-Resident Holder's adjusted cost base of the purchase contract immediately before the settlement. The adjusted cost base to a Non-Resident Holder of common shares at any time will be determined by averaging the cost of such common shares with the adjusted cost base of any other common shares owned by the Non-Resident Holder as capital property at that time.

Consistent with the administrative practice of the CRA in analogous circumstances, when a Non-Resident Holder receives a de minimis amount of cash in lieu of a fractional common share, the Non-Resident Holder will be considered to have disposed of that fractional common share for proceeds of disposition equal to such cash unless such Non-Resident Holder instead reduces the cost of the common shares acquired on the settlement of the purchase contract by the amount of such cash.

Receipt of dividends on common shares

Dividends paid or credited, or deemed to be paid or credited, on common shares to a Non-Resident Holder will be subject to Canadian withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention.

Generally, a Non-Resident Holder that is, for purposes of the Canada-United States Income Tax Convention, 1980, (the "Convention"), the beneficial owner of dividends paid on common shares and a resident of the United States that is fully entitled to the benefits of the Convention will be subject to Canadian withholding tax on dividends, including stock dividends, paid or credited, or deemed under the Tax Act to be paid or credited, to the Non-Resident Holder at a rate of 15% of the gross amount of such dividends (except that, where such beneficial owner is a corporation and owns at least 10% of the voting stock of the

Company, the rate of withholding tax is reduced to 5% under the Convention). Dividends paid or credited to a Non-Resident Holder that is a United States tax-exempt organization as described in Article XXI of the Convention generally will not be subject to Canadian withholding tax provided that certain administrative procedures are observed. Non-Resident Holders to which these Convention benefits or other income tax treaty benefits may be applicable should consult their own tax advisors.

Disposition of the purchase contracts or common shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a purchase contract or of a common share unless the purchase contract or common share, as the case may be, is or is deemed to be "taxable Canadian property" (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under the provisions of an applicable tax treaty. A purchase contract will only be taxable Canadian property to a Non-Resident Holder if the common shares, or any other property, to be issued or delivered on settlement of the purchase contract would be taxable Canadian property to the Non-Resident Holder.

Generally, a common share will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that either: (a) at no time during the 60-month period preceding the particular time did such Common Share derive more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; or (b) such common share is listed on a designated stock exchange (which currently includes the New York Stock Exchange) at that time and at no time during the 60-month period ending at that time did the Non-Resident Holder, persons not dealing at arm's length with such Non-Resident Holder or the Non-Resident Holder together with all such persons, own 25% or more of the issued shares of any class or series of the capital stock of the Company.

Non-Resident Holders to which purchase contracts or common shares may be taxable Canadian property should consult their own tax advisors.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the tMEDS by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the tMEDS of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of tMEDS by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the tMEDS. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of

ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the tMEDS should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a tMEDS, each purchaser and subsequent transferee of a tMEDS will be deemed to have represented and warranted that (a) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the tMEDS constitutes assets of any Plan or (ii) the purchase and holding of the tMEDS by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and (b) it will not sell or otherwise transfer the tMEDS or any interest therein other than to a purchaser or transferee that is deemed to make the same representations and warranties.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the tMEDS on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the tMEDS.

Underwriting

We are offering the tMEDS described in this prospectus supplement through the underwriters named below, for whom J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and RBC Dominion Securities Inc. are acting as joint book-running managers of the offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of tMEDS listed next to its name in the following table:

Underwriters	Number of tMEDS

J.P. Morgan Securities LLC	3,520,000
Deutsche Bank Securities Inc.	2,112,000
RBC Dominion Securities Inc.	2,112,000
SG Americas Securities, LLC	352,000
Standard Bank Plc	352,000
UBS Securities LLC	352,000

Total	8,800,000

The underwriters are committed to purchase all of the tMEDS offered by us if they purchase any tMEDS. If an underwriter defaults on its obligation to purchase tMEDS, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

One of our directors may, subject to compliance with applicable laws, purchase tMEDS in the offering.

The underwriters propose to offer the tMEDS directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.45 per tMEDS. After the public offering of the tMEDS at the initial offering price, the offering price and other selling terms may be changed by the underwriters.

The underwriters have the option to purchase, within the 13-day period that begins on and includes the date of initial issuance of the tMEDS, up to an additional 1,200,000 tMEDS. If any tMEDS are purchased pursuant to this option, the underwriters will purchase tMEDS in approximately the same proportions as shown in the table above and the underwriters will offer the additional tMEDS on the same terms as those on which the tMEDS are being offered.

The underwriting discounts and commissions are equal to the public offering price per tMEDS less the amount paid by the underwriters to us per tMEDS. The following table shows the per tMEDS and total underwriting discounts and commissions to be paid to the underwriters, assuming either no exercise or full exercise of the underwriters' option to purchase additional tMEDS.

	Without exercise	With full exercise

Per tMEDS	$0.75	$0.75
Total	$6,600,000	$7,500,000

We estimate that the total expenses of this offering and the concurrent offering of Senior Notes due 2019, excluding underwriting discounts and commissions, will be approximately $2.8 million, of which $1.8 million represents a fee that we will incur to enter into an amendment to our credit facility to permit the transactions and amend certain covenants.

The obligations of the underwriters under the underwriting agreement may be terminated at the discretion of J.P. Morgan Securities LLC upon the occurrence of certain stated events. We will not be obligated to deliver any of the tMEDS except upon payment for all the tMEDS to be purchased as provided herein.

In addition, we anticipate paying BBVA Securities Inc. a fee of approximately $320,000 for advisory services in connection with the offering. BBVA Securities Inc. is not acting as an underwriter in this offering.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a portion of the tMEDS to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to the selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not:

  (i)    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of Thompson Creek common stock or any securities convertible into or exercisable or exchangeable for Thompson Creek common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

  (ii)   enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities;

in each case without the prior written consent of J.P. Morgan Securities LLC, for a period of 90 days after the date of this prospectus supplement.

The foregoing restrictions do not apply to:

•
the sale of the tMEDS to the underwriters; or

•
any awards made and shares of Thompson Creek common stock issued upon the exercise or vesting of options and awards granted under Thompson Creek's stock-based compensation plans and grants and issuances of shares of Thompson Creek common stock or options or other derivative securities pursuant to our stock-based compensation or incentive plans and issuances pursuant to our employee stock purchase plan.

In addition, our directors and executive officers (or entities controlled by them) entered into lock up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons (or entities), for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC:

  (i)    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Thompson Creek common stock or any securities convertible into or exercisable or exchangeable for Thompson Creek common stock (including without limitation, Thompson Creek common stock or such other securities which may be deemed to be beneficially owned by such person (or entity) in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant);

  (ii)   enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Thompson Creek common stock or such other securities; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Thompson Creek common stock or such other securities, in cash or otherwise; or

  (iii)  make any demand for or exercise any right with respect to the registration of any shares of Thompson Creek common stock or any security convertible into or exercisable or exchangeable for Thompson Creek common stock.

Notwithstanding the foregoing, our directors and executive officers (or such entities) may transfer shares of Thompson Creek common stock (or, in the case of clause (6) below, warrants, options or other securities convertible or exchangeable for common stock):

(1)   as a bona fide gift or gifts;

(2)   by will or intestacy;

(3)   to any trust, partnership or limited liability company for the direct or indirect benefit of the director or executive officer or the immediate family of the director or executive officer;

(4)   (A) to a member of the director or executive officer's immediate family or (B) if such transfer occurs by operation of law, including without limitation, pursuant to a domestic relations order of a court of competent jurisdiction;

(5)   to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above;

(6)   to us in connection with the exercise of stock options or warrants or securities convertible into or exchangeable for common stock outstanding on the date hereof;

(7)   to any limited partner, wholly-owned subsidiary or holder of equity interests or such entity; or

(8)   to us in connection with the exchange or surrender of shares of common stock in satisfaction or payment of the exercise price of stock options, to satisfy any tax withholding obligations of the director or executive officer in respect of such option;

provided, however, that (A) in case of any such transfer, except for bona fide gifts to charitable organizations pursuant to clause (1) and transfers to us pursuant to clauses (6) and (8), it shall be a condition to the transfer that such donee or transferee execute an agreement stating that such donee or transferee is receiving and holding the common stock subject to the restrictions above, and (B) any such transfer shall not involve a disposition for value (except for transfers to us pursuant to clauses (6) and (8)), and (C) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For this purpose, "immediate family" means the spouse, children, parents, grandchildren or grandparents of the director or executive officer.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect to those liabilities.

We will apply to list the tMEDS on the NYSE under the symbol "TC PR T." If approved for listing, we expect that the tMEDS will begin trading on the NYSE within 30 days after the tMEDS are first issued. In addition, we have been advised by the underwriters that they intend to make a market in the tMEDS after the offering is completed. However, listing the tMEDS on the NYSE does not guarantee that a trading market will develop and the underwriters may cease their market-making activity at any time. Even if a trading market does develop, there can be no assurance as to the depth or duration of that market or the ability of holders to sell their tMEDS.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling tMEDS in the open market for the purpose of preventing or retarding a decline in the market price of the tMEDS while this offering is in progress. These stabilizing transactions may include making short sales of the tMEDS, which involves the sale by the underwriters of a greater number of tMEDS than they are required to purchase in this offering, and purchasing tMEDS on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional tMEDS referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional tMEDS, in whole or in part, or by purchasing tMEDS in the open market. In making this determination, the underwriters will consider, among other things, the price of tMEDS available for purchase in the open market compared to the price at which the underwriters may purchase tMEDS through the option to purchase additional tMEDS. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the tMEDS in the open market that could adversely affect investors who purchase in this offering. To the extent that an underwriter creates a naked short position, it will purchase tMEDS in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M promulgated by the SEC, they also may engage in other activities that stabilize, maintain or otherwise affect the price of the tMEDS, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the tMEDS or preventing or retarding a decline in the market price of the tMEDS, and, as a result, the price of the tMEDS may be higher than the price that otherwise might exist in the open market. If an underwriter commences these activities, it may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.

Other than in the United States and Canada, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Relationships with the underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us. Each of the underwriters is also acting as an underwriter in our concurrent offering of Senior Notes due 2019 described in "Summary—The Transactions." In addition, an affiliate of J.P. Morgan Securities LLC acts as an administrative agent and a lender under our revolving credit facility, and Standard Bank Plc and affiliates of Deutsche Bank Securities Inc., RBC Dominion Securities Inc., SG Americas Securities, LLC and UBS Securities LLC act as lenders under our revolving credit facility. J.P. Morgan Securities LLC and RBC Capital Markets, LLC, an affiliate of RBC Dominion Securities Inc., were the joint lead arrangers and joint bookrunners under our revolving credit facility. J.P. Morgan Securities LLC is also acting as an arranger in connection with the Credit Facility Amendment.

J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., RBC Dominion Securities Inc., SG Americas Securities, LLC, Standard Bank Plc and UBS Securities LLC are "connected issuers" for the purposes of Canadian securities laws, pursuant to National Instrument 33-105—Underwriting Conflicts. The Company has a senior secured revolving credit facility dated as of December 10, 2010, as amended, with certain lenders named therein, including affiliates of each of the underwriters, including an affiliate of J.P. Morgan Securities LLC which acts as administrative agent and a lender. Pursuant to the revolving credit facility, the underwriters have a secured interest in substantially all of the tangible and intangible assets of the Company. As of the date of this prospectus supplement, we are in compliance with all of our covenants under the revolving credit agreement. For more information about the revolving credit facility and our indebtedness thereunder, please see "Description of other indebtedness and deferred revenue—Revolving credit facility".

To the extent that Standard Bank Plc intends to effect any sales of the tMEDS in the United States, Standard Bank Plc will do so through Standard New York Securities, Inc., its selling agent, or one or more U.S. registered broker-dealers or as otherwise permitted by applicable U.S. law.

To the extent that RBC Dominion Securities Inc. intends to effect any sales of the tMEDS in the United States, RBC Dominion Securities Inc. will do so through RBC Capital Markets, LLC, its selling agent, or one or more U.S. registered broker-dealers or as otherwise permitted by applicable U.S. law.

In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, may provide letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and act as our and our subsidiaries' counterparties to various swaps, hedges and other derivative transactions. Any such swap agreements, commodity hedging agreements and cash management arrangements provided by affiliates of the underwriters may be secured by the collateral under our revolving credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•
to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Validity of the securities

The validity of the tMEDS will be passed upon for us by Gibson, Dunn & Crutcher LLP. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. The validity of the tMEDS will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Osler, Hoskin & Harcourt LLP will pass upon certain legal matters in respect of Canadian law for the underwriters in connection with the offering of the tMEDS.

Experts

The auditors of the Company are KPMG LLP, Independent Registered Public Accounting Firm, located in Denver, Colorado. KPMG LLP has advised the Company that it is independent in accordance with the auditor's rules of professional conduct in the United States and has complied with the SEC's rules on auditor independence. Additionally, KPMG LLP conducted its audit in accordance with the standards of the Public Company Accounting Oversight Board (U.S.).

Our consolidated financial statements as of December 31, 2011 and for the years ended December 31, 2011, 2010 and 2009, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting as of December 31, 2011, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The reports "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and "Technical Report Endako Molybdenum Mine" dated September 12, 2011 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), have been prepared by John M. Marek, P.E., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The report "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Michael J. Lechner, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The mineral reserve and mine plan contained in the report "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 23, 2009 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Herbert E. Welhener, MMSA-QPM, which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The report "2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia" dated June 26, 2009 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Darin Labrenz, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon reports of such person given his authority as an expert in such field. Darin Labrenz is a former Director of Exploration for the Company, including at the time of issuance of the report.

Incorporation by reference

The SEC and the Canadian securities regulatory authorities allow us to "incorporate by reference" into this prospectus supplement information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, except as otherwise stated:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes management's discussion and analysis of the financial condition and results of operations of the Company for the corresponding year and the annual audited comparative consolidated financial statements of the Company as of December 31, 2011 and December 31, 2010 and the related consolidated statements for each of the three years in the period ended December 31, 2011, 2010 and 2009;

•
Our Definitive Proxy Statement on Schedule 14A filed on March 26, 2012 (known to Canadian investors as the management information circular of the Company distributed in connection with the annual meeting of shareholders to be held on May 8, 2012);

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012; and

•
The description of Thompson Creek common stock on Form 40-F filed on October 30, 2007, as amended on November 28, 2007 and as further amended or supplemented from time to time.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered from the date the document is filed with the SEC.

For Canadian investors, any documents of the type required by section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions to be incorporated by reference in a prospectus supplement, if filed by the Company with the regulatory authorities in the provinces of Canada in which this prospectus supplement has been filed subsequent to the date of this prospectus supplement and prior to the termination of the distribution, shall be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as so modified or superseded.

Copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in Canada through SEDAR at www.sedar.com. You also may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations

PROSPECTUS

THOMPSON CREEK METALS COMPANY INC.

Common Stock, First Preferred Stock, Debt Securities, Guarantees of
Debt Securities, Depositary Shares Representing First Preferred Stock,
Warrants, Stock Purchase Contracts, Stock Purchase Units

        We may sell from time to time:

  •
  shares of our common stock;

  •
  shares of our first preferred stock, which may be represented by depositary shares;

  •
  our debt securities;

  •
  guarantees by the subsidiary guarantors of our debt securities;

  •
  warrants;

  •
  stock purchase contracts;

  •
  stock purchase units; or

  •
  any combination of the foregoing.

        We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, Canadian dollars, other foreign currency or currency units. Our shares of common stock are traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "TC" and "TCM," respectively. The applicable prospectus supplement or term sheet will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement or term sheet.

        The securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or term sheet. See the sections entitled "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 of this prospectus and the "Risk Factors" section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

        Neither the United States Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 7, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or a term sheet will describe the specific terms of that offering. The prospectus supplement and term sheet may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any term sheet together with the information contained in the documents we refer to under the heading "Incorporation of Certain Documents by Reference."

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Thompson Creek," "the Company," "we," "us" and "our" mean Thompson Creek Metals Company Inc. and its consolidated subsidiaries.

ABOUT THE COMPANY

        We were organized as a corporation under the laws of Ontario, Canada, in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120, and our telephone number is (303) 761-8801. Our website is www.thompsoncreekmetals.com. Other than specific documents incorporated by reference as described under the "Incorporation of Certain Documents by Reference" heading, the information and other content on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

RISK FACTORS

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the year ended December 31, 2011 under the heading "Item 1.A. Risk Factors" and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012 under the heading "Item 1.A. Risk Factors" before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at http://www.thompsoncreekmetals.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Other than specific documents incorporated by reference, information on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, except as otherwise stated:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 26, 2012 incorporated by reference therein);

  (b)
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

  (c)
  the description of Thompson Creek common stock on Form 40-F filed on October 30, 2007, as amended on November 28, 2007 and as further amended or supplemented from time to time; and

  (d)
  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2011.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement or term sheet, and other documents incorporated by reference herein and therein may contain "forward-looking information" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected," "budget," "scheduled," "estimates," "forecasts," "intends," "anticipates," or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved or are "subject" to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        Forward-looking statements contained herein are made as of the date of this prospectus and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements described in "Risk Factors" of our most recent Annual Report on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q and other filings with the SEC, all of which are incorporated by reference in this prospectus.

SUBSIDIARY GUARANTORS

        Any or all of our subsidiary co-registrants, which we refer to as "subsidiary guarantors," may fully and unconditionally guarantee any series of debt securities offered by this prospectus and any related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantees by the applicable subsidiary guarantors. Each of our subsidiary guarantors is listed in the table below:

Name	Jurisdiction of Incorporation	IRS Employer Identification Number
Langeloth Metallurgical Company LLC	Colorado, USA	84-1248486
Mt. Emmons Moly Company	Colorado, USA	80-0796828
Thompson Creek Metals Company USA	Colorado, USA	84-1470141
Thompson Creek Mining Co.	Colorado, USA	84-1247133
Cyprus Thompson Creek Mining Company	Nevada, USA	95-2634610
Long Creek Mining Company	Nevada, USA	84-1248481
Berg General Partner Corp.	British Columbia, Canada	N/A
Berg Metals Limited Partnership	British Columbia, Canada	N/A
Blue Pearl Mining Inc.	British Columbia, Canada	N/A
Terrane Metals Corp.	British Columbia, Canada	27-4866870
Thompson Creek Services ULC	British Columbia, Canada	N/A
Thompson Creek Mining Ltd.	Yukon, Canada	27-4564404

USE OF PROCEEDS

        Except as we may otherwise set forth in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement or term sheet. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Three months ended March 31, 2012	Three months ended March 31, 2011
			Fiscal Year ended December 31,
			2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	(1)	109.4x	59.3x	134.9x	(2)	20.6x(3)	5.8x

(1)
For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges by $11.0 million.

(2)
For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $54.0 million.

  Included in earnings for the year ended December 31, 2009 was a non-cash charge related to the change in fair value of our warrants of $93.4 million. This charge was the result of our adopting new accounting rules that were not effective until January 1, 2009.

(3)
The earnings for the year ended December 31, 2008 included a charge of $68.2 million related to the write-down of goodwill.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        If we offer common shares, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price and information regarding our common share prices as reflected on the New York Stock Exchange and/or on the Toronto Stock Exchange, as applicable, including a recent reported last sale price of the common shares. Our authorized share capital consists of an unlimited number of common shares, no par value.

        The following description of our common stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the Business Corporations Act (British Columbia) (the "BCBCA").

        Voting Rights.    Holders of our common shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.

        Rights Upon Liquidation, Dissolution or Winding Up.    Upon the liquidation, dissolution or winding up of the Company holders of our common shares are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation.

        Other Provisions.    Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Notice of Articles, Certificate of Continuation or Articles of Continuance which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being resident of Canada.

First Preferred Stock

        Our authorized share capital consists of an unlimited number of first preferred stock, no par value, issuable in series. No first preferred shares are currently issued and outstanding. The following description of our first preferred stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA.

        Holders of first preferred stock have priority in payments of dividends, return of capital and in distribution of assets in the event of liquidation, dissolution or wind-up of the Company. They are entitled to receive fixed, cumulative and preferential dividends when declared by our Board of Directors. Holders of first preferred shares are not entitled as of right to subscribe for or purchase or receive any issue of shares of the Company. Our Board of Directors may not create a class of shares ranking in priority to the first preferred shares without the approval of the holders of first preferred shares.

        Undesignated shares of first preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as our Board of Directors shall from time to time fix by resolution. Thus, unless a specific shareholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our Board of Directors could authorize the issuance of first preferred shares with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock.

        The applicable prospectus supplement or term sheet relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

  •
  the specific designation, number of shares, seniority and purchase price;

  •
  any liquidation preference per share;

  •
  any date of maturity;

  •
  any redemption, repayment or sinking fund provisions;

  •
  any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

  •
  any voting rights;

  •
  if other than the currency of the United States, the currency or currencies (including composite currencies) in which such first preferred shares is denominated and in which payments will or may be payable;

  •
  the method by which amounts in respect of such series of first preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

  •
  whether such series of first preferred shares is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

  •
  the place or places where dividends and other payments on such series of first preferred shares will be payable; and

  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

        As described under "Description of Depositary Shares" below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of first preferred shares) in a share of the particular series of first preferred shares issued and deposited with a depositary.

Anti-Takekover Effects of Provisions of our Articles of Continuance and of Canadian Securities Laws

        Provisions of our Articles of Continuance and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles of Continuance:

  •
  permit our Board of Directors to issue an unlimited number of first preferred stock with any rights, preferences and privileges as they may designate; and

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives the Canadian securities laws can be prohibitive to takeover bids and among other things:

  •
  prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

  •
  require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

  •
  an offeror must prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

  •
  before making a takeover bid, an offeror must make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial. This oppression remedy could be claimed by a shareholder at any time, and may serve to deter a takeover bid.

Limitations on Liability and Indemnification of Officers and Directors

        The BCBCA establishes a two-year limitation period in which to commence proceedings against a director for a breach of the BCBCA pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles; (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares; (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent; (iv) the purchase, redemption, or acquisition of any of the company's shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent; or (v) the payment or giving of an indemnity when the company would otherwise be prevented under the BCBCA. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

        Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the BCBCA, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e., it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors, officers, former directors and officers, and persons who act or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers, and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the BCBCA.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

General

        The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement or term sheet, provides a summary of the material terms and conditions of debt securities that we may issue, but it is not complete. For a complete description of the terms of the debt securities, please refer to the indenture between us and Wells Fargo Bank, National Association, as trustee, under which the debt securities to be offered will be issued.

        The form of indenture for the debt securities has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The terms of a particular series of debt securities will be set forth in a resolution of our Board of Directors, an officers' certificate or a supplemental indenture, and such terms will be described in a prospectus supplement or term sheet. The prospectus supplement or term sheet relating to a particular series of debt securities may or may not modify the general terms of the debt securities found in this prospectus. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement or term sheet relating to that particular series.

        The indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

Terms of Offered Debt Securities to be Described in a Prospectus Supplement or Term Sheet

        The applicable prospectus supplement or term sheet accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

  •
  the title of the debt securities;

  •
  whether the debt securities are senior, senior subordinated or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

  •
  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

  •
  any right to defer payment of interest and the maximum length of any deferral period;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which we may redeem the debt securities;

  •
  the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  whether the debt securities are guaranteed by any of our subsidiaries;

  •
  the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

  •
  if other than $1,000 and any integral multiple thereof, denominations in which debt securities will be issued;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

  •
  any additions to, changes in or deletions from the events of default in the indenture;

  •
  any additions or changes with respect to the other covenants in the indenture;

  •
  the terms and conditions, if any, upon which the debt securities may be convertible into common stock, first preferred stock or other securities;

  •
  the applicability of the defeasance provisions to a series of debt securities issued under the indenture;

  •
  whether the debt securities will be issued in the form of global securities or certificates;

  •
  form of the debt securities of the series;

  •
  if the principal amount payable at the stated maturity will not be determinable as of any date(s) prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose;

  •
  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion shall be determined;

  •
  terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

  •
  if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary for such global security and the form of any legend or legends to be borne by any such global security;

  •
  any trustee, authenticating or paying agent, transfer agent, registrar or other agent;

  •
  covenants, definitions or other terms which apply to the debt securities of the series;

  •
  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

  •
  the terms and conditions of any warrants that may be issued in connection with the debt securities;

  •
  the securities exchange or quotation system, if any, where the debt securities will be listed or quoted and any CUSIP number, if any; and

  •
  any other terms of the debt securities.

        The prospectus supplement or term sheet may also describe certain Canadian and U.S. federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.

        In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement or term sheet.

        We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement or term sheet.

Conversion or Exchange Rights

        The terms on which a series of notes may be convertible into or exchangeable for common stock, first preferred stock or other of our securities will be described in a prospectus supplement or term sheet. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock, first preferred stock or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

        Unless otherwise noted in the applicable prospectus supplement or term sheet, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

  •
  any successor corporation is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or the laws of Canada or any province or territory thereunder;

  •
  the successor corporation expressly assumes all of our obligations under the applicable indenture and any debt securities issued under the indenture;

  •
  there is no event of default immediately after giving effect to the merger, consolidation or sale; and

  •
  we deliver an opinion of counsel and officers' certificate to the trustee stating that the transaction and supplemental indenture (if any) comply with the indenture.

        The successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, other than in the case of a lease, will be released from the obligation to pay the principal of, premium, if any, and interest, if any, on debt securities.

        Notwithstanding the foregoing:

  •
  any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary, and

  •
  the Company may merge with an affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof, the District of Columbia or Canada to realize tax or other benefits.

Covenants

        Under the indenture, we will agree to:

  •
  maintain an office or agency as a place of payment;

  •
  promptly pay the principal and interest and premium, if any, on the debt securities of each series;

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  file with the SEC and provide the trustee and holders of the debt securities certain periodic reports;

  •
  deliver to the trustee within 120 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

  •
  deposit sufficient funds with any paying agent or trust, on and before the applicable due date, to satisfy any principal, interest or premium.

        As described in the prospectus supplement or term sheet relating to any particular debt securities, the terms of such debt securities may contain covenants limiting:

  •
  the incurrence of debt by us or our subsidiaries;

  •
  the making of payments by us or our subsidiaries;

  •
  mergers, consolidations and similar transactions;

  •
  the use of proceeds from any asset sale;

  •
  issuances of stock by our subsidiaries;

  •
  the sale or other conveyance of assets by us or our subsidiaries;

  •
  transactions between us and our affiliates; and

  •
  the imposition of any liens on our or our subsidiaries' assets.

        Any additional covenants applicable to any particular series of debt securities will be described in a prospectus supplement or term sheet.

Events of Default Under the Indenture

        Unless otherwise indicated in a prospectus supplement or term sheet, the following will be events of default under the indenture with respect to any series of debt securities issued:

  •
  failure to pay interest when due, if the failure continues for 30 days;

  •
  failure to pay the principal or premium, if any, when due;

  •
  failure to comply with obligations under "—Consolidation, Merger or Sale" above;

  •
  failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice of such failure from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

  •
  certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.

        A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement or term sheet relating to that series.

        If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if written notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.

        The holders of a majority in principal amount of all outstanding debt securities may waive any default or event of default and its consequences, except (a) a default or event of default regarding payment of principal, premium, if any, or interest; (b) a default arising from the failure to redeem or purchase and debt security when required pursuant to the indenture; or (c) a default in respect of a provision that under the indenture cannot be amended without the consent of each holder affected.

        Any waiver will be deemed to cure the default or event of default to which the waiver relates.

        Subject to the terms of the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of all affected series, as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the affected series, provided that:

  •
  it is not in conflict with any law or the indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

  •
  subject to its duties under the Trust Indenture Act of 1939 (the "TI Act"), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity satisfactory to the trustee to institute the proceedings as trustee; and

  •
  the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.

Subordination of Subordinated Debt Securities

        The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the indenture, to the extent described in the prospectus supplement or term sheet accompanying such series.

Defeasance and Covenant Defeasance

        Unless the prospectus supplement or term sheet describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as "legal defeasance" and "covenant defeasance." Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

        To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, such opinion as to U.S. federal income tax consequences must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We must also meet other conditions, such as there being no events of default.

The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.

        Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of Indenture; Waiver

        We and the trustee may, without the consent of any holders, change the terms of the indenture with respect to certain matters, including:

  •
  to cure any ambiguity, omission, defect or inconsistency in the indenture;

  •
  to provide for the assumption by a successor corporation of our obligations under the indenture;

  •
  to provide for uncertificated securities in addition to or in place of certificated securities; provided, however, that the uncertificated securities are issued in registered form for purposes of section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  to add guarantees with respect to the debt securities or to confirm and evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

  •
  to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

  •
  to make any change that does not adversely affect the rights of any holder in any material respect, subject to the provisions of the indenture;

  •
  to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the TI Act;

  •
  to make any amendment to the provisions of the indenture relating to form, authentication, transfer and legending of such debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in such securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of holders to transfer such securities;

  •
  to convey, transfer, assign, mortgage or pledge as security for the debt securities of such series any property or assets;

  •
  in the case of subordinated securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

  •
  to provide for the conversion rights of holders of debt securities in certain events such as consolidation, merger, sale of substantially all of the Company or similar transaction;

  •
  to reduce the conversion price, if applicable, of any debt securities;

  •
  to add additional events of default (and, if such events of default are to be applicable to less than all series of debt securities, stating that such events of default are expressly being included solely to be applicable to such series);

  •
  to change or eliminate any restrictions on the payment of principal (or premium, if any) of debt securities, provided that any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

  •
  to change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (b) become effective only when there is no such debt security outstanding;

  •
  to establish the initial form, authentication, transfer, legending or terms of debt securities and coupons of any series pursuant to the indenture; and

  •
  to make any other changes that would provide any additional rights or benefits to holders of debt securities that do not adversely affect in any material respect the legal rights under the indenture of any such holder.

        In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

  •
  reducing the principal amount, reducing the rate of or extending the time of payment for interest, extending the stated maturity of any debt security, or reducing any premium payable upon the redemption of any debt securities;

  •
  in the case of any subordinated debt securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

  •
  make any debt security payable in money or securities other than that stated in such debt security;

  •
  impair the right of any holder to receive payment of principal of, and interest on, such holder's debt securities on or after the due dates therefore or to institute a suit for the enforcement of any payment on or with respect to such holder's debt securities;

  •
  reduce the amount of debt securities of any series whose holders must consent to a supplemental indenture; or

  •
  make any change with respect to the holders' right to waive past defaults or compliance with the indenture, except to increase the percentage required or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.

        Also, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the indenture or a particular series of debt securities, will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as "DTC") or another depositary named by us and identified in a prospectus supplement or term sheet with respect to the series.

        The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.

        Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

        The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement or term sheet provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

        To the extent material and not otherwise described in this prospectus, the prospectus supplement or term sheet will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

        At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

        Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement or term sheet. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.

        If the debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Guarantees

        The applicable prospectus supplement or term sheet may provide that the subsidiary guarantors named herein or one or more other subsidiaries of Thompson Creek will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on debt securities issued under the indenture and all other obligations of Thompson Creek under the indenture. The terms of such guarantees, if any, including the ranking and termination provisions thereof, will be described in the applicable prospectus supplement or term sheet.

Regarding the Trustee

        The trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or adequate indemnity is reasonably assured to it. The trustee provides banking and other services to us in the ordinary course of business. From time to time, we may appoint one or more co-trustees with respect to a particular series of debt securities.

Paying Agents and Payment

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.

        Principal of, premium, if any, and interest on the debt securities of a particular series will be payable, net of any applicable withholding tax, at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement or term sheet, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement or term sheet, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement or term sheet. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law thereof.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of first preferred stock rather than full shares of first preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of first preferred stock. The shares of any series of first preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the first preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the first preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of first preferred stock.

General

        We may, at our option, elect to have shares of any series of first preferred stock be represented by depositary shares. The shares of any series of first preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least US$50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of first preferred stock underlying such depositary share, to all the rights and preferences of such series of first preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of first preferred stock described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of first preferred stock underlying the depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of first preferred stock, net of any applicable withholding tax, to the record holders of depositary shares representing such first preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

        The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of first preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

        If any first preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

        If a series of first preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of first preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of first preferred stock underlying the depositary shares. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes. Whenever we redeem a series of first preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of first preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

        Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of first preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of first preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of first preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of first preferred stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of first preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the first preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of first preferred stock and any exchange or redemption of such series of first preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series first preferred stock represented by the depositary receipts.

        Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or first preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting first preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of first preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of first preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our common stock, first preferred stock or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The following description of warrants that we may offer, together with the additional information included in any prospectus supplement or term sheet, summarizes the material terms and provisions of the warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in the applicable prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

General

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that will be described in the prospectus supplement or term sheet relating to the warrants. A form of warrant agreement, including a form of warrant certificate representing the warrants, reflecting the alternative provisions that may be included in the warrant agreements to be entered into with respect to particular offerings of warrants, will be filed with the SEC in connection with the offering of warrants. As explained below, each warrant will entitle its holder to purchase securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement or term sheet.

Terms of the Warrants to be Described in the Prospectus Supplement or Term Sheet

        The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

  •
  the title of the warrants;

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  the price or prices at which the warrants will be issued, if any;

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  the designation and terms of the common stock, first preferred stock or debt securities for which the warrants are exercisable;

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  if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

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  if applicable, the date on and after which the warrants and the other securities will be separately transferable;

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  the number of shares of common stock or first preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

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  anti-dilution provisions of the warrants, if any;

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  with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  if applicable, a discussion of any material Canadian and U.S. federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. Holders of warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or exercise any rights whatsoever as shareholders.

        If there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or first preferred stock into which that warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Warrants

        Unless otherwise provided in the applicable prospectus supplement or term sheet, each warrant will entitle the holder to purchase for cash the securities covered by the warrant at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet. Warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement or term sheet. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised warrants will become void.

        Warrants may be exercised as set forth in the prospectus supplement or term sheet relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet, we will, as soon as practicable, forward the securities purchasable upon exercise of the warrants to the person entitled to them. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modifications

        The warrant agreement may be amended or supplemented by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment or supplement may not adversely affect the interest of the holders of warrant certificates in any material respect. We and the warrant agent also may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each holder affected by the modification or amendment:

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  an increase in the exercise price of the warrants;

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  a shortening of the period of time during which the warrants may be exercised;

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  any material and adverse change that affects the exercise rights of the holders of the warrants; or

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  a reduction in the number of warrants whose holders must consent to the modification or amendment of the warrant agreement or the terms of the warrants.

Merger, Consolidation, Sale or Other Dispositions

        Under the warrant agreement, we may consolidate with, or sell or convey all or substantially all of our assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of our assets, the successor or assuming corporation will succeed to and be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will then be relieved of any further obligation under the warrant agreement or under the warrants.

Enforceability of Rights

        The warrant agent will act solely as our agent in connection with the issuance and exercise of warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a warrant certificate or any owner of a beneficial interest in warrants. The holders of warrant certificates, without the consent of the warrant agent, the holder of any securities issued upon exercise of warrants or the holder of any other warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise warrants evidenced by their warrant certificates.

Governing Law

        Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units ("stock purchase units") consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts ("prepaid securities") upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material Canadian and U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement or term sheet, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, DTC and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

  •
  be entitled to have the securities registered in their names; or

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  receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made, net of any applicable withholding tax, to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement or term sheet, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement or term sheet relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement or term sheet also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement or term sheet.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at varied prices determined at the time of sale; or

  •
  at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement or term sheet.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement or term sheet relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement or term sheet. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

  •
  block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through the writing of options; or

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement or term sheet, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement or term sheet will be listed on the NYSE and TSX or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

VALIDITY OF THE SECURITIES

        Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the validity of the securities. Brownstein Hyatt Farber Schreck, LLP, will provide an opinion regarding certain matters under Nevada law. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. Lackowicz Hoffman LLP will provide an opinion regarding certain matters under the laws of Yukon, Canada. Any underwriters may also be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The reports "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and "Technical Report Endako Molybdenum Mine" dated September 12, 2011 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by John M. Marek, P.E., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") have been prepared by Michael J. Lechner, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The mineral reserve and mine plan contained in the report "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 23, 2009 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by Herbert E. Welhener, MMSA-QPM which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia" dated June 26, 2009 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by Darin Labrenz, P. Geo, which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon reports of such person given his authority as an expert in such field. Darin Labrenz is a former Director of Exploration for the Company, including at the time of issuance of the report.